Exhibit 99.1

February 12, 2007

Board of Directors

The Mills Corporation

5425 Wisconsin Avenue, Suite 500

Chevy Chase, Maryland 20815

Ladies and Gentlemen:

Simon Property Group, Inc. (“SPG”), on behalf of Simon Property Group, L.P. (“Simon LP”), and Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., and Tinicum Partners, L.P. (collectively, the “Farallon Funds”), on their own behalf, are pleased to submit, subject to the terms and conditions contained herein, the following irrevocable and legally binding offer (the “Binding Offer”) to acquire The Mills Corporation (“Mills”) and The Mills Limited Partnership (“TMLP”) in a transaction that we believe is more favorable to Mills’ shareholders than the transaction provided for in the Agreement and Plan of Merger, dated as of January 17, 2007, by and among Brookfield Asset Management Inc. (“Brookfield”), Mills and TMLP (the “Prior Agreement”).

Please find attached the following Exhibits to this Binding Offer:

•

Attached as Exhibit A is an Agreement and Plan of Merger, dated as of February 12, 2007 (the “Merger Agreement”), executed by SPG-FCM Ventures, LLC (“Parent”), SPG-FCM Acquisition, Inc. (“Purchaser Sub”) and SPG-FCM Acquisition, L.P. (“Purchaser LP”). Capitalized terms used in this Binding Offer but not defined herein shall have the meaning given to them in the Merger Agreement.

•	Attached as Exhibits B and C are two letter agreements (the “Equity Commitment Letters”) executed by, respectively, (i) Simon LP and (ii) the Farallon Funds.

•	Attached as Exhibits D and E are two letter agreements (the “Letter Agreements”) executed by, respectively, Simon LP and the Farallon Funds.

•

Attached as Exhibit F is a merger option agreement (the “Option Agreement,” and together with the Merger Agreement, the Equity Commitment Letters and the Letter Agreements, the “Merger Documents”) executed by Parent and Purchaser Sub.

•	Attached as Exhibit G is a Credit and Guaranty Agreement (the “Credit Agreement”) executed by Simon LP as Administrative Agent and Collateral Agent.

We note that each of the Merger Documents has been fully negotiated with your legal counsel. The Merger Documents are not intended to be, and shall not be, legally binding obligations of Parent, Purchaser Sub, Purchaser LP, SPG, Simon LP, or the Farallon Funds until the satisfaction, or waiver by the signatories thereto, of all of the following terms and conditions:

1.	Prior to 11:59 p.m., New York City time, on Monday, February 12, 2007, Mills shall have provided notice in writing to Brookfield, in compliance with Section 5.4(b) of the Prior Agreement, of its intention to terminate the Prior Agreement pursuant to Section 7.1(i) thereof.

2.	Mills shall have delivered to Parent counterparts of each of the Merger Agreement, the Option Agreement, the Credit Agreement and the Letter Agreements executed by Mills and, in the case of the Merger Agreement and the Credit Agreement, by TMLP and any other necessary parties controlled by Mills.

3.	The funding under the Credit Agreement shall have occurred.

4.	Simultaneously with or prior to the execution of the Merger Agreement, the Prior Agreement shall have been terminated.

5.	None of the events specified in any of paragraphs (a), (b), (c) (assuming the Merger Agreement had been in full force and effect from and after February 12, 2007, to the extent performance was required prior to latest of the satisfaction of the conditions set forth in 1, 2, and 3 above), (e), (f) and (g) of Annex I to the Merger Agreement shall have occurred and be continuing, and Mills shall have delivered a certificate of an executive officer of Mills, dated as of the date of the execution and delivery of the Merger Agreement by Mills and TMCP, certifying to such effect.

SPG agrees that, upon the satisfaction or waiver of the conditions set forth above, and concurrently with the termination of the Prior Agreement, SPG shall provide (or shall cause others to provide) cash in immediately available funds to Mills sufficient to pay the Brookfield Termination Fee pursuant to the terms set forth in the Merger Agreement and the Credit Agreement and to repay the full amount under the Restated Credit and Guaranty Agreement, dated as of January 17, 2007, among TMLP, Mills, certain of Mills’ subsidiaries and Brookfield, plus all accrued interest and fees (including any fees payable as a result of such repayment).

The Merger Documents are dated as of February 12, 2007. Accordingly, even though such Merger Documents may not be executed by Mills and TMLP until February 16, 2007, none of Parent, Purchaser Sub or Purchaser LP shall waive any of its rights under the Merger Agreement to terminate the Agreement in accordance with the terms of the Merger Agreement as a result of acts, events, developments, conditions or circumstances occurring on or after February 12, 2007.

2

If Mills intends to execute and deliver the Merger Documents and the Credit Agreement prior to February 16, 2007, it shall provide each of SPG and the Farallon Funds with at least one full business day’s prior written notice of such intention.

This Binding Offer, the Merger Documents, and the Credit Agreement are conditioned upon the satisfaction or waiver of the conditions set forth above and, unless such conditions have been satisfied or waived on or prior to 10:00 a.m. on Friday, February 16, 2007 (or, in the case of the condition set forth in paragraph 1 above, 11:59 p.m. on Monday, February 12, 2007), this Binding Offer, the Merger Documents, and the Credit Agreement shall be null and void and have no force or effect.

(signature page follows)

3

Sincerely,

Simon Property Group, Inc.

By:	/s/ David Simon
David Simon
Chief Executive Officer

Farallon Capital Partners, L.P.

By:	Farallon Partners, L.L.C.,
its general partner

By:	/s/ Richard B. Fried
Richard B. Fried, Managing Member

Farallon Capital Institutional Partners, L.P.

By:	Farallon Partners, L.L.C.,
its general partner

By:	/s/ Richard B. Fried
Richard B. Fried, Managing Member

Farallon Capital Institutional Partners II, L.P.

By:	Farallon Partners, L.L.C.,
its general partner

By:	/s/ Richard B. Fried
Richard B. Fried, Managing Member

Farallon Capital Institutional Partners III, L.P.

By:	Farallon Partners, L.L.C.,
its general partner

By:	/s/ Richard B. Fried
Richard B. Fried, Managing Member

4

Tinicum Partners, L.P.

By:	Farallon Partners, L.L.C.,
its general partner

By:	/s/ Richard B. Fried
Richard B. Fried, Managing Member

cc:	Adam O. Emmerich

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

J. Warren Gorell, Jr.

Hogan & Hartson, L.L.P.

Columbia Square

555 Thirteenth Street, N.W.

Washington, D.C. 20004

Peter E. Baccile

Thomas A. Grier

J.P. Morgan Securities, Inc.

277 Park Avenue

New York, New York 10172

Michael J. Graziano

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

5

Exhibit A

AGREEMENT AND PLAN OF MERGER

dated as of February 12, 2007

by and among

SPG-FCM VENTURES, LLC,

SPG-FCM ACQUISITION, INC.,

SPG-FCM ACQUISITION, L.P.,

THE MILLS CORPORATION,

and

THE MILLS LIMITED PARTNERSHIP

- ii -

- iii -

TABLE OF CONTENTS

Page

ARTICLE IX
CERTAIN DEFINITIONS

Section 9.1	Certain Definitions	79

Exhibit A	Form of Tax Opinion for Offer
Exhibit B	Form of Tax Opinion for One-Step Merger
Exhibit C	Company Knowledge Persons
Exhibit D	Parent Knowledge Persons

- iv -

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of February 12, 2007 (this “Agreement”), is by and among SPG-FCM Ventures, LLC, a Delaware limited liability company (“Parent”), SPG-FCM Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser Sub”), SPG-FCM Acquisition, L.P., a Delaware limited partnership (“Purchaser LP”), The Mills Corporation, a Delaware corporation (the “Company”), and The Mills Limited Partnership, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”).

RECITALS

WHEREAS, the Company, the Operating Partnership and Brookfield Asset Management Inc. (“Brookfield”) entered into an Agreement and Plan of Merger, dated as of January 17, 2007 (the “Prior Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement by the Company, the Company terminated the Prior Agreement in accordance with its terms, and paid to Brookfield the Break-Up Fee and Expenses (each as defined in the Prior Agreement) due under the Prior Agreement (such Break-Up Fee and Expenses, collectively, the “Brookfield Termination Fee”);

WHEREAS, concurrently with the execution and delivery of this Agreement by the Company, the Company has repaid in full the outstanding balances, plus all accrued interest and fees (including fees resulting from such repayment) and other amounts (including counsel fees) owing, under the Restated Credit and Guaranty Agreement, dated as of January 17, 2007, among the Operating Partnership, the Company, certain of the Company’s Subsidiaries and Brookfield (the “Brookfield Loan”) (such amount, the “Repayment Amount”);

WHEREAS, concurrently with the execution and delivery of this Agreement by the Company, Simon Property Group, L.P. (the “Simon Operating Partnership”), as Administrative Agent and Collateral Agent, has loaned, pursuant to the Credit and Guaranty Agreement, dated as of the date hereof (the “Credit Agreement”), by and among the Operating Partnership, the Company, certain of the Company’s Subsidiaries, and the Simon Operating Partnership, an amount of cash to the Company equal to the sum of (i) the Brookfield Termination Fee, (ii) the Repayment Amount, and (iii) any amount owed to the Simon Operating Partnership under the Credit Agreement as of the date of execution of the Credit Agreement, including closing date fees and counsel fees;

WHEREAS, pursuant to this Agreement and subject to the terms and conditions set forth herein, Parent has agreed to commence a cash tender offer (such tender offer, as it may be amended and supplemented from time to time as permitted by this Agreement, the “Offer”) to purchase issued and outstanding shares of voting common stock, par value $0.01 per share, of the Company (the “Company Common Shares”) at a price per share of $24.00 net to the sellers in cash without interest (such amount or any greater amount per share paid pursuant to the Offer being hereafter referred to as the “Offer Price”);

WHEREAS, it is proposed that, on the terms and subject to the conditions set forth in this Agreement, the Company and Purchaser Sub shall engage in the Merger, pursuant to which each of the Company Common Shares shall be converted into the right to receive the Offer Price, without interest, except for (i) Company Common Shares held by holders who comply with the provisions of the DGCL regarding the right of stockholders to dissent from the Merger and require appraisal of their shares and (ii) Company Common Shares held in the treasury of the Company and any shares owned by Parent, Purchaser Sub or any other wholly owned Subsidiary of Parent;

WHEREAS, it is proposed that, on the terms and subject to the conditions set forth in this Agreement, the Operating Partnership and Purchaser LP shall engage in the Partnership Merger, pursuant to which each of the common units of limited partnership interest in the Operating Partnership (“LP Units”) shall be converted into the right to receive the Merger Consideration or, to the extent provided herein, to exchange interests in the Operating Partnership for interests in the Simon Operating Partnership, upon the terms set forth herein;

WHEREAS, the Company and Parent have entered into a Short Form Merger Option Agreement, dated as of the date hereof (the “Merger Option Agreement”), pursuant to which the Company has granted Parent an option to purchase Company Common Shares upon the terms and subject to the conditions set forth in the Merger Option Agreement;

WHEREAS, the respective boards of directors of the Company, Parent and Purchaser Sub have each determined that the Offer, the Merger and the other transactions contemplated by this Agreement are fair to, advisable and in the best interests of their respective stockholders and have approved this Agreement and the transactions contemplated by this Agreement, including the Merger, and the board of directors of the Company is recommending that the holders of Company Common Shares accept the Offer, tender their Company Common Shares into the Offer, approve the Merger and adopt this Agreement; and

WHEREAS, (i) the Company, as the general partner of the Operating Partnership, and Purchaser Sub, as the general partner of Purchaser LP, have each approved, on behalf of the Operating Partnership and Purchaser LP, respectively, this Agreement and the transactions contemplated by this Agreement, including the Partnership Merger, (ii) the Company, in its capacity as general partner of the Operating Partnership, has determined that the Partnership Merger and the transactions contemplated by this Agreement comply with the terms of the limited partnership agreement of the Operating Partnership and applicable Law, including the DRULPA, and (iii) Purchaser Sub, in its capacity as the general partner of Purchaser LP, has determined that the Partnership Merger and the transactions contemplated by this Agreement comply with the terms of the limited partnership agreement of Purchaser Sub and applicable Law, including the DRULPA.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to conditions hereof, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE OFFER AND THE MERGERS

Section 1.1 The Offer.

(a) Provided that this Agreement shall not have been terminated in accordance with Article VII, and none of the events set forth in paragraphs (a), (b), (c) (to the extent performance is required theretofore), (e) and (f) of Annex I hereto shall have occurred and be continuing, as promptly as practicable and in any event within ten Business Days after the date hereof, Parent shall commence (within the meaning of Rule 14d-2 under the Exchange Act) an offer to purchase all outstanding Company Common Shares at the Offer Price, and shall, upon commencement of the Offer but after affording the Company reasonable opportunity to review and comment thereon, file a Schedule TO and all other necessary documents with the Securities and Exchange Commission (the “SEC”) and make all deliveries, mailings and telephonic notices required by Rule 14d-3 under the Exchange Act, in each case in connection with the Offer (the “Offer Documents”), and shall use its commercially reasonable efforts to consummate the Offer, subject to the terms and conditions thereof. Subject to the terms and conditions of this Agreement and to the satisfaction or waiver of the conditions set forth in Annex I hereto (the “Tender Offer Conditions”), Parent shall, as soon as possible after the expiration of the Offer (or, if applicable, the expiration of the “initial offering period”), accept for payment, and pay for (after giving effect to any required withholding Tax), all Company Common Shares validly tendered pursuant to the Offer and not withdrawn (the first date of acceptance for payment, the “Acceptance Date”). Parent and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and Parent shall take all steps necessary to cause the Schedule TO, as so corrected or supplemented, to be filed with the SEC and the Offer Documents, as so corrected or supplemented, to be disseminated to holders of shares, in each case as and to the extent required by applicable Federal securities laws. Parent shall provide the Company with (in writing, if written), and shall consult with the Company regarding, any comment (written or oral) that may be received by Parent or its counsel from the SEC or its staff with respect to the Offer Documents as promptly as practicable after receipt thereof. The Company and its counsel shall be given a reasonable opportunity to review and comment on any such written and oral comments and proposed responses.

(b) Without the prior written consent of the Company, Parent shall not decrease the Offer Price or change the form of consideration payable in the Offer, decrease the number of Company Common Shares sought to be purchased in the Offer, impose additional conditions to the Offer or amend any other term of the Offer in any manner adverse to the holders of Company Common Shares. Parent may, in its sole and absolute discretion, increase the price per Company Common Share payable in the Offer without the consent of the Company. The initial expiration date of the Offer shall be the twentieth business day (as such term is defined in Rule 14d-1(g)(3) under the Exchange Act) following the commencement of the Offer (determined using Rules 14d-1(g)(3) and 14d-2 promulgated under the Exchange Act). Parent expressly reserves the right to waive any condition to the Offer (provided that any waiver of the Minimum Tender Condition shall require the prior written consent of the Company) or modify the terms of the Offer, subject to compliance with the Exchange Act and the first sentence of this subsection (b); provided that all such modifications to the terms of the Offer (other than a modification to increase the Offer Price or to waive a condition to the Offer) shall not, in the aggregate, reasonably be expected to delay the Acceptance Date by more than ten Business Days after the first public dissemination of notice of any such modification. Except as expressly provided in this subsection (b), Parent shall not extend the Offer if all of the conditions of the Offer are satisfied or waived and it is permitted under applicable Law to accept for payment and pay for tendered shares. Notwithstanding the foregoing, Parent shall extend the Offer at any time, and from time to time: (1) if at the then-scheduled expiration date of the Offer any of the Tender Offer Conditions shall not have been satisfied or waived, until such time as such conditions are satisfied or waived; provided that any extension shall be in increments of not more than three Business Days (unless a longer period of time is agreed to by the Company in writing, such agreement not to be unreasonably withheld); (2) for any period required by any rule, regulation, interpretation or position of the SEC or its staff applicable to the Offer; or (3) if all of the Tender Offer Conditions are satisfied or waived, and Company Common Shares have been accepted for payment, but the number of Company Common Shares acquired by Parent (together with other Company Common Shares owned of record by Parent or its Affiliates) is less than 90% of the then outstanding number of Company Common Shares, for an aggregate period of not more than ten Business Days (for all such extensions pursuant to this clause (3)) as a “subsequent offering period” in accordance with Rule 14d-11 of the Exchange Act. Nothing contained in this paragraph shall affect any termination rights in Article VII. Subject to the terms of the Offer and this Agreement and the satisfaction of all the Tender Offer Conditions as of any date on which the Offer is scheduled to expire, Parent will accept for payment and pay for all Company Common Shares validly tendered and not validly withdrawn pursuant to the Offer as soon as practicable after such date.

Section 1.2 Company Actions.

(a) The Company shall, after affording Parent a reasonable opportunity to review and comment thereon, file with the SEC and mail to the holders of Company Common Shares, as promptly as practicable on the date of the filing by Parent and the Purchaser Sub of the Offer Documents, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the “Schedule 14D-9”) reflecting the recommendation of the Company Board of Directors that holders of Company Common Shares tender their Company Common Shares pursuant to the Offer and shall disseminate the Schedule 14D-9 and the Offer Documents to the stockholders of the Company as required by Rule 14d-9 promulgated under the Exchange Act. The Schedule 14D-9 will set forth, and the Company hereby represents, that the Company Board of Directors, at a meeting duly called and held at which a quorum was present throughout, has (i) determined that each of the Offer and the Merger is advisable and in the best interests of the Company and its stockholders, (ii) approved the Offer and this Agreement in accordance with the DGCL, (iii) recommended acceptance of the Offer and that holders of Company Common Shares tender their shares into the Offer and adoption of this Agreement by the Company’s stockholders if such adoption is required by applicable Law (the “Company Recommendations”), and (iv) taken all other action necessary to exempt Parent and its Affiliates from any provision contained in the Company Charter or Company Bylaws imposing ownership limits on Company Common Shares or causing Company Common Shares to be “Excess Stock”, including the provisions of Article XII of the Company Charter, with respect to the formation of Parent and the stock ownership of the owners of Parent, the acquisition of Shares pursuant to the Offer or at any time before or after the purchase of Company Common Shares in the Offer, the Merger, and the Partnership Merger, in each case assuming the accuracy of the representations in Section 4.7(b) and in each case to the extent consistent with the Company’s continued qualification as a REIT under the Code and as a “domestically-controlled” REIT under the Code; provided, however, that the Company Recommendations may be withdrawn, modified or amended in a manner adverse to Parent or the other Purchaser Parties (a “Change in Recommendation”) only prior to the acceptance for payment of Company Common Shares pursuant to the Offer and in any case only to the extent permitted by Section 5.2(c) (and then only after compliance with Section 5.4). The Company hereby consents to the inclusion in the Offer Documents of the Company Recommendations (provided, that if there has been a Change in Recommendation, such change shall be reflected in the Offer Documents or amendments thereto). The Company agrees reasonably promptly to correct the Schedule 14D-9 if and to the extent that it shall become false or misleading in any material respect (and Parent, with respect to written information supplied by it specifically for use in the Schedule 14D-9, shall promptly notify the Company of any required corrections of such information and cooperate with the Company with respect to correcting such information) and to supplement the information contained in the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use reasonable best efforts to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the Company’s stockholders to the extent required by applicable Federal securities laws. The Company shall provide Parent (in writing, if written), and consult with Parent regarding, any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 as promptly as practicable after receipt of such comments.

(b) In connection with the Offer, the Company will promptly furnish Parent with mailing labels, security position listings, non-objecting beneficial owner lists and any available listing or computer list containing the names and addresses of the record holders of the Company Common Shares as of the most recent practicable date and shall furnish Parent with such additional available information (including updated lists of holders of Company Common Shares and their addresses, mailing labels and lists of security positions and non-objecting beneficial owner lists) and such other assistance as the Parent or its agents may reasonably request in communicating the Offer to the Company’s record and beneficial stockholders. Subject to the requirements of applicable Laws, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent, the Purchaser Sub and their Affiliates, associates, agents and advisors, shall keep such information confidential and use the information contained in any such labels, listings and files only in connection with the Offer and the Merger and, should the Offer terminate or if this Agreement shall be terminated, will deliver to Company all copies of such information then in their possession.

Section 1.3 Directors.

(a) Subject to compliance with applicable Laws, promptly upon the payment by Parent for Company Common Shares pursuant to the Offer and from time to time thereafter Parent shall be entitled to designate such number of directors rounded up to the next whole number, on the Company Board of Directors as is equal to the product of the total number of directors on the Company Board of Directors (determined after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Company Common Shares beneficially owned by Parent and its Affiliates bears to the total number of Company Common Shares then outstanding (including Company Common Shares that are accepted for payment, but excluding any shares held by the Company or any of its Subsidiaries), and the Company shall, upon request of Parent, promptly take all actions necessary to cause Parent’s designees to be so elected, including, if necessary, seeking the resignations of one or more existing directors; provided, however, that Parent shall be entitled to designate at least a majority of the directors on the Company Board of Directors (as long as Parent and its Affiliates beneficially own a majority of the outstanding Company Common Shares, which for these purposes shall exclude any Company Common Shares held by the Company or any of its Subsidiaries); and provided, further, that prior to the Merger Effective Time, the Company Board of Directors shall always have at least two members who are (1) not officers, directors, employees or designees of Parent or any of its Affiliates (“Purchaser Insiders”) or officers or directors of Affiliates of the Company (other than by reason of being directors of the Company) or officers or directors of any Joint Venture partner or participant (other than the Company) or its Affiliates (“Interested Persons”), (2) members of the Company Board of Directors as of the date hereof, and (3) reasonably satisfactory to Parent. If the number of directors who are not Purchaser Insiders is reduced below two prior to the Merger Effective Time, the remaining director who is not a Purchaser Insider shall be entitled to designate a Person to fill such vacancy who is not a Purchaser Insider or Interested Person and who shall be a director not deemed to be a Purchaser Insider or Interested Person for all purposes of this Agreement; provided that if the number of directors who are not Purchaser Insiders is reduced to zero prior to the Merger Effective Time, a majority of the members of the Company Board of Directors at the time of the execution of this Agreement shall be entitled to designate two Persons to fill such vacancies who are not Purchaser Insiders or Interested Persons and who are reasonably satisfactory to Parent and who shall be directors not deemed to be Purchaser Insiders for all purposes of this Agreement.

(b) The Company’s obligations to appoint Parent’s designees to the Company Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f thereunder. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.3. Parent will supply to Company any information with respect to itself and its officers, directors and Affiliates required by such Section and Rule.

(c) Following the election or appointment of Parent’s designees pursuant to this Section 1.3 and prior to the Merger Effective Time, any amendment or termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent, the waiver of any of the Company’s rights hereunder, or the taking of any other action by the Company in connection with this Agreement or the transactions contemplated hereby required to be taken by the Company Board of Directors will require the concurrence of the two directors of Company then in office who are not Purchaser Insiders if such amendment, termination, extension or waiver would or could reasonably be expected to have an adverse effect on the stockholders of the Company other than

Parent and its Affiliates. The directors of the Company who are not Purchaser Insiders shall have the authority to retain such counsel (which may include current counsel to the Company) and other advisors at the expense of the Company as determined appropriate by these directors and shall have the authority to institute any action on behalf of the Company to enforce the performance of this Agreement.

Section 1.4 One-Step Merger. In the event that Parent is for any reason prevented by applicable Law from undertaking or consummating the Offer, the Parties shall effect the transactions contemplated hereby through a one-step merger structure in which the Company would merge with and into Purchaser Sub with Purchaser Sub surviving (the “One-Step Merger”) as promptly as practical, including taking the actions set forth in Section 5.2 and subject to the rights of any of the parties hereto to terminate this Agreement as otherwise permitted pursuant by Section 7.1 (which rights shall not be affected by this Section).

Section 1.5 The Mergers.

(a) If a One-Step Merger is not being pursued in accordance with Section 1.4, upon the terms and subject to the conditions set forth in this Agreement, at the Merger Effective Time, Purchaser Sub shall merge with and into the Company (the “Merger”), and the separate existence of Purchaser Sub shall cease. The Company shall continue as the surviving entity in the Merger (the “Surviving Company”) and shall continue its existence under the laws of the State of Delaware, with all its rights, privileges, immunities, powers and franchises. Immediately after the Merger, the Surviving Company shall continue to be a wholly owned or majority-owned subsidiary of Parent. The Merger shall have the effects set forth in the General Corporation Law of the State of Delaware (the “DGCL”).

(b) Whether or not a One-Step Merger is being pursued in accordance with Section 1.4, upon the terms and subject to the conditions set forth in this Agreement, at the Partnership Merger Effective Time, Purchaser LP shall merge with and, subject to the last sentence of Section 5.13(a), into the Operating Partnership (the “Partnership Merger,” and together with the Merger or the One-Step Merger, the “Mergers”), and the separate existence of Purchaser LP shall cease. The Operating Partnership shall continue as the surviving partnership in the Partnership Merger (the “Surviving Partnership”) and shall continue its existence under the laws of the State of Delaware, with all its rights, privileges, immunities, powers and franchises. Immediately after the Partnership Merger, the Surviving Partnership shall be a wholly owned subsidiary of the Surviving Company. The Partnership Merger shall have the effects set forth in the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”).

Section 1.6 Closing. The closing of the Mergers (the “Closing”) will take place at 10:00 a.m., New York City time, on the third (3rd) Business Day after the satisfaction or waiver of all of the conditions (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to the fulfillment or waiver of those conditions) set forth in Article VI (the date of the Closing being the “Closing Date”), at offices in New York, New York designated in writing by Parent, unless another time, date or place is agreed to in writing by the parties.

Section 1.7 Effective Times. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, on the Closing Date, (a) subject to Section 2.8, the Company and Purchaser Sub shall execute and file the Company Certificate of Merger in accordance with, and shall make all other filings or recordings and take all such other action required with respect to the Merger under the DGCL; and (b) the Operating Partnership and Purchaser LP shall execute and file the Partnership Certificate of Merger in accordance with, and shall make all other filings or recordings and take all such other action required with respect to the Partnership Merger under, the DRULPA. The Merger shall become effective when the Company Certificate of Merger has been accepted for record by the Delaware Secretary of State or at such other time as the parties shall agree and specify in the Company Certificate of Merger (the “Merger Effective Time”), and the Partnership Merger shall become effective when the Partnership Certificate of Merger has been accepted for record with the Delaware Secretary of State or at such other time as the parties shall agree and specify in the Partnership Certificate of Merger (the “Partnership Merger Effective Time”), it being understood that the parties shall cause the Merger Effective Time and the Partnership Merger Effective Time to occur concurrently and as soon as practicable after the Closing.

Section 1.8 Tax Characterizations. Subject to Section 1.4, Parent, Purchaser Sub and the Company intend that, for U.S. federal and state income tax purposes, (i) the Offer and the Merger shall, in the case of each holder of Company Common Shares that receives the Offer Price or the Merger Consideration in exchange for such holder’s Company Common Shares, be treated as a taxable purchase of Company Common Shares directly by Parent, and (ii) the Liquidation shall be treated as a distribution of all of the assets of the Company in complete liquidation of the Company described in Sections 331, 336 and 562 of the Code. This Agreement shall constitute, and is hereby adopted as a “plan of liquidation” of the Company for U.S. federal income tax purposes. Subject to the last sentence of Section 5.13(a), Parent, Purchaser LP and the Operating Partnership intend that, for U.S. federal and state income tax purposes, the Partnership Merger shall, in the case of each holder of LP Units that receives the Merger Consideration in the Partnership Merger in exchange for such holder’s LP Units, be treated as a taxable purchase of LP Units directly by Purchaser Sub, and in the case of each Electing Holder, if any, that contributes to the Simon Operating Partnership such holder’s LP Units in exchange for Simon OP Units be treated as a transaction described in Section 721 of the Code; provided, however, that it is acknowledged that there shall be no restriction on the ability of the Simon Operating Partnership to dispose of, pledge or take any other action in respect of LP Units so contributed.

Section 1.9 Organizational Documents. Unless otherwise agreed in writing between the Company and Parent:

(a) The certificate of incorporation of the Company shall be the certificate of incorporation of the Surviving Company following the Merger Effective Time until amended in accordance with its terms and the DGCL. The bylaws of the Company shall be the bylaws of the Surviving Company following the Merger Effective Time until amended in accordance with its terms and the DGCL.

(b) The limited partnership agreement of the Operating Partnership shall be the limited partnership agreement of the Surviving Partnership following the Partnership Merger Effective Time until amended in accordance with its terms and the DRULPA.

Section 1.10 Board of Directors and Officers of the Surviving Company; General Partner of the Surviving Partnership.

(a) The directors of Purchaser Sub and the officers of the Company in office immediately prior to the Merger Effective Time shall, from and after the Merger Effective Time, be the directors and officers respectively, of the Surviving Company, in each case until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal, in accordance with the Surviving Company’s certificate of incorporation and bylaws.

(b) The general partner of the Surviving Partnership immediately after the Partnership Merger Effective Time shall be the Surviving Company, until a successor shall have been duly elected or appointed, in accordance with the Surviving Partnership’s limited partnership agreement.

Section 1.11 Further Assurances.

(a) Parent agrees that the Simon Operating Partnership shall take all action to ensure that the Simon Operating Partnership has authorized a sufficient number of Simon OP Units to effect the Roll-Over Elections and to take such other actions as may reasonably be required to effect the transactions contemplated by this Agreement.

(b) If at any time after the Merger Effective Time the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Company its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either Purchaser Sub or the Company, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Company and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Purchaser Sub and the Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Purchaser Sub or the Company, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Company’s right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Purchaser Sub or the Company and otherwise to carry out the purposes of this Agreement.

(c) From and after the date hereof and prior to the Acceptance Date, Parent and the Company will negotiate in good faith and enter into a management agreement to be effective upon the Acceptance Date pursuant to which an Affiliate of the Simon Operating Partnership will manage the properties of the Company and its controlled Affiliates on customary terms. The management agreement would provide, among other things, for a phase-in of management fees up to a level of 4% of all minimum and percentage rents upon full transition of management services, which would be expected to occur by July 1, 2007.

Section 1.12 Restructuring.

(a) If Parent reasonably believes (after consultation with the Company) that making the Roll-Over Election available to holders of LP Units in the Partnership Merger would reasonably be expected to cause the Closing to be delayed beyond the date on which the Closing would otherwise occur if the Roll-Over Election were not made available because of the ability to complete the Merger pursuant to Section 2.8, the Eligible Holders shall receive in the Partnership Merger a preferred unit of limited partnership interest in the Surviving Partnership (a “Roll-Over Unit”) for each LP Unit, and each Roll-Over Unit will carry only the right to make the Roll-Over Election for the Merger Consideration or Simon OP Units at such time as the Roll-Over Election may reasonably be made under applicable Law (it being agreed that the Purchaser Parties shall use commercially reasonable efforts to provide the Roll-Over Election within sixty days after the Merger Effective Time and except that any Roll-Over Units contributed to the Simon Operating Partnership shall automatically be converted into common units of the Surviving Partnership).

(b) In the event that Parent, after consultation with its outside accountants, reasonably determines in good faith that the Offer, the Merger, and the Liquidation together with the transactions contemplated by Section 5.13, could reasonably be expected not to result in a step-up in the basis of the assets of the Company and the Operating Partnership (assuming the Operating Partnership has in effect or makes an election under Section 754 of the Code) for U.S. federal income tax purposes, then Parent may require the transaction to be restructured in a manner that would, in the reasonable, good-faith judgment of Parent, better assure such tax treatment; provided, however, that any such restructuring shall (i) not affect the consideration contemplated by this Agreement to be received by the holders of Company Common Shares or the holders of LP Units, (ii) (A) result in the receipt by the holders of Preferred Stock of securities that have substantially the same rights, preferences, privileges and voting power as (and in no event shall any differences be materially adverse as compared to) those provided to the Series B Shares, Series C Shares, Series E Shares, Series F Shares and Series G Shares under the applicable certificate of designations, including the same preferential rights to distributions or dividends, and in liquidation, as the securities they are contemplated to receive under the terms hereof, (B) be in accordance with, and shall not contravene, in any material respect, the terms of the certificates of designation of the Preferred Shares and (C) not give rise to the requirement that the holders of any Preferred Shares approve the transaction as so restructured, (iii) not jeopardize, or delay in any material way, the Acceptance Date or the Closing, and (iv) not require the Company or the Operating Partnership or any of their Subsidiaries to take any action in contravention of Law; provided, further, that if the Company provides Parent with a written opinion from an independent tax advisor (which advisor is reasonably acceptable to Parent) to the effect that the Offer, the Merger, and the Liquidation together with the transactions contemplated by Section 5.13, should result in a step up in the basis of the assets of the Company and the Operating Partnership (assuming the Operating Partnership has in effect or makes an election under Section 754 of the Code) for U.S. federal income tax purposes, then Parent shall not be permitted to require that the transaction be so restructured. In the event that the transaction is restructured, none of the representations, warranties or covenants of the Company and the Operating Partnership shall be deemed to apply to, or deemed breached or violated by, any transaction requested by Parent pursuant to this Section 1.12.

Section 1.13 Other Transactions. Parent shall have the option, in its sole discretion and without requiring the further consent of any of the Company and the Operating Partnership (together, the “Company Parties”) or the board of directors, stockholders or partners of any Company Parties, upon reasonable notice to the Company, to request that the Company, immediately prior to the Closing, (a) convert or cause the conversion of one or more wholly owned Subsidiaries that are organized as corporations into limited liability companies and one or more Subsidiaries that are organized as limited partnerships into limited liability companies, on the basis of organizational documents as reasonably requested by Parent, (b) sell or cause to be sold all of the stock, partnership interests or limited liability interests owned, directly or indirectly, by the Company in one or more wholly owned Subsidiaries at a price designated by Parent, and (c) sell or cause to be sold any of the assets of the Company or one or more wholly owned Subsidiaries at a price designated by Parent; provided, however, that (i) neither the Company nor any Subsidiary shall be required to take any action in contravention of any certificate of incorporation, partnership agreement, or similar organizational document or other Contract, (ii) any such actions or transactions shall be contingent upon all of the conditions set forth in Article VI having been satisfied or waived and receipt by the Company of a written notice from Parent to such effect and that the Purchaser Parties are prepared to proceed immediately with the Closing and any other evidence reasonably requested by the Company that the Closing will occur (it being understood that in any event the transactions described in clauses (a), (b) and (c) will be deemed to have occurred prior to the Closing), (iii) such actions (or the inability to complete such actions) shall not affect or modify in any respect the obligations of the Purchaser Parties under this Agreement, including payment of the Merger Consideration, and (iv) neither the Company nor any Subsidiary shall be required to take any such action that could adversely affect the classification of the Company as a “real estate investment trust” (a “REIT”) within the meaning of Section 856 of the Code or could subject the Company to any “prohibited transactions” taxes or other material Taxes under Code Sections 857(b), 860(c) or 4981. Without limiting the foregoing, none of the representations, warranties or covenants of the Company Parties shall be deemed to apply to, or deemed breached or violated by, any of the transactions contemplated by this Section 1.13 or required by Parent pursuant to this Section 1.13.

Section 1.14 Dissolution and Liquidation of the Surviving Entity. As promptly as practicable following the Merger Effective Time, the Surviving Company shall deliver written notice of its election to liquidate and terminate its existence (the “Liquidation”) to Parent and to the holders of its Preferred Shares, stating the date and place of payment of the amount distributable to the holders of the Preferred Shares in accordance with the terms of the Preferred Shares, which notice will be delivered prior to the payment date stated in the notice (the “Liquidation Payment Date”) in accordance with the terms of the Preferred Shares. On the Liquidation Payment Date, the holders of the Preferred Shares will receive distributions from the Surviving Company equal to the full amounts payable to them upon a liquidation of the Surviving Company in accordance with the terms of the Preferred Shares. The Surviving Company will undertake dissolution in accordance with the provisions of Section 275 of the DGCL and will file a certificate of dissolution as required by the DGCL. Parent agrees to assume and discharge in accordance with their terms all of the liabilities and obligations of the Surviving Company effective on such liquidation.

ARTICLE II

EFFECTS OF THE MERGERS; EXCHANGE OF CERTIFICATES

Section 2.1 Merger Consideration.

(a) At the Merger Effective Time, by virtue of the Merger and without any further action on the part of any party hereto or any holder of capital stock of the Company:

(i) each Company Common Share issued and outstanding immediately prior to the Merger Effective Time that is owned by the Company as treasury stock or by Parent or any of its wholly owned Subsidiaries (other than, in each case, shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall automatically be cancelled and retired and shall cease to exist, and no payment shall be made with respect thereto; and

(ii) each Company Common Share issued and outstanding immediately prior to the Merger Effective Time, other than (A) Company Common Shares cancelled pursuant to Section 2.1(a)(i) and (B) shares that are owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL (“Dissenting Shares”), shall automatically be converted into the right to receive an amount in cash equal to the Offer Price, without interest (the “Merger Consideration”). At any time prior to the date of the Company Stockholder Meeting, Parent may, in its sole and absolute discretion, increase the Merger Consideration without the consent of the Company.

(b) The shares of common stock of Purchaser Sub outstanding immediately prior to the Merger Effective Time will each, at the Merger Effective Time, automatically be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Company and will constitute all of the issued and outstanding shares of common stock of the Surviving Company immediately after the Merger Effective Time.

(c) At the Merger Effective Time, all Company Common Shares (other than Dissenting Shares) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Common Share Certificate shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon the surrender of such Common Share Certificates in accordance with Section 2.9.

Section 2.2 Partnership Merger Consideration.

(a) At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of any party hereto or the holders of any Partnership Units:

(i) each LP Unit issued and outstanding immediately prior to the Partnership Merger Effective Time, other than (A) any LP Unit that is owned by Parent, the Company or any of their respective direct or indirect Subsidiaries (unless such LP Unit is in a trust account, managed account, custodial account or similar account and is beneficially owned by a third party) and (B) any LP Unit owned of record by an Electing Holder and with respect to which a Roll-Over Election has been made, shall, subject to Section 2.3 and Section 2.4, automatically be converted into the right to receive the Merger Consideration or, if Section 1.12(a) is applicable, into a Roll-Over Unit;

(ii) subject to Section 1.12(a), each LP Unit issued and outstanding immediately prior to the Partnership Merger Effective Time that is (A) owned by Parent, the Company or any of their respective direct or indirect Subsidiaries (other than, in each case, such LP Units in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall remain outstanding as a common unit of limited partnership interest in the Surviving Partnership or (B) owned of record by an Electing Holder and with respect to which a Roll-Over Election has been made shall be contributed to the Simon Operating Partnership (“Simon OP Units”) in exchange for common interests in the Simon Operating Partnership at an exchange ratio of 0.2006 Simon OP Units for each LP Unit (the Merger Consideration, the Simon OP Units and the Roll-Over Units are, as applicable, referred to herein as the “Partnership Merger Consideration”); and

(iii) all of the common units of limited partnership interest of Purchaser LP outstanding immediately prior to the Partnership Merger Effective Time shall automatically be converted into the right to receive a number of common units of limited partnership interest in the Surviving Partnership equal to the number of LP Units that were converted into the right to receive the Merger Consideration pursuant to Section 2.2(a)(i).

(b) The general partnership interest of the Operating Partnership held by the Company shall remain outstanding and constitute the only outstanding general partnership interest in the Surviving Partnership immediately following the Partnership Merger.

Section 2.3 Roll-Over Election.

(a) Subject to Section 1.12(a), each Eligible Holder may, at such holder’s sole discretion, elect (each a “Roll-Over Election”) to contribute such holder’s LP Units to the Simon Operating Partnership in exchange for Simon OP Units pursuant to Section 2.2(a)(i). An Eligible Holder making a Roll-Over Election shall not be entitled to receive the Merger Consideration for the LP Units for which a Roll-Over Election is made, and Section 2.2(a)(ii) shall apply with respect to such LP Units.

(b) Roll-Over Elections shall be made in a form agreed by Parent and the Company for that purpose (a “Roll-Over Election Form”). Concurrently with the mailing of the Proxy Statement pursuant to Section 5.2(c) or at the time contemplated by Section 1.12(a), if applicable, the Operating Partnership shall mail the Roll-Over Election Form and Unitholder Letter of Transmittal to each Eligible Holder of LP Units registered on the transfer books of the Operating Partnership. The Roll-Over Election Form shall (i) specify the number of LP Units with respect to which the Electing Holder is making a Roll-Over Election, (ii) state that, by making a Roll-Over Election, a holder of LP Units shall be deemed to have unconditionally and irrevocably waived any and all rights and released any and all claims such holder may have against the Company or the Operating Partnership, any of the Purchaser Parties or any of their respective Subsidiaries, Affiliates, successors or representatives under the Partnership Agreement (other than rights and claims arising after the date the holder of LP Units becomes a limited partner in the Simon Operating Partnership), (iii) provide any information or certification relating to Taxes that is reasonably required in connection with the transactions contemplated hereby and (iv) if applicable, provide for the Electing Holder to become a limited partner in the Simon Operating Partnership. To be effective, a Roll-Over Election Form must be duly completed, signed and submitted to the Exchange Agent, and must be received by the Exchange Agent by the date (the “Roll-Over Election Deadline”) specified in the Roll-Over Election Form, which Roll-Over Election Deadline shall be no later than 5:00 p.m. (New York City time) on the Business Day preceding the date of the Company Stockholder Meeting or, if Section 1.12(a) is applicable, the date which is no less than twenty Business Days and no more than thirty Business Days after the mailing of the Roll-Over Election Form. Any Eligible Holder that has the right to make, and has made, a Roll-Over Election pursuant to this Section 2.3 (each an “Electing Holder”) may at any time prior to the Roll-Over Election Deadline revoke such Roll-Over Election by written notice to the Exchange Agent received by the Exchange Agent prior to the Roll-Over Election Deadline. Any Electing Holder that does not submit a properly completed Roll-Over Election Form which is received by the Exchange Agent prior to the Roll-Over Election Deadline, or that has duly revoked such Roll-Over Election, shall be deemed not to have made a Roll-Over Election and shall be entitled to receive the Merger Consideration pursuant to Section 2.2(a)(i). The Exchange Agent shall, in its reasonable discretion, determine whether a Roll-Over Election Form has been properly completed, signed and submitted or revoked and whether to disregard immaterial defects in such form and such decision shall be conclusive and binding; provided that the Exchange Agent may, in its discretion, seek guidance from both Parent and the Company in connection therewith. Neither Parent nor the Company nor the Exchange Agent will be under any obligation to notify any person of any defect in a Roll-Over Election Form submitted to the Exchange Agent. Any materially defective Roll-Over Election not cured prior to the Roll-Over Election Deadline shall be deemed to be of no force and effect and the holder making such purported Roll-Over Election shall be deemed not to have made a Roll-Over Election and shall be entitled to receive the Merger Consideration pursuant to Section 2.2(a)(i).

(c) For purposes of this Agreement, an “Eligible Holder” means any holder of LP Units who is an Accredited Investor as determined by Parent in its reasonable judgment, and holds at least 5,000 LP Units as of September 1, 2006; provided, that the term “Eligible Holder” may exclude any Person not resident in the United States if, in the reasonable judgment of Parent, filings, information requirements or other requirements of Law of a foreign jurisdiction would reasonably be expected to cause making the Roll-Over Election to such Person unduly burdensome or delay the Roll-Over Election for Eligible Holders resident in the United States.

Section 2.4 Preferred Stock and Preferred Units.

(a) Each (i) Series B Share issued and outstanding immediately prior to the Merger Effective Time shall remain outstanding and automatically become one share of Series B cumulative redeemable preferred stock of the Surviving Company, (ii) Series C Share issued and outstanding immediately prior to the Merger Effective Time shall remain outstanding and automatically become one share of Series C cumulative redeemable preferred stock of the Surviving Company, (iii) Series E Share issued and outstanding immediately prior to the Merger Effective Time shall remain outstanding and automatically become one share of Series E cumulative redeemable preferred stock of the

Surviving Company, (iv) Series F Share issued and outstanding immediately prior to the Merger Effective Time shall remain outstanding and automatically become one share of Series F cumulative redeemable preferred stock of the Surviving Company, and (v) Series G Share issued and outstanding immediately prior to the Merger Effective Time shall remain outstanding and automatically become one share of Series G cumulative redeemable preferred stock of the Surviving Company.

(b) Each Preferred Unit issued and outstanding immediately prior to the Partnership Merger Effective Time shall remain issued and outstanding immediately after the Partnership Merger Effective Time in accordance with its terms.

Section 2.5 Company Options; Company SARs; Restricted Shares.

(a) At the Merger Effective Time, each outstanding option to purchase Company Common Shares (collectively, the “Company Options”) granted under the Company’s 1999 Stock Option Plan, 1994 Amended and Restated Executive Equity Incentive Plan and 2004 Stock Incentive Plan (collectively, the “Company Equity Plans and each outstanding stock appreciation right and cash-settled restricted stock unit (collectively, the “Company SARs”), other than Out-of-the-Money Options, whether or not then vested or exercisable, shall be cancelled and of no further force and effect and the holder of each such Company Option or Company SAR shall be entitled to receive from Parent, as soon as practicable after, but in no event more than three (3) Business Days after, the Merger Effective Time, an amount in cash equal to the product of (i) the number of Company Common Shares subject to each such Company Option or Company SAR, as applicable and (ii) the excess of the Merger Consideration over the exercise price per share of such Company Option or Company SAR, as applicable, which cash payment shall be treated as compensation and shall be net of any applicable withholding Tax. In connection with the Merger, as of immediately prior to the Merger Effective Time, any restrictions with respect to outstanding restricted shares shall terminate or lapse. Upon the termination or lapse of such restrictions, such shares shall be outstanding Company Common Shares and shall be converted into the right to receive the Merger Consideration in accordance with Section 2.1(a)(ii) and Section 2.3 this Agreement.

(b) In the event that the exercise price per share of any Company Option equals or exceeds the Merger Consideration (any such Company Option, an “Out-of-the-Money Option”), then such Out-of-the-Money Option shall be cancelled and of no further force and effect.

Section 2.6 Dissenting Shares. No holder of Company Common Shares that has perfected a demand for appraisal rights with respect to its Company Common Shares pursuant to Section 262 of the DGCL (a “Dissenting Stockholder”) shall be entitled to receive the Merger Consideration with respect to the Company Common Shares owned by such Dissenting Stockholder unless and until such Dissenting Stockholder shall have effectively withdrawn or lost such Dissenting Stockholder’s right to appraisal under the DGCL. Each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to Dissenting Shares. The Company shall give Parent (i) prompt notice upon receipt by the Company of any written demands for appraisal, attempted withdrawals of such demands, any other instruments served pursuant to applicable Law that are received by the Company relating to stockholders’ rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to any demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

Section 2.7 Stockholders’ Meeting.

(a) If the Acceptance Date has occurred and if required by applicable Law in order to consummate the Merger, the Company, acting through the Company Board of Directors, shall, and Parent shall use commercially reasonable efforts to cause the Company to, in accordance with applicable Law:

(i) duly call, give notice of, convene and hold the Company Stockholder Meeting as soon as practicable following the acceptance for payment of and payment for Company Common Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

(ii) prepare and file with the SEC the preliminary Proxy Statement, and use its best efforts to, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary Proxy Statement and cause the definitive Proxy Statement to be mailed to its stockholders;

(iii) not solicit proxies in connection with the Company Stockholder Meeting; and

(iv) include in the Proxy Statement the opinion of J.P. Morgan Securities Inc. referred to in Section 3.19.

(b) Parent agrees that it will vote, or cause to be voted, all of the Common Shares then owned by it, Farallon, SPG or any of their respective Subsidiaries in favor of the approval of the Merger and of this Agreement.

Section 2.8 Merger Without Meeting of Stockholders. Notwithstanding Section 2.7, in the event that Parent or any Subsidiary of Parent shall acquire at least 90% of the outstanding Company Common Shares pursuant to the Offer or otherwise, the parties hereto shall take all necessary action to cause the Merger to become effective as soon as practicable after the acceptance for payment of, and payment for, Company Common Shares by the Purchaser pursuant to the Offer or otherwise after the acquisition of 90% of the outstanding Company Common Shares without a meeting of stockholders of the Company in accordance with Section 253 of the DGCL. In such case, all references in this Agreement to the date of the Company Stockholder Meeting shall be deemed to refer to the date on which the Merger becomes effective pursuant to this Section 2.8.

Section 2.9 Exchange of and Payment for Securities.

(a) Exchange Agent. Prior to the record date for the Company Stockholder Meeting, Parent shall appoint a bank or trust company reasonably agreeable to the Company to act as exchange and paying agent (the “Exchange Agent”) for the Merger Consideration and for purposes of receiving Roll-Over Election Forms and determining, in accordance with this Article II, the form of Partnership Merger Consideration to be received by each holder of LP Units (which bank or trust company shall agree in writing to comply with the provisions of this Article II applicable to it). On or before the Merger Effective Time, Parent shall deposit with the Exchange Agent cash sufficient to pay the aggregate Merger Consideration and the Partnership Merger Consideration to be paid pursuant to this Article II and the aggregate cash to be paid pursuant to Section 2.5 (such cash being referred to as the “Exchange Fund”). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by the Surviving Company (so long as such directions do not impair the rights of the holders of Company Common Shares or the ability of the Exchange Agent to make timely payments as required hereby), in direct obligations of the United States of America or any state thereof, obligations for which the full faith and credit of the United States of America or any such state is pledged to provide for the payment of principal and interest, commercial paper either rated of the highest quality by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation or certificates of deposit issued by, or other deposit accounts of, a commercial bank having at least $1,000,000,000 in capital and surplus, in each case with a maturity of three months or less; provided that no such investment or losses thereon shall affect the Merger Consideration or other amounts payable pursuant to this Article II, and that Parent shall promptly provide, or shall cause the Surviving Company to provide, additional funds to the Exchange Agent in the amount of any shortfall in funds payable pursuant to this Article II. Any earnings with respect thereto shall be paid to the Surviving Company as and when requested by the Surviving Company. The Exchange Agent shall pay the Merger Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any other purpose. Parent shall cause the Exchange Agent to mail to each holder of record of Company Common Shares as of the record date for the Company Stockholder Meeting, together with the Proxy Statement pursuant to Section 5.2(c), (i) a letter of transmittal in customary form (a “Letter of Transmittal”) that shall specify that delivery shall be effected and risk of loss and title to the certificates representing Company Common Shares (each, a “Common Share Certificate”) shall pass only upon delivery of the Common Share Certificates (or affidavits of loss in lieu thereof in accordance with Section 2.9(g)) to the Exchange Agent and (ii) instructions for use in effecting the surrender of the Common Share Certificates (or affidavits of loss in lieu thereof in accordance with Section 2.9(g)) in exchange for the Merger Consideration. The form of the Letter of Transmittal and instructions shall be reasonably agreed upon by Parent and the Company.

(b) Payment with Respect to Company Common Shares.

(i) Upon surrender of a Common Share Certificate for cancellation (or an affidavit of loss in lieu thereof in accordance with Section 2.9(g)) to the Exchange Agent, together with a duly executed Letter of Transmittal, the holder of such Company Share Certificate (or, if applicable, the signatory to such affidavit of loss) representing Company Common Shares that have been converted into the right to receive the Merger Consideration will be entitled to receive in exchange therefor an amount of cash equal to (A) the number of Company Common Shares represented by such Common Share Certificate (or, if applicable, affidavit of loss), multiplied by (B) the Merger Consideration, and as soon as practicable after the Merger Effective Time the Exchange Agent shall distribute to each such holder a check for the amount of cash to which each such holder is entitled and the Common Share Certificate surrendered by each such holder shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.9, each such Common Share Certificate shall be deemed at any time after the Merger Effective Time to represent only the right to receive upon such surrender an amount equal to (1) the number of Company Common Shares represented by such Common Share Certificate, multiplied by (2) the Merger Consideration.

(ii) In the event of a proper transfer of ownership of Company Common Shares that is not registered in the transfer records of the Company, the Merger Consideration shall be paid to a transferee if (A) the Common Share Certificate evidencing such Company Common Shares is presented to the Exchange Agent properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer and accompanied by all documents reasonably required by the Exchange Agent to evidence and effect such transfer and (B) such transferee shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Common Share Certificate or establish to the satisfaction of the Exchange Agent and the Surviving Company that such Tax has been paid or is not applicable.

(c) Payment with Respect to LP Units. This Section 2.9(c) shall apply only to those LP Units with respect to which a valid and timely Roll-Over Election has not been made pursuant to Section 2.3.

(i) Upon delivery of a duly executed Unitholder Letter of Transmittal and any other documents reasonably required by the Exchange Agent or the Surviving Partnership, the holder of the LP Units identified in such Unitholder Letter of Transmittal that have been converted into the right to receive the Merger Consideration will be entitled to receive in exchange therefor an amount of cash equal to (A) the number of such LP Units, multiplied by (B) the Merger Consideration, and as soon as practicable after the Partnership Merger Effective Time the Exchange Agent shall distribute to each such holder a check for the amount of cash to which each such holder is entitled.

(ii) In the event of a proper transfer of ownership of LP Units in accordance with the limited partnership agreement of the Operating Partnership, which transfer is not registered in the transfer records of the Operating Partnership, the Merger Consideration shall be paid to a transferee if (A) such transferee delivers a Unitholder Letter of Transmittal in accordance with Section 2.9(c)(i) and (B) such transferee shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the LP Unit or establish to the satisfaction of the Exchange Agent and the Surviving Partnership that such Tax has been paid or is not applicable.

(d) No Further Ownership Rights.

(i) The Merger Consideration paid upon the surrender or exchange of the Common Share Certificates evidencing Company Common Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such

Company Common Shares and, after the Merger Effective Time, there shall be no further registration on the transfer books of the Company of transfers of Company Common Shares. If, after the Merger Effective Time, Common Share Certificates are presented to the Surviving Company, for any reason, they shall be cancelled and exchanged as provided in this Article II.

(ii) The Merger Consideration paid with respect to the LP Units in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such LP Units and, after the Partnership Merger Effective Time, there shall be no further registration on the transfer books of the Operating Partnership of transfers of LP Units, except for any LP Units that shall remain outstanding or be converted into preferred units pursuant to Section 2.2(a)(ii).

(e) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest and other income received with respect thereto) that remains unclaimed by the former holders of Company Common Shares or LP Units on the first anniversary of the Merger Effective Time shall be delivered to the Surviving Company or the Surviving Partnership, as applicable, upon demand, and any former holders of Company Common Shares or LP Units who have not theretofore received any Merger Consideration or Partnership Merger Consideration, as applicable, to which they are entitled under this Article II, shall thereafter look only to the Surviving Company or the Surviving Partnership, as applicable, or to Parent for payment of their claims with respect thereto.

(f) No Liability. None of Parent, Purchaser Sub, Purchaser LP, the Surviving Company, the Surviving Partnership or any other Person shall be liable to any former holder of Company Common Shares or LP Units for any part of the Merger Consideration or Partnership Merger Consideration, as applicable, delivered to a public official pursuant to any applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by former holders of any such Company Common Shares or LP Units immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any federal, state or local government or any court, regulatory or administrative agency or commission, governmental arbitrator or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”), shall, to the extent permitted by applicable Law, become the property of the Surviving Company or the Surviving Partnership, as applicable, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(g) Lost, Stolen or Destroyed Certificates. If any Common Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Common Share Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Company, the posting by such Person of a bond in customary amount and upon such customary terms as may be required by Parent or the Surviving Company as indemnity against any claim that may be made against it with respect to such Common Share Certificate, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Common Share Certificate an amount equal to (i) the number of Company Common Shares represented by such lost, stolen or destroyed Common Share Certificate, multiplied by (ii) the Merger Consideration.

(h) Withholding of Tax. Each of Parent, the Surviving Company, the Surviving Partnership and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration and the Partnership Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares or LP Units such amount as Parent, the Surviving Company, the Surviving Partnership or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Law related to Taxes. To the extent that amounts are so withheld by Parent, the Surviving Company, the Surviving Partnership or the Exchange Agent, such withheld amounts shall be (i) paid over to the applicable Governmental Entity in accordance with applicable Law and (ii) treated for all purposes of this Agreement as having been paid to the former holder of Company Common Shares or LP Units in respect of which such deduction and withholding was made.

Section 2.10 Adjustments to Prevent Dilution.

(a) If, at any time during the period between the date of this Agreement and the Merger Effective Time, there is a change in the number of Company Common Shares, or securities convertible or exchangeable into or exercisable for Company Common Shares, issued and outstanding prior to the Merger Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or stock distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted to reflect such change.

(b) If, at any time during the period between the date of this Agreement and the Partnership Merger Effective Time, there is a change in the number of LP Units, or securities convertible or exchangeable into or exercisable for LP Units, issued and outstanding prior to the Partnership Merger Effective Time as a result of a reclassification, unit split (including a reverse unit split), unit dividend or unit distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted to reflect such change.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE

OPERATING PARTNERSHIP

Except as set forth in (a) any Company SEC Document filed with the SEC after January 1, 2006 and prior to the date of this Agreement, or (b) the disclosure letter, dated as of the date hereof and delivered to Parent in connection with the execution and delivery of this Agreement (the “Company Disclosure Letter”), each of the Company and the Operating Partnership represents and warrants to the Purchaser Parties as follows:

Section 3.1 Organization and Good Standing.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority and all necessary government approvals or licenses to own, lease, operate its properties, and to carry on its business as now being conducted, except where the absence thereof, individually or in the aggregate, is not material. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction (to the extent such concepts exist in such jurisdictions) in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, is not material. The Company has heretofore made available to Parent complete and correct copies of the Company’s certificate of incorporation (the “Company Charter”) and bylaws (the “Company Bylaws”), in each case as currently in effect. No dissolution, revocation or forfeiture proceedings regarding the Company have been commenced.

(b) The Operating Partnership is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. The Operating Partnership has all requisite partnership power and authority and all necessary government approvals or licenses to own, lease, operate its properties, and to carry on its business as now being conducted, except where the absence thereof, individually or in the aggregate, is not material. The Operating Partnership is duly qualified or licensed to do business and is in good standing in each jurisdiction (to the extent such concepts exist in such jurisdictions) in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, is not material. The Company has heretofore made available to Parent complete and correct copies of the Operating Partnership’s certificate of limited partnership and limited partnership agreement, in each case as currently in effect. No dissolution, revocation or forfeiture proceedings regarding the Operating Partnership have been commenced.

Section 3.2 Subsidiaries.

(a) Each Company Subsidiary is duly organized or formed, validly existing and in good standing under the Laws of its jurisdiction of organization or formation (to the extent that such concept exists in such jurisdiction). Each Company Subsidiary has all requisite corporate, partnership, limited liability company or other organizational power and authority and all necessary government approvals or licenses to own, lease and operate its properties, and to carry on its business as now being conducted, except where the absence thereof, individually or in the aggregate, is not material. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction (to the extent that such concept exists in such jurisdiction) in which the nature of its business or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, is not material.

(b) Section 3.2(b) of the Company Disclosure Letter sets forth (i) all Company Subsidiaries and their respective jurisdictions of organization or formation; (ii) each holder of equity interests in each Company Subsidiary; (iii) the current unreturned capital contribution account balance (or account balance for any equity or other similar interests) of the

Company or any Company Subsidiary with respect to each Company Subsidiary that is not a wholly owned Subsidiary and for which the Company maintains records of unreturned capital contribution account balances (or account balances for any equity or other similar interests); and (iv) any commitments to make any future capital contributions by the Company or any Company Subsidiary to any Company Subsidiary that is not a wholly owned Subsidiary. All outstanding equity interests in each Company Subsidiary have been duly authorized and are validly issued, fully paid and (except for partnership interests) non-assessable, and are not subject to any preemptive rights and are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”), except as, individually or in the aggregate, are not material. There are no outstanding options, warrants or other rights to acquire ownership interests from any Company Subsidiary. The Company has heretofore made available to Parent complete and correct copies of each Company Subsidiary’s organizational documents and any amendments thereto, in each case as currently in effect. No dissolution, revocation or forfeiture proceedings regarding any of the Company Subsidiaries have been commenced.

Section 3.3 Capitalization.

(a) The Company. The authorized shares of capital stock of the Company consist of (i) 100,000,000 Company Common Shares, par value $0.01 per share, (ii) 50,000,000 shares of non-voting common stock and (iii) 20,000,000 Preferred Shares, par value $0.01 per share. As of February 6, 2007 (the “Capitalization Date”), there are issued and outstanding: (1) 56,885,231 Company Common Shares (which amount includes 110,660 of an aggregate of 298,755 restricted Company Common Shares granted under the Company Equity Plans), (2) no shares of non-voting common stock, (3) 4,300,000 shares of Series B cumulative redeemable preferred stock, par value $0.01 per share (“Series B Shares”), (4) 3,500,000 shares of Series C cumulative redeemable preferred stock, par value $0.01 per share (“Series C Shares”), (5) no shares of Series D cumulative redeemable preferred stock, par value $0.01 per share (“Series D Shares”), (6) 8,545,000 shares of Series E cumulative redeemable preferred stock, par value $0.01 per share (“Series E Shares”), (7) 316,250 shares of Series F convertible cumulative redeemable preferred stock, par value $0.01 per share (“Series F Shares”) and (8) 92,000 shares of Series G cumulative redeemable preferred stock, par value $0.01 per share (“Series G Shares”, and together with the Series B Shares, Series C Shares, Series D Shares, Series E Shares and Series F Shares, the “Preferred Shares”). As of the Capitalization Date, no other series of shares of beneficial interest of the Company are issued and outstanding. In addition, as of the Capitalization Date, there are outstanding Company Options to purchase an aggregate of 264,522 Company Common Shares, and Company Options to purchase not less than 89,792 Company Common Share are Out-of-the-Money Options. Since the Capitalization Date and prior to the date of this Agreement, no equity securities of the Company or of any Company Subsidiary have been issued, other than pursuant to conversions of Series F Shares or exercises of Company Options. Except as set forth in this Section 3.3, there are no issued and outstanding shares or other equity securities of the Company (or shares or other equity securities of the Company reserved for issuance), and there are no securities of the Company convertible into or exchangeable for stock or other equity securities of the Company or any Company Subsidiary, or other subscriptions, options, warrants, conversion rights, stock appreciation rights, “phantom” stock, stock units, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which the Company or any Company Subsidiary is a party or by which it is bound in any case obligating the Company or any Company Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, stock or other equity securities of the Company or of any Company Subsidiary, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement. All outstanding shares of the Company are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right.

(b) Operating Partnership. As of the Capitalization Date, there are issued and outstanding (i) 650,664 units of general partner interest in the Operating Partnership (the “GP Units”), (ii) 64,415,687 LP Units and (iii) 16,928,250 preferred units of limited partnership interest in the Operating Partnership (the “Preferred Units”, and together with the LP Units and the GP Units, the “Partnership Units”). None of the Partnership Units are evidenced by certificates. All such partnership interests are duly authorized, validly issued and are not subject to preemptive rights and any capital contributions required to be made by the holders thereof have been made. The Company is the sole general partner of the Operating Partnership and holds all of the outstanding GP Units in the Operating Partnership. Section 3.3(b) of the Company Disclosure Letter sets forth the name of, and the number and class of GP Units, LP Units and Preferred Units held by, each partner in the Operating Partnership. Each LP Unit held by a limited partner of the Operating Partnership may, under the circumstances and subject to the conditions set forth in the Partnership Agreement, be redeemed for, as of the Capitalization Date, one Company Common Share.

(c) Miscellaneous. Except for this Agreement and the Partnership Agreement, there are not any (i) stockholder agreements, voting trusts, proxies or other agreements or understandings relating to the voting of any shares of the Company or partnership interests in the Operating Partnership or any ownership interests in any other Company Subsidiary to which the Company or any Company Subsidiary is a party or by which it is bound, (ii) agreements or understandings requiring or restricting the sale or transfer (including agreements imposing transfer restrictions) of any shares of the Company or the Operating Partnership to which the Company or any Company Subsidiary is a party or by which it is bound or (iii) restrictions on the Company’s ability to vote the equity interests of any of the Company Subsidiaries.

Section 3.4 Authority; No Violations.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject to receipt of the Company Stockholder Approval and the acceptance of the Company Certificate of Merger by the Delaware Secretary of State in connection with the consummation of the Merger. The Operating Partnership has all requisite partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject to the acceptance of the Partnership Certificate of Merger by the Delaware Secretary of State. The Board of Directors

of the Company (the “Company Board of Directors”) and the Company, as general partner of the Operating Partnership, have duly and validly authorized and approved the execution, delivery and performance of this Agreement by the Company and the Operating Partnership, respectively, and the consummation of the transactions contemplated by this Agreement, including the Offer and the Mergers, and the Company Board of Directors has (i) determined that the Offer is fair and in the best interests of the holders of Company Common Shares and recommends that such holders accept the Offer and tender their shares into the Offer and (ii) declared advisable the Offer and the Merger and the other transactions contemplated by this Agreement and has directed that this Agreement and the transactions contemplated by this Agreement, including the Merger, be submitted for approval and adoption at a special meeting of the holders of Company Common Shares (the “Company Stockholder Meeting”). The Company, in its capacity as general partner of the Operating Partnership, has determined that the Partnership Merger and the transactions contemplated by this Agreement comply with the terms of the limited partnership agreement of the Operating Partnership and applicable Law, including the DRULPA. No other corporate proceedings on the part of the Company or the Operating Partnership are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the receipt of the Company Stockholder Approval. No other approval of any equity holder or governing body of the Company or of the Operating Partnership is required to approve or adopt this Agreement or the transactions contemplated by this Agreement, including consummation of the Offer.

(b) This Agreement has been duly and validly executed and delivered by the Company and the Operating Partnership and, subject to receipt of the Company Stockholder Approval in connection with the consummation of the Merger and assuming due authorization, execution and delivery by each Purchaser Party, constitutes a legal, valid and binding obligation of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) Subject to receipt of the affirmative vote of a majority of the votes entitled to be cast by the holders of Company Common Shares at the Company Stockholder Meeting (the “Company Stockholder Approval”) with respect to consummation of the Merger, the execution and delivery of this Agreement by the Company and the Operating Partnership do not, and the consummation of the transactions contemplated hereby, including the Offer and the Mergers, and the performance by the Company and the Operating Partnership of their obligations hereunder will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation, or result in the triggering of any payments or the loss of a benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of the Company or any of the Company Subsidiaries under, require the consent or approval of any third party or otherwise result in a detriment or default to the Company or any of the Company Subsidiaries under, any provision of (i) the Company Charter or the Company Bylaws or any provision of the comparable charter or organizational documents of any of the Company Subsidiaries, (ii) any loan or credit agreement or note, or any bond, mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of the Company Subsidiaries, or to which their respective properties or assets are bound or any guarantee by the Company or any of the Company Subsidiaries of any of the foregoing, (iii) any joint venture or other ownership arrangement or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.5 are duly and timely obtained or made and, in connection with consummation of the Merger, the Company Stockholder Approval has been obtained, any Law or Order applicable to or binding upon the Company or any of the Company Subsidiaries, or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) and (iv), any such conflicts, violations, defaults, rights, Liens or detriments that, individually or in the aggregate, (A) would not prevent or materially delay consummation of the Merger or the other transactions contemplated by this Agreement or (B) are not material.

Section 3.5 Governmental Approvals and Notices. No consent, approval, order or authorization of, or registration, declaration or filing with, notice to or permit from, any Governmental Entity, is required by or on behalf of the Company or any of the Company Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the Operating Partnership, the consummation by the Company or the Operating Partnership of the transactions contemplated hereby and the performance of their respective obligations hereunder, or for the consummation of the Offer except for: (a) the filing with the SEC of (i) (A) the Schedule 14D-9 and a proxy or information statement in preliminary and definitive form relating to the Company Stockholder Meeting to be held in connection with the Merger or (B) other documents otherwise required in connection with the transactions contemplated hereby and (ii) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (b) the filing of the Company Certificate of Merger with, and the acceptance for record of the Company Certificate of Merger by, the Delaware Secretary of State; (c) the filing of the Partnership Certificate of Merger with, and the acceptance for record of the Partnership Certificate of Merger by, the Delaware Secretary of State; (d) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws; (e) such filings as may be required in connection with state or local transfer and gains taxes; (f) any filings or notices required under the rules and regulations of the NYSE; (g) compliance with any applicable requirements of laws, rules and regulations in other foreign jurisdictions governing antitrust or merger control matters; (h) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (i) any such other consent, approval, order, authorization, registration, declaration, notice, filing or permit where the failure to obtain or make the same, individually or in the aggregate, (A) would not prevent or materially delay consummation of the Merger or other transactions contemplated by this Agreement or (B) is not material.

Section 3.6 Company SEC Documents; Financial Statements.

(a) The Company has made available to Parent (by public filing with the SEC or otherwise) each report, schedule, registration statement, other statement (including proxy statements) and information filed by the Company with the SEC since January 1, 2004 (including the 2005 10-K, the September 30 10-Q and the 2006 10-K, only to the extent that they are filed with the SEC, the “Company SEC Documents”).

(b) Except for the Restatement and Related Matters, the Company SEC Documents, as finally amended and publicly available and except to the extent that statements in the Company SEC Documents have been modified or superseded by later Company SEC Documents filed and publicly available prior to the date hereof, (i) complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, in each case as in effect at the time of its filing and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) For purposes of this Agreement, the “Company Balance Sheet” means the unaudited consolidated balance sheet (or, from and after the date such consolidated balance sheet is audited, the audited consolidated balance sheet) of the Company as of December 31, 2005, and the “Balance Sheet Date” means December 31, 2005. Each of the audited consolidated balance sheets and audited consolidated income statements and statements of cash flows as of and for the years ended December 31, 2005, December 31, 2004 and December 31, 2003 (including, in each case, any related notes thereto) which will have been included in the 2005 10-K, and which will have been filed with the SEC prior to the Closing Date, will fairly present in all material respects, in conformity with the rules and regulations of the SEC and GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the years then ended (subject to any adjustments described therein). To the Knowledge of the Company, after due inquiry of the Company’s independent auditors, the 2005 10-K will not include any qualifications made by such auditor, other than a qualification due principally to the maturity date of the Credit Agreement or the Goldman Sachs Loan.

(d) Upon the filing of the 2006 10-K and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, in each case with the SEC, the Company will be in compliance in all material respects with (i) the applicable provisions of the Exchange Act and the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”), other than Section 404 of the Sarbanes Oxley Act, and the respective rules and regulations promulgated thereunder and (ii) the applicable listing and corporate governance rules and regulations of the NYSE. To the Knowledge of the Company, after due inquiry of the Company’s independent auditors, the 2006 10-K will not include any qualifications made by such auditor, other than a qualification due principally to the maturity date of the Credit Agreement or the Goldman Sachs Loan.

(e) Each of the unaudited consolidated financial statements (including, in each case, any related notes thereto) which will have been included in the September 30 10-Q, and which will have been filed with the SEC prior to the Closing Date, will fairly present in all material respects, in conformity with the rules and regulations of the SEC and GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the nine-month periods then ended (subject to any adjustments described therein).

(f) Each of the audited consolidated balance sheets and audited consolidated income statements and statements of cash flows as of and for the years ended December 31,

2006, December 31, 2005 and December 31, 2004 (including, in each case, any related notes thereto) which will have been included in the 2006 10-K will fairly present in all material respects, in conformity with the rules and regulations of the SEC and GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the years then ended (subject to any adjustments described therein).

(g) Section 3.6(g) of the Company Disclosure Letter sets forth, as of September 30, 2006, (i) the aggregate liability of the Company, the Operating Partnership and the other Company Subsidiaries under the operating leases, letters of credit, construction contracts, lease agreements, loan guarantees and employment contracts of the Company, the Operating Partnership or any of the other Company Subsidiaries that constitute material commitments, contingent contractual liabilities or off-balance sheet contractual items (the “September 30 Contractual Commitments Schedule”) and (ii) the aggregate consolidated working capital of the Company (the “September 30 Working Capital Schedule”).

(h) Section 3.6(h) of the Company Disclosure Letter sets forth the material joint ventures of the Operating Partnership and its Subsidiaries (the “Joint Ventures”).

(i) Section 3.6(i) of the Company Disclosure Letter sets forth, as of September 30, 2006, the aggregate unconsolidated debt of the Company and the Company Subsidiaries (the “September 30 Unconsolidated Debt Schedule”).

Section 3.7 Absence of Certain Changes. Since the Balance Sheet Date through the date of this Agreement, the Company and the Company Subsidiaries have conducted their business only in the ordinary course consistent with past practice and there has not been: (a) a Company Material Adverse Effect; (b) any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company Common Shares or any LP Units; (c) any amendment of any material term of any outstanding security of the Company or any Company Subsidiary; (d) any repurchase, redemption or other acquisition by the Company or any Company Subsidiary of any outstanding shares, stock or other securities of, or other ownership interests in, the Company or any Company Subsidiary, other than pursuant to or in connection with any Company Employee Benefit Plan; or (e) any incurrence, assumption or guarantee by the Company or any Company Subsidiary of any indebtedness (other than trade payables in the ordinary course of business) in excess of $10 million.

Section 3.8 No Undisclosed Material Liabilities. There are no Liabilities of the Company or any of the Company Subsidiaries, whether accrued, contingent, absolute or determined, other than: (a) Liabilities reflected or provided for in the Company Balance Sheet or in the notes thereto, (b) Liabilities incurred in the ordinary course of business since the Balance Sheet Date, (c) Liabilities arising, or permitted to be incurred, under this Agreement (including Section 5.1), (d) Liabilities reflected on the September 30 Contractual Commitments Schedule, the September 30 Working Capital Schedule or the September 30 Unconsolidated Debt Schedule, and (e) such other Liabilities not required by GAAP to be reflected on the Company’s financial statements as, individually or in the aggregate, do not constitute and would not reasonably be expected to constitute a Company Material Adverse Effect.

Section 3.9 Compliance with Applicable Laws.

(a) The Company and the Company Subsidiaries hold all permits, licenses, certificates, registrations, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary or required by any applicable Law or Order for the lawful conduct of their respective businesses (the “Company Permits”), except where the failure to so hold, individually or in the aggregate, does not constitute and would not reasonably be expected to constitute a Company Material Adverse Effect. The Company and the Company Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply, individually or in the aggregate, is not material.

(b) Other than the Restatement and Related Matters, since January 1, 2004, the Company and the Company Subsidiaries have conducted their respective businesses in compliance with applicable Law, except for any violations that, individually or in the aggregate, are not material.

(c) Other than the Restatement and Related Matters, no investigation or review by any Governmental Entity with respect to the Company or any Company Subsidiary is pending or, to the Knowledge of the Company, is threatened, other than those the outcome of which, individually or in the aggregate, would not reasonably be expected to be material.

Section 3.10 Litigation. Other than the Restatement and Related Matters, there is no litigation, arbitration, claim, investigation, suit, action or proceeding pending or, to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiary or any of their respective property or assets that, individually or in the aggregate, is material, nor is there any such litigation, arbitration, claim, investigation, suit, action or proceeding or any Order outstanding against the Company or any Company Subsidiary or any of their respective properties or assets which in any manner challenges or seeks to prevent or enjoin, alter or materially delay the Merger, the Partnership Merger or the other transactions contemplated by this Agreement.

Section 3.11 Taxes. Except as would not, individually or in the aggregate, be material:

(a) Each of the Company and the Company Subsidiaries (i) has timely filed (or had filed on its behalf) all material Tax Returns required to be filed by any of them (after giving effect to any filing extension granted by a Governmental Entity) and (ii) has paid (or had paid on its behalf) or will timely pay all material Taxes (whether or not shown on such Tax Returns) that are required to be paid by it (other than those that are being contested in good faith through appropriate proceedings or for which appropriate reserves have been established in accordance with GAAP). To the Knowledge of the Company, such Tax Returns are true, correct and complete in all material respects. The Company Balance Sheet reflects an adequate reserve (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements and Taxes payable by the Company and Company Subsidiaries on the Closing Date will not exceed such reserve as adjusted through the Closing Date in accordance with the past custom and practice of the Company and the Company Subsidiaries in filing their Tax Returns. True and materially complete copies of all federal Tax Returns that have been filed with the Internal Revenue Service (the “IRS”) by each of the Company and the Operating Partnership with respect to the taxable years commencing on or after January 1, 2003 have been provided or made available to representatives of Parent. Neither the Company nor any of the Company Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending the period for assessment or collection of material Taxes (including any applicable statute of limitation), which waiver or extension is currently in effect, and, to the Knowledge of the Company, no power of attorney with respect to any Tax matter is currently in force with respect to the Company or any of the Company Subsidiaries.

(b) The Company, (i) for all taxable years commencing with the Company’s taxable year ending December 31, 1997 through December 31, 2006, has been subject to taxation as a REIT and has been organized and operated in conformity with the requirements for qualification and taxation as a REIT for such years, (ii) has operated since December 31, 2006 to the date hereof in a manner that will permit it to qualify as a REIT for the taxable year that includes the date hereof, and (iii) intends to continue to operate in such a manner as to permit it to continue to qualify as a REIT for the taxable year of the Company that will end with the Merger. To the Knowledge of the Company, no challenge to the Company’s status as a REIT is pending or has been threatened in writing. No Company Subsidiary, excluding any Company Subsidiary in which the Company holds 10% or less by both vote and value, within the meaning of Code Section 856(c)(4)(B)(iii), is a corporation for U.S. federal income tax purposes, other than a corporation that qualifies as a “qualified REIT subsidiary,” within the meaning of Section 856(i)(2) of the Code, or as a “taxable REIT subsidiary,” within the meaning of Section 856(1) of the Code.

(c) Each Company Subsidiary that is a partnership, joint venture, or limited liability company and which has not elected to be a “taxable REIT subsidiary” within the meaning of Code Section 856(1)(i) has been since its formation treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by the Company of a direct or indirect interest therein owned any assets (including securities) that have caused the Company to violate Section 856(c)(4) of the Code or would cause the Company to violate Section 856(c)(4) of the Code on the last day of any calendar quarter after the date hereof.

(d) Neither the Company nor any Company Subsidiary holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code.

(e) Since January 1, 2003, (i) the Company and the Company Subsidiaries have not incurred any liability for material Taxes under Sections 857(b), 860(c) or 4981 of the Code which have not been previously paid and (ii) neither the Company nor any Company Subsidiary has incurred any material liability for Taxes that have become due and that have not been previously paid other than in the ordinary course of business. To the Knowledge of the Company, neither the Company nor any Company Subsidiary (other than a “taxable REIT subsidiary” or any subsidiary of a “taxable REIT subsidiary”) has engaged at any time in any “prohibited transactions” within the meaning of Section 857(b)(6) of the Code. To the Knowledge of the Company, neither the Company nor any Company Subsidiary has engaged in any transaction that would give rise to “redetermined rents, redetermined deductions and excess interest” described in Section 857(b)(7) of the Code. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed on the Company or any Company Subsidiary.

(f) All material deficiencies asserted or material assessments made with respect to the Company or any Company Subsidiary and that have been set forth in writing to the Company or any such Company Subsidiary as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company or any Company Subsidiary have been fully paid, and, to the Knowledge of the Company, there are no other material audits, examinations or other proceedings relating to any material Taxes of the Company or any Company Subsidiary by any taxing authority in progress. Neither the Company nor any Company Subsidiary has received any written notice from any taxing authority that it intends to conduct such an audit, examination or other proceeding in respect of a material amount of Taxes or make any material assessment for Taxes. Neither the Company nor any Company Subsidiary is a party to any litigation or pending litigation or administrative proceeding relating to a material amount of Taxes (other than litigation dealing with appeals of property tax valuations).

(g) The Company and the Company Subsidiaries have complied, in all material respects, with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, and 3402 of the Code or similar provisions under any foreign laws) and have duly and timely withheld and have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(h) To the Knowledge of the Company no material claim has been made in writing by a taxing authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or any such Company Subsidiary is or may be subject to taxation by that jurisdiction.

(i) Neither the Company nor any Company Subsidiary has requested any extension of time within which to file any material Tax Return, which material Tax Return has not yet been filed.

(j) Neither the Company nor any Company Subsidiary is a party to any Tax sharing or similar agreement or arrangement other than any agreement or arrangement solely between the Company and any Company Subsidiary, pursuant to which it will have any obligation to make any payments after the Closing.

(k) Neither the Company nor any Company Subsidiary has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

(l) Neither the Company nor any Company Subsidiary (A) is or has ever been a member of an affiliated group (other than a group the common parent of which is the Company or a directly or indirectly wholly owned Company Subsidiary) filing a consolidated federal income tax return and (B) has any liability for the Taxes of another person other than the Company and the Company Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor or by contract.

(m) Other than Liens for Taxes not yet delinquent and Liens for Taxes being contested in good faith and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP), there are no Liens for a material amount of Taxes (other than Taxes not yet due and payable for which adequate reserves have been made in accordance with GAAP) upon any of the assets of the Company or any Company Subsidiary.

(n) There are no Tax Protection Agreements currently in force and, as of the date of this Agreement, no person has raised in writing, or to the Knowledge of the Company threatened to raise, a material claim against the Company, the Operating Partnership or any Company Subsidiary for any breach of any Tax Protection Agreement.

(o) To the Knowledge of the Company, neither the Company nor any of the Company Subsidiaries is a party to any understanding or arrangement described in Section 6662(d)(2)(c)(ii) of the Code or Treasury Regulations Section 1.6011-4(b) or is a material advisor as defined in Section 6111(b) of the Code.

(p) Neither the Company nor any of the Company Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law).

(q) The Ownership Limit (as defined in the Company Charter) is 9.225 percent.

Section 3.12 Pension and Benefit Plans; ERISA.

(a) Section 3.12(a) of the Company Disclosure Letter lists each material “employee welfare plan” and “employee pension benefit plan” (as those terms are respectively defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), other than a “multiemployer plan” (as defined in Section 3(37) of ERISA), and each material retirement or deferred compensation plan, incentive compensation plan, stock plan, profit-sharing, unemployment compensation plan, vacation pay, severance pay, post-employment, supplemental employment or unemployment benefit plan or arrangement, bonus or benefit arrangement, insurance (including any self-insurance) or hospitalization program or any other fringe or other benefit or compensation plan, program or arrangement for any current or former employee, trustee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, or any other “employee benefit plan” (as defined in Section 3(3) of ERISA), and each material employment, severance, termination, consultancy or other similar agreement, in each case that the Company or any Company Subsidiary sponsors, participates in or contributes to for the benefit of employees or former employees of the Company and/or the Company Subsidiaries (each, a “Company Employee Benefit Plan”).

(b) A true and correct copy of each written Company Employee Benefit Plan, and a true and correct summary of any material unwritten Company Employee Benefit Plan, has been made available to Parent. A true and correct copy of the most recent annual report (Form 5500 Series), actuarial report, annual financial report, summary plan description and IRS determination letter with respect to each Company Employee Benefit Plan, in each case to the extent applicable, has been supplied or made available to Parent.

(c) Except as would not, individually or in the aggregate, be material:

(i) All Company Employee Benefit Plans comply and have been administered in compliance in all material respects with all applicable requirements of Law, and no event has occurred that would reasonably be expected to cause any such Company Employee Benefit Plan to fail to comply with such requirements and no notice has been issued by any Governmental Entity questioning or challenging such compliance.

(ii)(A) All Company Employee Benefit Plans which are employee pension benefit plans comply in all material respects with all applicable requirements of Sections 401(a) and 501(a) of the Code; (B) each Company Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or has pending an application for such determination from the IRS with respect to those provisions for which the remedial amendment period under Section 401(b) of the Code has not expired, and the Company is not aware of any reason why any such determination letter should be revoked; (C) there have been no amendments to such plans that are not the subject of a favorable determination letter issued with respect thereto by the IRS (other than an amendment for which the remedial amendment period under Section 401(b) of the Code has not expired); and (D) no event has occurred that would reasonably be expected to give rise to disqualification of any such plan under such sections.

(iii) There are no actions, suits, claims, audits or investigations (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened involving any Company Employee Benefit Plan or the assets thereof and, to the Knowledge of the Company, no facts exist that would reasonably be expected to give rise to any such actions, suits, claims, audits or investigations (other than routine claims for benefits).

(iv) Neither the Company, any Company Subsidiary nor any of their respective ERISA Affiliates sponsors, maintains, contributes to or is required to contribute to, or has in the past six years sponsored, maintained, contributed to or was required to contribute to, any employee benefit plan subject to Section 412 of the Code or Title IV of ERISA.

(v) Neither the Company nor any Company Subsidiary has any liability or contingent liability for providing, under any Company Employee Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and Section 4980B of the Code.

(vi) The consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) entitle any current or former employee or director of the Company or the Company Subsidiaries to any payment, bonus, retirement, severance, job security or similar benefit or enhance any such benefit, or accelerate the time of payment, vesting or exercisability or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other obligation pursuant to, any Company Employee Benefit Plan, and no amount or benefit to be paid or provided in connection with the consummation of such transactions will constitute an “excess parachute payment” within the meaning of Section 280G of the Code.

(d) Neither the Company, any Company Subsidiary nor any of their respective ERISA Affiliates, contributes to, has contributed to, or has any liability or contingent liability with respect to a “multiemployer plan” (as defined in Section 3(37) of ERISA), any “welfare benefit fund” (within the meaning of Section 419(e) of the Code) or any “multiple employer plan” (within the meaning of Section 413(c) of the Code).

(e) The exercise price of any stock option or stock appreciation right issued under any Company Employee Benefit Plan was not less than the fair market value of the stock underlying such stock option or stock appreciation right on the date of its grant.

(f) The parties acknowledge that certain payments have been made or are to be made and certain benefits have been granted or are to be granted according to employment compensation, severance and other Company Employee Benefit Plans (collectively, the “Arrangements”) to certain holders of Company Common Shares and other securities of Company (the “Covered Securityholders”). The Company represents and warrants that all such amounts payable under the Arrangements (i) are being paid or granted as compensation for past services performed, future services to be performed, or future services to be refrained from performing, by the Covered Securityholders (and matters incidental thereto) and (ii) are not calculated based on the number of shares tendered or to be tendered into the Offer by the applicable Covered Securityholder. The Company also represents and warrants that (i) the adoption, approval, amendment or modification of each Arrangement since the discussions relating to the transactions contemplated hereby between the Company and Parent began has been approved as an employment compensation, severance or other employee benefit arrangement solely by independent directors of the Company in accordance with the requirements of Rule 14d-10(d)(2) under the Exchange Act and the instructions thereto and (ii) the “safe harbor” provided pursuant to Rule 14d-10(d)(2) is otherwise applicable thereto as a result of the taking prior to the execution of this Agreement of all necessary actions by the Company Board of Directors, the Executive Compensation Committee thereof or its independent directors. A true and complete copy of any resolutions of any committee of the Company Board of Directors reflecting any approvals and actions referred to in the preceding sentence and taken prior to the date hereof has been provided to Parent prior to the execution of this Agreement.

Section 3.13 Labor and Employment Matters.

(a) Neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any labor union or labor organization. To the Knowledge of the Company, there are no representation or certification proceedings or petitions seeking current union representation of employees of the Company or any of the Company Subsidiaries, nor is there any activity by any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.

(b) There is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing, alleging breach of any express or implied contract of employment, any Law or regulation governing employment or the termination thereof, or other discriminatory, wrongful or tortious conduct in connection with the employment relationship pending, or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, except which, individually or in the aggregate, are not material. The Company and the Company Subsidiaries are in compliance with all applicable Laws relating to the employment of their employees, including those relating to wages, hours, collective bargaining, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification and the payment and withholding of Taxes, except for any failure to comply with such Laws that would not, individually or in the aggregate, be material.

(c) There is no strike, slowdown or work stoppage or lockout with respect to the employees of the Company or the Company Subsidiaries pending, or, to the Knowledge of the Company, threatened, against the Company or any of the Company Subsidiaries, except as would not, individually or in the aggregate, be material.

(d) Except as would not, individually or in the aggregate, be material, there is no proceeding, claim, suit or action pending or, to the Knowledge of the Company, threatened in writing, with respect to which any current or former trustee, director, officer, employee or agent of the Company or any of the Company Subsidiaries has a valid claim to indemnification from the Company or any of the Company Subsidiaries.

Section 3.14 Intangible Property.

(a) Except as, individually or in the aggregate, is not material, to the Knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe any Third-Party Intellectual Property Rights. There are no claims pending or threatened in writing against the Company or any Company Subsidiary (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any Company Subsidiary, infringes on any copyright, patent, trademark, trade name, service mark or trade secret of any third party, (ii) against the use by the Company or any Company Subsidiary of any copyrights, patents, trademarks, trade names, service marks, trade secrets, technology, know-how or computer software programs and applications used in the business of the Company or any Company Subsidiary as currently conducted, (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or (iv) challenging the license or legally enforceable right to use of the Third-Party Intellectual Property Rights by the Company or any Company Subsidiary. Except as, individually or in the aggregate, is not material, the Company and each Company Subsidiary owns, or is licensed to use (in each case free and clear of any Liens), all Intellectual Property currently used in the continued operation of its business as presently conducted.

(b) As used in this Agreement, the term (i) “Intellectual Property” means all patents, trademarks, trade names, service marks, copyrights and any applications or registrations therefor, technology, know-how, computer software programs or applications, and other proprietary information or materials, (ii) “Third-Party Intellectual Property Rights” means any rights to Intellectual Property owned by any third party and (iii) “Company Intellectual Property Rights” means the Intellectual Property owned or used by the Company or any Company Subsidiary.

Section 3.15 Environmental Matters.

(a) Neither the Company nor any Company Subsidiary is in violation of any applicable Law or Order relating to pollution or protection of public health and safety, the environment (including indoor or ambient air, surface water, groundwater, land surface or subsurface) or natural resources, including laws and regulations relating to the release or threatened release of any pollutant, contaminant, waste or toxic substance, including asbestos or any substance containing asbestos, polychlorinated biphenyls, petroleum or petroleum products (including crude oil and any fraction thereof), radon, mold, fungus and other hazardous biological materials (collectively, “Hazardous Materials”) or to the manufacture, management, possession, presence, generation, processing, distribution, use, treatment, storage, disposal, transportation, abatement, removal, remediation or handling of, or exposure to, Hazardous Materials (collectively, “Environmental Laws”), except for any violations that, individually or in the aggregate, are not material.

(b) The Company and the Company Subsidiaries (i) hold all material permits, approvals, identification numbers, licenses and other authorizations required under any Environmental Law to own or operate their assets as currently owned and operated (“Environmental Permits”) and (ii) are in material compliance with all, and have not materially violated any of, their respective Environmental Permits.

(c) Neither the Company nor any Company Subsidiary has released, and to the Knowledge of the Company, no other person has released, Hazardous Materials on any real property owned, leased or operated by the Company or the Company Subsidiaries, and, to the Knowledge of the Company, no Hazardous Materials or other conditions are present on any real property currently owned, leased or operated by the Company, the Operating Partnership or the other Company Subsidiaries or at any other location, in any such case, that would reasonably be expected to result in material liability of or materially adversely affect the Company or any Company Subsidiary under or in connection with any Environmental Law.

(d) In the last three (3) years, neither the Company nor any Company Subsidiary has received any written notice of, and there are no pending or, to the Knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to Hazardous Materials or any Environmental Law against or affecting the Company or any of the Company Subsidiaries or any of the Company Properties. Neither the Company nor any Company Subsidiary (i) has entered into or agreed to any consent decree or order or is a party to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or clean up of Hazardous Materials and, to the Knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened with respect thereto against or affecting the Company or any of the Company Subsidiaries or any of the Company Properties, in any such case, that would reasonably be expected to result in material liability of or materially adversely affect the Company or any Company Subsidiary, or (ii) has assumed, by contract or operation of law, any liability under any Environmental Law or relating to any Hazardous Materials, or is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials against or affecting the Company or any of the Company Subsidiaries or any of the Company Properties, except as would not, individually or in the aggregate, be material.

(e) No transaction contemplated by this Agreement will trigger any requirement under any Environmental Property Transfer Act.

Section 3.16 Real Property.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth a correct list of each plot, piece or parcel of real property owned or leased (as lessee) by the Operating Partnership or a Company Subsidiary, in each case having a fair market value in excess of $10,000,000 (all such real property interests, together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, are individually referred to herein as “Company Property” and collectively referred to herein as the “Company Properties”).

(b) The Operating Partnership or a Company Subsidiary owns fee simple title or leasehold title (as applicable) to each of the Company Properties, in each case, free and clear of Liens, mortgages or deeds of trust, claims against title, charges that are Liens or other encumbrances on title, rights of way, restrictive covenants, declarations or reservations of an interest in title (collectively, “Encumbrances”), except for the following (collectively, the “Permitted Title Exceptions”): (i) Encumbrances relating to debt obligations reflected in the Company’s financial statements and the notes thereto (including with respect to debt obligations which are not consolidated), (ii) Encumbrances that result from any statutory or other Liens for Taxes or assessments that are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings; (iii) any Material Contracts (only to the extent that the same encumbers or affects title to real property), or leases to third parties for the occupation of portions of the Company Properties by such third parties in the ordinary course of the business of the Company or the Operating Partnership, (iv) Encumbrances imposed or promulgated by Law or any Governmental Entity, including zoning regulations, (v) Encumbrances disclosed on existing title policies and current title insurance commitments or surveys made available to the Purchaser Parties, (vi) any cashiers’, landlords’, workers’, mechanics’, carriers’, workmen’s, repairmen’s and materialmen’s liens and other similar liens imposed by Law and incurred in the ordinary course of business and (vii) any other Encumbrances, limitations or title defects of any kind, if any, that, individually or in the aggregate, would not be material.

(c) The Company and the Operating Partnership have made available or will make available to the Purchaser Parties those policies of title insurance and current title insurance commitments relating to the Company Properties and that are set forth in Section 3.16(c) of the Company Disclosure Letter, and to the Company’s and the Operating Partnership’s Knowledge, no material claim has been made under any such policy.

(d) Section 3.16(d) of the Company Disclosure Letter lists as of the date hereof each material ground lease to which Company or any Company Subsidiary is party, as lessee or lessor, and each material reciprocal easement agreement, operating agreement or similar agreement affecting the ownership, use or occupancy of any Company Property (each, an “REA”). Each such ground lease and REA is in full force and effect and is valid, binding and enforceable in accordance with its terms against the Company or a Company Subsidiary, as applicable, and, to the Knowledge of the Company, against the other parties thereto. Neither the Company nor any Company Subsidiary, on the one hand, nor, to the Knowledge of Company, any other party, on the other hand, is in material default under any such ground lease or REA. All payments due under such ground leases or REAs have been made, and no additional payments for any past period are due and payable. No purchase option has been exercised under any such ground lease or REA, except purchase options whose exercise has been evidenced by a written document as described in Section 3.16(d) of the Company Disclosure Letter. The Company and the Operating Partnership have made available to the Purchaser Parties a correct and complete copy of each such ground lease and REA and all amendments, modifications, supplements, renewals, extensions and guarantees related thereto as of the date hereof. Each such ground lease and REA (together with all such documents made available to the Purchaser Parties) constitutes the entire agreement with the other parties thereto such that there are no understandings, representations, warranties or promises not set forth in full therein.

(e) Neither Company nor any Company Subsidiary is a party to any agreement relating to the management of any of the Company Properties by a party other than Company or any wholly owned Company Subsidiaries.

(f) The Company and Operating Partnership have made available to the Purchaser Parties a correct and complete copy of each Material Lease and all amendments thereto. Each Material Lease is in full force and effect and is valid, binding and enforceable in accordance with its terms, except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect. Except only as set forth in Section 3.16(f) of the Company Disclosure Letter, (i) no tenant is in arrears in the payment of rent, additional rent or any other material charges due under any Material Lease, or, to the Knowledge of Company or any Company Subsidiary, is materially in default in the performance of any other obligations under the applicable Material Lease; (ii) there are no rent concessions (whether in form of cash contributions, work agreements, assumption of an existing tenant’s other obligations, or otherwise) or extensions of time whatsoever not reflected in the Material Leases; (iii) no tenant has an option to terminate its respective Material Lease except as provided in the Material Leases; (iv) to the Knowledge of Company, no bankruptcy or insolvency proceedings has been commenced (and is continuing) by or against any tenant under any Material Lease; and (v) to the Knowledge of the Company, no tenant has any currently exercisable right to terminate any Material Lease as a result of sales or revenues generated by such tenant at the related leased premises failing to exceed specified threshold amounts specified in such Material Lease or any other agreement or document. “Material Lease” means for any Company Property any lease, and all amendments thereto, (A) to an “anchor tenant” occupying at least 200,000 square feet with respect to such Company Property or (B) that is one of the five largest leases with respect to such Company Property in terms of gross annual minimum rent. Section 3.16(f) of the Company Disclosure Letter sets forth each written offer or proposal which, if accepted by the Company or the relevant Company Subsidiary, would be a Material Lease.

Section 3.17 Insurance. Section 3.17 of the Company Disclosure Letter sets forth a list that is correct and complete in all material respects of the insurance policies held by or for the benefit of the Company or any Company Subsidiary. The Company and all Company Subsidiaries maintain insurance coverage with insurers, or maintain self-insurance practices, in such amounts and covering such risks which in its good-faith judgment are reasonable for the business of the Company and the Company Subsidiaries (taking into account the cost and availability of such insurance). There is no claim by the Company or any Company Subsidiary pending under any such policies which (i) has been denied or disputed by the insurer and (ii) would constitute, individually or in the aggregate, a Company Material Adverse Effect. All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, and no written notice of cancellation or termination has been received by the Company or the Operating Partnership with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

Section 3.18 Material Contracts. Section 3.18 of the Company Disclosure Letter sets forth a list that is correct and complete in all material respects of each contract, arrangement, commitment or understanding (whether written or oral) to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound and (a) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company SEC Documents, (b) that materially restricts or purports to materially restrict the conduct of any material line of business by the Company or any of its Subsidiaries or, upon consummation of the transactions contemplated by this Agreement, will materially restrict the conduct of any material line of business by Parent, the Company or any of their respective Subsidiaries or SPG, Farallon or any of their respective Affiliates or the ability of Parent, the Company or any of their respective Subsidiaries or SPG, Farallon or any of their respective Affiliates to engage in any line of business or (c) that, upon consummation of the transactions contemplated by this Agreement, including the Offer and the Mergers, will subject any of the Company or any of its Affiliates to any material exclusivity arrangements with or to a labor union or guild (including any collective bargaining agreement). Each contract, arrangement, commitment or understanding of the type described in this Section 3.18, together with any TIF-related agreements and material license or contract relating to the Company Intellectual Property, whether or not set forth in the Company Disclosure Letter and including all contracts, arrangements, commitments or understandings filed or incorporated by reference in the Company SEC Documents, is referred to in this Agreement as a “Material Contract.” Each Material Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the Company or any of its Subsidiaries, as applicable, and, to the Knowledge of the Company, with respect to the other parties thereto. Except as, individually or in the aggregate, is not material, (i) neither the Company nor any Company Subsidiary is and, to the Company’s Knowledge, no other party is, in material breach or violation of, or material default under, any Material Contract, (ii) none of the Company nor any Company Subsidiary has received notice of any material violation or breach of, or material default under, any such

Material Contract by any of the other parties thereto and (iii) no event has occurred which would result in a material breach or violation of, or material default under, any Material Contract (in each case with or without notice or lapse of time or both).

Section 3.19 Opinion of Financial Advisor. The Company Board of Directors has received the opinion of J.P. Morgan Securities Inc. to the effect that, as of the date of this Agreement, the Merger Consideration to be paid to the holders of Company Common Shares in the Merger is fair, from a financial point of view, to such holders. The Company shall make any such opinion received by it available to Parent promptly following execution of this Agreement.

Section 3.20 Brokers. Except for Goldman, Sachs & Co and J.P. Morgan Securities Inc. (“Company Financial Advisors”), whose fees will be paid by the Company, there is no broker, investment banker, finder, intermediary or other Person that is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Operating Partnership. The Company has made available to Parent a correct and complete copy of all agreements between the Company or the Operating Partnership, on the one hand, and either of the Company Financial Advisors on the other hand, under which any Company Financial Advisor would be entitled to any payment in connection with the Merger or the transactions contemplated by this Agreement.

Section 3.21 Inapplicability of Takeover Statutes and Certain Charter and Bylaw Provisions. The Company has “opted out” of Section 203 of the DGCL (the “Takeover Statute”) with the effect that, among other things, the Takeover Statute is inapplicable to the acquisition of beneficial ownership of Company Common Shares by Parent and its direct and indirect owners and any of their respective Affiliates in connection with the formation of Parent and the consummation of the Offer, the Mergers or any other transaction contemplated by this Agreement, any option granted to Parent or its Affiliates by the Company or any other Person or the exercise thereof, or any other acquisition of shares following consummation of the Offer. No other “control share acquisition”, “fair price”, “moratorium” or other anti-takeover Laws apply to the acquisition of beneficial ownership of Company Common Shares by Parent and its direct and indirect owners and their respective Affiliates in connection with the formation of Parent and the consummation of the Offer, the Mergers or any other transaction contemplated by this Agreement, any option granted to Parent or its Affiliates by the Company or the exercise thereof, or any other acquisition of shares following consummation of the Offer. The Company and the Company Board of Directors have taken all appropriate and necessary actions to cause the acquisition of beneficial ownership by Parent and its Affiliates in connection with the formation of Parent and the consummation of the Offer, the Mergers or any other transaction contemplated by this Agreement, any option granted to Parent or its Affiliates by the Company or the exercise thereof, or any other acquisition of shares following consummation of the Offer to comply with or be exempted from any provision contained in the Company Charter, Company Bylaws or in the comparable organizational document of any Company Subsidiary that would otherwise prohibit, hinder or delay such transactions and render any and all limitations on ownership of (i) Company Common Shares as set forth in the Company Charter and (ii) the limited partner interests in the Operating Partnership as set forth in the Partnership Agreement, including the ownership limit (the “Ownership Limit”) set forth in Article XII of the Company Charter, inapplicable to the acquisition of beneficial ownership by Parent and its Affiliates in connection with the formation of Parent and the consummation of the Offer, the Mergers or any other transaction contemplated by this Agreement, any option granted to Parent or its Affiliates by the Company or any other Person or the exercise thereof, or any other acquisition of Company Common Shares following the consummation of the Offer (and to cause Parent, its direct and indirect owners and any of their respective Affiliates (other than any Affiliates who are Individuals (as defined in Section 4.7(b)) to be “Exempted Holders” for purposes of Section 12.11 of the Company Charter), any option granted to Parent or its Affiliates by the Company or any other Person or the exercise thereof, or any other acquisition of shares following consummation of the Offer, the Mergers, this Agreement and the other transactions contemplated hereby, and no Company Common Shares currently owned or hereafter acquired (whether pursuant to the Offer or otherwise) by any of such Persons shall be “Excess Stock” for purposes of the Company Charter or otherwise be subject to any limitation on their voting rights, in each case provided that the representations in Section 4.7(b) are accurate and in each case to the extent consistent with the Company’s continued qualification as a REIT under the Code and as a “domestically-controlled” REIT under the Code. The Takeover Statute, all such other Laws and all provisions contained in organizational documents of the Company or any Company Subsidiary referred to in this Section 3.21, including the Ownership Limit, are hereinafter collectively referred to as “Defensive Measures.”

Section 3.22 Offer Documents; Proxy Statement; Schedule 14D-9.

(a) None of the information to be supplied by the Company for inclusion or incorporation by reference in the Schedule TO or other Offer Documents or the Proxy Statement will, in the case of the Schedule TO and other Offer Documents, at the time of filing with the SEC and the date first published, sent or given to the Company’s stockholders, and, in the case of the Proxy Statement, at the time of mailing of the Proxy Statement, at the time of the Stockholder Meeting and at the Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Merger Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur that is required to be described in the Proxy Statement such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Company. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

(b) The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company’s stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to any information supplied by Parent or Purchaser Sub in writing for inclusion in the Schedule 14D-9.

Section 3.23 Investment Company Act of 1940. None of the Company, the Operating Partnership and the other Subsidiaries of the Company is, or at the Merger Effective Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

Section 3.24 Termination of Prior Agreement. Prior to or simultaneously with the execution of this Agreement, the Prior Agreement has been validly terminated in accordance with its terms and is of no further force and effect, other than those provisions of the Prior Agreement which expressly survive such termination.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES

Except as set forth in the disclosure letter, dated as of the date hereof and delivered to the Company in connection with the execution and delivery of this Agreement (the “Parent Disclosure Letter”), each Purchaser Party represents and warrants to the Company and the Operating Partnership as follows:

Section 4.1 Organization and Good Standing.

(a) Parent is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Parent has all requisite limited liability company power and authority and all necessary government approvals or licenses to own, lease, operate its properties, and to carry on its business as now being conducted, except where the absence thereof, individually or in the aggregate, is not material. Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction (to the extent such concepts exist in such jurisdictions) in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, is not material.

(b) (i) Purchaser Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and (ii) Parent is the sole stockholder of Purchaser Sub. Purchaser Sub has all requisite corporate power and authority and all necessary government approvals or licenses to own, lease, operate its properties, and to carry on its business as now being conducted, except where the absence thereof, individually or in the aggregate, is not material. Purchaser Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction (to the extent such concepts exist in such jurisdictions) in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, is not material. Since their respective dates of incorporation, Parent and Purchaser Sub has not engaged in any activities or conducted any operations other than in connection with the proposed acquisition of the Company, arranging equity and debt financing therefor and in connection with or as contemplated by this Agreement.

(c) Purchaser LP is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware and Purchaser Sub or a wholly owned subsidiary of Purchaser Sub is the sole general partner of Purchaser LP. Purchaser LP has all requisite partnership power and authority and all necessary government approvals or licenses to own, lease, operate its properties, and to carry on its business as it is conducted, except where the absence thereof, individually or in the aggregate, is not material. Purchaser LP is duly qualified or licensed to do business and is in good standing in each jurisdiction (to the extent such concepts exist in such jurisdictions) in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, is not material. Since the date of its formation, Purchaser LP has not engaged in any activities or conducted any operations other than in connection with or as contemplated by this Agreement.

(d) Parent has heretofore made available to the Company complete and correct copies of the certificate of formation and limited liability company agreement of Parent (as in effect as of the date hereof), and the charter, bylaws or other organizational documents of each other Purchaser Party, in each case as currently in effect. No dissolution, revocation or forfeiture proceedings regarding any of the Purchaser Parties have been commenced.

Section 4.2 Authority; No Violations.

(a) Each Purchaser Party has all requisite limited liability company, corporate or partnership (as applicable) power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject to the acceptance of the Company Certificate of Merger and the Partnership Certificate of Merger by the Delaware Secretary of State. The board of directors or equivalent governing body of Parent has duly and validly approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger. Each of the board of directors of Purchaser Sub, Parent, as sole stockholder of Purchaser Sub, and Purchaser Sub, as general partner of Purchaser LP, has duly and validly approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Mergers. No other approval of any equity holder or governing body of any Purchaser Party is required to approve or adopt this Agreement or the transactions contemplated by this Agreement.

(b) This Agreement has been duly and validly executed and delivered by each Purchaser Party and, assuming due authorization, execution and delivery by the Company and the Operating Partnership, constitutes a legal, valid and binding obligation of such Purchaser Party, enforceable against such Purchaser Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution and delivery of this Agreement by each Purchaser Party will not, and the consummation of the transactions contemplated hereby and the performance of their obligations hereunder will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation, or result in the triggering of any payments or the loss of a benefit under, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of such Purchaser Party or any of their Subsidiaries under, require the consent or approval of any third party or otherwise result in a detriment or default to such Purchaser Party or any of its Subsidiaries under, any provision of (i) the charter or organizational documents of such Purchaser Party or any of its Subsidiaries as amended or supplemented, (ii) any loan or credit agreement or note, or any bond, mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise or license applicable to such Purchaser Party or any of its Subsidiaries, or to which its respective properties or assets are bound or any guarantee by such Purchaser Party or any of its Subsidiaries of any of the foregoing, (iii) any joint venture or other ownership arrangement or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 4.3 are duly and timely obtained or made, any Law or Order applicable to or binding upon such Purchaser Party or any of their Subsidiaries, or any of its respective properties or assets, other than, in the case of clauses (ii), (iii) and (iv), any such conflicts, violations, defaults, rights, Liens or detriments that, individually or in the aggregate, would not constitute a Parent Material Adverse Effect.

Section 4.3 Governmental Approvals and Notices. No consent, approval, order or authorization of, or registration, declaration or filing with, notice to or permit from, any Governmental Entity, is required by or on behalf of any Purchaser Party or any of their Subsidiaries in connection with the execution and delivery of this Agreement by any Purchaser Party or the consummation by any Purchaser Party of the transactions contemplated hereby and the performance of its obligations hereunder, except for: (a) the filing of the Company Certificate of Merger with, and the acceptance for record of the Company Certificate of Merger by, the Delaware Secretary of State; (b) the filing of the Partnership Certificate of Merger with, and the acceptance for record of the Partnership Certificate of Merger by, the Delaware Secretary of State; (c) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws; (d) such filings as may be required in connection with state or local transfer taxes; (e) any filings or notices required under the rules and regulations of the NYSE; (f) compliance with any applicable requirements of laws, rules and regulations in other foreign jurisdictions governing antitrust or merger control matters; (g) compliance with any applicable requirements of the HSR Act; and (h) any such other consent, approval, order, authorization, registration, declaration, notice, filing or permit that the failure to obtain or make, individually or in the aggregate, would not constitute a Parent Material Adverse Effect.

Section 4.4 Availability of Funds.

(a) Parent shall have available at the Acceptance Date and at the Merger Effective Time and Partnership Merger Effective Time, cash in an aggregate amount sufficient to consummate the Offer and pay the aggregate Merger Consideration, as applicable, and to enable the Purchaser Parties to perform their other respective obligations under this Agreement.

(b) Parent has provided to the Company a true, complete and correct copy of (i) executed commitment letters from certain funds managed by Farallon Capital Management, L.L.C. and its Affiliates (collectively, “Farallon”) and the Simon Operating Partnership to provide Parent with equity financing in an aggregate amount of $1,300,000,000 in cash or

Company Common Shares (the “Equity Funding Letters”). The Equity Funding Letters are collectively referred to herein as the “Financing Commitments”, and the financing contemplated thereby is referred to herein as the “Parent Financing”).

(c) The Financing Commitments are (i) legal, valid and binding obligations of Parent and, to the Knowledge of Parent, each of the other parties thereto and (ii) enforceable in accordance with their respective terms against Parent and each of the other parties thereto, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). None of the Financing Commitments has been amended or modified prior to the date of this Agreement, and as of the date hereof the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect. The Financing Commitments are in full force and effect. There are no conditions precedent or other contingencies related to the funding of the full amount of the Parent Financing, other than as set forth in or contemplated by the Financing Commitments. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or any other parties thereto, under the Financing Commitments. As of the date hereof, Parent has no reason to believe that any of the conditions to the Parent Financing contemplated by the Financing Commitments will not be satisfied or that the Parent Financing will not be made available to Parent on the Closing Date. Parent will provide to the Company any amendments to the Financing Commitments, or any notices given in connection therewith, as promptly as reasonably possible (but in any event within twenty-four (24) hours), and no such amendments will be adverse to the Company or will be reasonably likely to result in the Offer or the Mergers not being consummated.

Section 4.5 Brokers. Except for Merrill Lynch & Co., whose fees will be paid by Parent or its Affiliates, there is no broker, investment banker, finder, intermediary or other Person that is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Purchaser Party.

Section 4.6 Litigation. There is no litigation, arbitration, claim, investigation, suit, action or proceeding pending or, to the Knowledge of Parent, threatened against or affecting any Purchaser Party or any of its Subsidiaries, nor is there any Order outstanding against any Purchaser Party or any of its Subsidiaries, in each case which would reasonably be expected to, individually or in the aggregate, (i) cause any of the transactions contemplated by this Agreement, including the Merger and the Partnership Merger, to be rescinded following their consummation or (ii) materially impair or delay the ability of any Purchaser Party to perform its obligations hereunder or prevent the consummation by any of them of any of the transactions contemplated hereby.

Section 4.7 Ownership of Company Common Shares or LP Units.

(a) As of immediately prior to the execution of this Agreement, each of the Purchaser Parties and any of their Subsidiaries “beneficially owns” or is a “beneficial owner” (within the meaning of the regulations promulgated under Section 13(d) of the Exchange Act) of, the number of outstanding Company Common Shares or LP Units as previously disclosed in writing to the Company.

(b) None of the Purchaser Parties is an individual for the purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) (an “Individual”) and the consummation by the Purchaser Parties of the Offer will not cause any Person who is an Individual to own, directly or indirectly (for purposes of Section 542(a)(2) of the Code determined taking into account Section 544 of the Code as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code) an amount of Company Common Shares in excess of the Ownership Limit (which is currently 9.225 percent). Each of the Purchaser Parties agrees that any violation or attempted violation of the foregoing will result in the application of the remedies set forth in Section 12.3 of the Company Charter with respect to the Company Common Shares held in excess of the Ownership Limit.

(c) Parent has provided to the Company a true, complete and correct copy of the executed Option Agreement, dated as of February 4, 2007 (the “Stark Option Agreement”), between Stark Master Fund Ltd. and Simon Property Group, Inc. (“SPG”).

Section 4.8 Investigation.

(a) Each Purchaser Party acknowledges and agrees that it has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities and prospects of the Company and its Subsidiaries, which investigation, review and analysis was conducted by such Purchaser Party and its Representatives. Each Purchaser Party acknowledges that it and its Representatives have been provided access to the personnel, properties, premises and records of the Company and its Subsidiaries for such purpose. In entering into this Agreement, each Purchaser Party acknowledges that it has not relied on any factual representations of the Company or its Subsidiaries, or their respective Representatives, except for the specific representations and warranties of the Company set forth in Article III.

(b) Each Purchaser Party acknowledges and agrees that none of the Company, any of its Subsidiaries or any of their respective Representatives makes or has made any representation or warranty, either express or implied, as to the Company or any of its Subsidiaries or as to the accuracy or completeness of any of the information regarding the Company or any of its Subsidiaries (including materials furnished or made available by the Company or its representatives in any “data rooms,” “virtual data rooms,” management presentations or projections, or in any other form (collectively, the “Company Data Room”) provided or made available to Parent or its Representatives (except for the specific representations and warranties of the Company and the Operating Partnership set forth in Article III), and none of the Company, the Operating Partnership or any of their respective Representatives shall have or be subject to any liability to any Purchaser Party or any other Person resulting from the distribution to such Person, or such Person’s use of or reliance on, any such information or any information, documents or material made available to any Purchaser Party or any other Person in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the transactions contemplated by this Agreement. Each of the Purchaser Parties specifically disclaims any reliance on any financial or operating projections or other forward-looking statements with respect to the

Company, the Operating Partnership, the Company Subsidiaries and their respective businesses that may have been provided to any of the Purchaser Parties or their Representatives in the course of due diligence and negotiations.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business by the Company.

(a) During the period from the date of this Agreement to the earlier of the termination of this Agreement or the Merger Effective Time, except (i) as otherwise expressly provided by this Agreement, (ii) as otherwise required by applicable Law, (iii) as otherwise set forth in Section 5.1 of the Company Disclosure Letter or (iv) as consented to by Parent, the Company and the Operating Partnership shall, and shall cause each of the other Company Subsidiaries to: (A) carry on their respective businesses in the ordinary course, consistent with past practice, (B) use commercially reasonable efforts to maintain and preserve intact in all material respects their respective business organization (including maintaining the status of the Company as a REIT within the meaning of the Code) and business relationships with third parties, (C) use commercially reasonable efforts to retain the services of their respective key officers and (D) ensure that the Defensive Measures are not and do not become applicable to the Offer, the Merger, the Partnership Merger, the Parent Financing or any of the other transactions contemplated by this Agreement.

(b) Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Merger Effective Time, except (A) as otherwise expressly provided by this Agreement, (B) as otherwise required by applicable Law, (C) as otherwise set forth in Section 5.1 of the Company Disclosure Letter or (D) as consented to by Parent, the Company and the Operating Partnership shall not, and shall cause each of the other Company Subsidiaries to not, directly or indirectly:

(i)(A) declare, set aside for payment or pay any dividends on, or make any other actual, constructive or deemed distributions (whether in cash, shares, property or otherwise) in respect of, any of the Company’s shares of any class or series of its capital stock or the partnership interests, shares, stock or other equity interests in the Operating Partnership or any other Company Subsidiary, other than (1) regular, cash distributions pursuant to the terms of the Preferred Shares, (2) applicable distributions required to be paid to holders of Partnership Units, if any, or (3) dividends or distributions, declared, set aside or paid by any wholly owned Company Subsidiary to the Company or any Company Subsidiary that is, directly or indirectly, wholly owned by the Company and provided that the Company may make dividend payments to the extent required to maintain REIT status or to eliminate any U.S. federal income or excise tax liability, (B) split, combine or reclassify any shares, stock, partnership interests or other equity interests or, except with respect to the issuance of Company Common Shares in connection with the exercise of Company Options or the vesting of other equity or equity-linked awards, in any case, outstanding or awarded as of the date of this Agreement, issue or authorize the issuance of any securities in respect of, in lieu of or in substitution for shares of such shares, capital stock, partnership interests or other equity interests or (C) purchase, redeem or otherwise acquire (except for (x) the redemption of LP Units for shares of Company Common Shares in accordance with the Partnership Agreement, (y) the repurchase of Series F Shares pursuant to the terms thereof and (z) the repurchase of Company Common Shares for net vesting in connection with the exercise of Company Options or in connection with the vesting of other equity and equity-linked awards, in any case, outstanding or awarded as of the date of this Agreement, including the payment of the purchase price and any withholding tax associated therewith) any Company Common Shares, preferred stock, other equity interests or securities of the Company or the partnership interests, capital stock, other equity interests or securities of any Company Subsidiary or any options, warrants or rights to acquire, or security convertible into, Company Common Shares, preferred stock, other equity interest or securities of the Company or the partnership interests, capital stock or other equity interests in any Company Subsidiary;

(ii)(A) split, subdivide, consolidate, combine, classify or reclassify any unissued Company Common Shares, shares of capital stock, units, interests, any other voting, non-voting, convertible, exchangeable or redeemable securities (including LP Units or other partnership interests) or stock-based performance units of the Company or any Company Subsidiary; (B) authorize for issuance, issue, deliver, sell, or grant Company Common Shares, shares of capital stock, units, interests, any other voting, non-voting, convertible, exchangeable or redeemable securities (including LP Units or other partnership interests) or stock-based performance units of the Company or the Company Subsidiaries, (C) authorize for issuance, issue, deliver, sell, or grant any option or other right in respect of, any Company Common Shares, shares of capital stock, units, interests, any other voting or redeemable securities (including LP Units or other partnership interests), or stock-based performance units of the Company or any Company Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, units, interests, voting securities or convertible or redeemable securities or (D) amend or waive any option to acquire Company Common Shares (except, with respect to the foregoing clause (A), (B) and (C), (1) as required under the Partnership Agreement as in effect on the date hereof, (2) as required by the terms of the Series F Shares as in effect on the date hereof, (3) in connection with the exercise of Company Options or the vesting of other equity or equity-linked awards outstanding or awarded as of the date hereof and (4) in connection with the exchange of Partnership Units for Company Common Shares in accordance with the Partnership Agreement), or the issuance of Partnership Units or Company Common Shares on the exercise of stock options or the issuance of Company Common Shares upon the vesting of restricted shares not theretofore outstanding;

(iii) amend the Company Charter or the Company Bylaws, or any other comparable charter or organizational documents of any Company Subsidiary or amend or modify the terms of any equity or debt securities issued by the Company or any Company Subsidiary (other than those held by the Company or any wholly owned Company Subsidiary);

(iv)(A) merge, consolidate or enter into any other business combination transaction with any Person, other than wholly owned Company Subsidiaries, (B) acquire (by merger, consolidation or other acquisition) any corporation, partnership or other entity other than wholly owned Company Subsidiaries or, in any manner outside the ordinary course of business, any material amount of assets, (C) purchase any equity or debt interest in, or make any debt or equity investment in, or purchase all or substantially all of the assets of, any Person (other than any wholly owned Subsidiary of the Company) or any division or business thereof;

(v) except for draws under its existing line(s) of credit and under the Credit Agreement, incur any indebtedness for borrowed money in excess of $25 million;

(vi) sell, mortgage, subject to Lien other than Permitted Title Exceptions (or, in the case of an involuntary Lien, fail to take commercially reasonable action within the earlier of (A) thirty (30) days after receiving notice thereof and (B) ninety (90) days of the creation thereof to have such Lien removed), lease (other than leases as landlord or sublessor in the ordinary course of business that are not leases for space in excess of 50,000 square feet) or otherwise dispose of any of the Company Properties or any other material asset of the Company or any Company Subsidiary, including by the disposition or issuance of equity securities in an entity that owns a Company Property or such material asset, except pursuant to a binding sales contract in existence on the date of this Agreement or in connection with the incurrence of indebtedness permitted hereunder;

(vii)(A) assume or guarantee the indebtedness of another Person (other than a Company Subsidiary), (B) make any loans, advances, capital contributions or investments in any other Person (other than a Company Subsidiary) or (C) pledge, grant a security interest or other Lien in, or otherwise encumber shares of capital stock or securities of the Company or any Company Subsidiary other than in connection with the incurrence of indebtedness permitted hereunder;

(viii) except as required by Law, make, change or rescind any material Tax election, amend any material Tax Return, or settle or compromise any material federal, state, local or foreign income Tax liability, audit, claim or assessment, or enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund (except to the extent necessary or appropriate to preserve the Company’s status as a REIT or to preserve the status of any Company Subsidiary as a partnership, “qualified REIT subsidiary” or “taxable REIT subsidiary” for U.S. federal income tax purposes (in which case, the Company or the Operating Partnership, as the case may be, shall make such election in a timely manner and shall inform Parent of such election)); provided that nothing in this Agreement shall preclude the Company from designating dividends paid by it as “capital gain dividends” within the meaning of Section 857 of the Code (with the prior written consent of Parent, which shall not be unreasonably withheld);

(ix) enter into any material Tax Protection Agreement, or take any action that would violate any Tax Protection Agreement or otherwise give rise to any material liability of the Company or any Company Subsidiary with respect thereto;

(x) change any of its methods, principles or practices of financial accounting in effect, other than as required by GAAP or regulatory guidelines;

(xi) except as required by applicable Law or the terms of any Company Employee Benefit Plan as in effect on the date hereof, (A) adopt, terminate, modify or amend any Company Employee Benefit Plan in such a manner as to increase the cost to the Company of maintaining such Company Employee Benefit Plan, or adopt any new employee benefit plan, incentive plan, severance agreement, bonus plan, compensation, special remuneration, retirement, health, life, disability, stock option or other plan, program, agreement or arrangement that would be a Company Employee Benefit Plan if it had been in existence on the date hereof, (B) grant any new Company SARs, Company Options, restricted shares or any other equity-based awards, (C) enter into any employment, severance, change in control, tax gross-up, deferred compensation or other similar agreement or arrangement, or amend any such agreement or arrangement in such a manner as to increase the cost to the Company thereof, (D) grant any severance or termination pay, or any increase thereof, to any trustee, director, officer or employee, (E) establish, pay, agree to grant or increase any bonus, stay bonus, retention bonus or any similar benefit under any plan, agreement, award or arrangement, (F) hire or terminate (other than for cause) any member of senior management or (G) increase any salary or bonus of any employee of the Company or any Company Subsidiary, other than, in the case of employees other than members of senior management, in the ordinary course of business consistent with past practice;

(xii) except as expressly provided in Section 5.2, Section 5.3 and Section 5.4, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of the Company Subsidiaries;

(xiii) other than in the ordinary course of business consistent with past practice, pay, discharge or satisfy any material liabilities or obligations other than the payment, discharge or satisfaction when due of liabilities reflected or reserved against in the Company Balance Sheet;

(xiv) terminate any Material Contract or enter into, modify, amend, renew or waive any right to terminate any Material Contract that would result in any Material Contract having a term in excess of twelve (12) months that is not terminable by the Company or a Company Subsidiary upon notice of thirty (30) days or less or that imposes payment or other obligations on the Company or any Company Subsidiary in excess of $5 million;

(xv) settle or compromise any material action, claim or proceeding brought against the Company or any Company Subsidiary (including in connection with the Restatement and Related Matters); provided, however, that Parent shall not unreasonably withhold, condition or delay its consent to any settlement or compromise of any action, claim or proceeding relating to, or involving allegations with respect to, this Agreement, the Merger, the Partnership Merger or the other transactions contemplated by this Agreement;

(xvi) fail to use commercially reasonable efforts to cause the current insurance (or re-insurance) policies maintained by the Company or any Company Subsidiary, including directors’ and officers’ insurance, not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance or re-insurance companies of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums or less are in full force and effect; provided that neither the Company nor any Company Subsidiary shall obtain or renew any insurance (or reinsurance) policy for a term exceeding twelve (12) months;

(xvii) fail to comply promptly with all material requirements which applicable Law may impose on the Company or any Company Subsidiary;

(xviii) undertake a substantial or unusual expansion of any of its facilities or properties or an expansion that is out of the ordinary course of business consistent with prior practice or make a capital expenditure which is, individually or in the aggregate, in excess of the amount permitted under the Credit Agreement;

(xix) enter into any forward, swap, option or other derivative contract, agreement or commitment;

(xx) enter into any material contract, arrangement, understanding, commitment or other transaction between the Company or any Company Subsidiary and (A) any senior officer or director of the Company or any Company Subsidiary, (B) any holder of record or, to the Knowledge of the Company, beneficial owner of 5% or more of the Company Common Shares or of 5% or more of the LP Units or (C) any person who, to the Knowledge of the Company, is an Affiliate or associate (as defined in Rule 12b-2 under the Exchange Act) of any such officer, director, or beneficial owner;

(xxi) intentionally take any action or fail to take any action such that any of the representations and warranties of the Company and the Operating Partnership cease to be true and correct as of the Closing Date;

(xxii)(A) terminate, amend, modify, waive or grant any consent under any provision of any confidentiality or standstill or similar agreement, document or other instrument to which the Company, the Operating Partnership or any of the other Company Subsidiaries is a party (other than any to which Parent is a party), (B) fail to take commercially reasonable efforts to enforce to the fullest extent permitted under applicable law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction, or (C) modify, fail to enforce, or grant any waiver under the “Excess Stock” provisions of Article XII of the Company Charter;

(xxiii) other than payments to the Company Financial Advisors pursuant to written agreements in effect on the date hereof and made available to Parent as set forth in Section 3.20, pay any fees or reimburse any expenses of any counsel (other than for any actual or threatened litigation), financial advisors, accountants, consultants or other service professionals in connection with this Agreement, the Merger, the Partnership Merger or the Proxy Statement/Prospectus; or

(xxiv) agree to take or adopt any resolutions of the Company Board in support of, any of the actions prohibited by this Section 5.1(b).

To the extent that any action permitted to be taken by the Company or any Company Subsidiary under this Section 5.1(b) conflicts with a specific instruction given by Parent pursuant to Section 5.13, then such action shall be deemed not to be permitted hereunder. Notwithstanding anything herein to the contrary, the failure to perform by the Company its obligations under Section 5.1(b)(xvii) and Section 5.1(b)(xxi) shall not be (1) a condition to the Purchaser Parties’ obligation to effect the Mergers and to consummate the other transactions contemplated by this Agreement as set forth in Section 6.2(b), or (2) a basis on which Parent may terminate this Agreement under Section 7.1(d), in each case except to the extent that such failure to perform shall have resulted in, individually or in the aggregate, a Company Material Adverse Effect.

Section 5.2 Preparation of Offer Documents and Proxy Statement; Stockholders’ Meeting.

(a) Parent represents that the Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company’s stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent with respect to information supplied by the Company in writing for inclusion in the Offer Documents.

(b) As soon as practicable after the earlier of the Acceptance Date and the date on which the parties determine to pursue a One-Step Merger, if approval or action in respect of the Merger by holders of Company Common Shares is required by applicable Law, and after taking into account the disclosure requirements under applicable Law, (i) the Company and Parent shall prepare, and the Company shall file with the SEC, a proxy statement or, if shares have been purchased pursuant to the Offer, an information statement (as defined in Rule 14c-1 under the Exchange Act) (the “Proxy Statement”) in preliminary form or such other form, statement or report as may be required under the federal securities laws relating to the Company Stockholder Meeting to be held in connection with the Merger to obtain the Company Stockholder Approval. Each of Parent, Purchaser Sub, Purchaser LP and the Company shall reasonably cooperate with each other in the preparation of the Proxy Statement and shall use commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing. Each of the Company, Parent, Purchaser Sub and Purchaser LP shall notify the other parties promptly following the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and will supply the other parties with copies of all correspondence with the SEC with respect to the Proxy Statement, and will consult with the other parties and their counsel prior to making any response to the SEC with respect thereto. The Proxy Statement and any supplement or amendment thereto, shall comply in all material respects with all applicable requirements of Law. If an event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement, (A) Parent or the Company, as the case may be, shall promptly inform the other of such event, (B) the Company, Purchaser Sub or Purchaser LP, as the case may be, shall prepare and file with the SEC any such amendment or supplement to the Proxy Statement and (C) each of the Company, Parent, Purchaser Sub and Purchaser LP shall use commercially reasonable efforts to have any such amendment or supplement cleared or declared effective, as the case may be, as promptly as practicable after such filing. The

Company agrees, as to itself, the Operating Partnership and the other Company Subsidiaries, that none of the information supplied by it, the Operating Partnership or any of the other Company Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will at the date of mailing of the Proxy Statement to stockholders of the Company and at the time of the Company Stockholder Meeting and at the Merger Effective Time, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the agreement contained in this sentence shall not be applicable to any statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of any Purchaser Party or any of its Subsidiaries for inclusion or incorporation by reference therein. Each Purchaser Party agrees, as to itself and its Subsidiaries, that none of the information supplied by it or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will at the date of mailing of the Proxy Statement to stockholders of the Company and at the time of the Company Stockholder Meeting and at the Merger Effective Time, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the agreement contained in this sentence shall not be applicable to any statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of the Company, the Operating Partnership or any other Company Subsidiary for inclusion or incorporation by reference therein. Subject to Section 1.12(a), Parent, Purchaser Sub, Purchaser LP, the Company and the Operating Partnership shall cooperate in the preparation, filing and dissemination to holders of LP Units of appropriate disclosure documents for the Roll-Over Election.

(c) The Company shall mail the Proxy Statement to its stockholders and duly call, give notice of, convene and hold the Company Stockholder Meeting for the purpose of obtaining the Company Stockholder Approval if approval or action in respect of the Merger by holders of Company Common Shares is required by applicable Law. Except as provided in the next sentence, in the case of a One-Step Merger, the Company Board of Directors shall recommend to its stockholders that they approve and adopt this Agreement and the transactions contemplated by this Agreement, including the Merger (the “Company Merger Recommendation”), and the Proxy Statement shall include the Company Merger Recommendation. Notwithstanding anything to the contrary in this Agreement, (i) in the case of a One-Step Merger, the Company Board of Directors shall be permitted to (A) not recommend to the Company stockholders that they provide the Company Stockholder Approval, (B) withdraw or modify in a manner adverse to Parent or the other Purchaser Parties its recommendation to the Company stockholders that they give the Company Stockholder Approval or (C) recommend any Superior Competing Transaction (each, a “Change in Merger Recommendation”) or (i) the Company Board of Directors shall be permitted to make a Change in Recommendation, if, in either the case of any of (A), (B) or (C) of clause (i) or in the case of clause (ii), a majority of the disinterested members of the Company Board of Directors determines, in their good faith judgment and after consultation with outside legal counsel and independent financial advisors, that the failure of the Company Board of Directors to effect such Change in Merger Recommendation or Change in Recommendation would be inconsistent with the directors’ fiduciary duties under applicable Law. Unless this Agreement shall have been terminated in accordance with its terms, the Company shall hold the Company Stockholder Meeting regardless of whether the Company Board of Directors has made a Change in Recommendation. The Purchaser Parties agree and acknowledge that the Company Board of Directors may make any recommendation to holders of LP Units regarding the Roll-Over Election, or may make no recommendation regarding the Roll-Over Election, and no such recommendation (or absence of recommendation) shall constitute a Change in Recommendation or a Change in Merger Recommendation; provided that the Company Board of Directors shall, subject to its fiduciary duties, determine that the Partnership Merger and the transactions contemplated by this Agreement shall comply with the terms of the limited partnership agreement of the Operating Partnership and applicable Law, including the DRULPA.

(d) If on the date of the Company Stockholder Meeting or any subsequent adjournment thereof, the Company has not received proxies representing a sufficient number of Company Common Shares to approve the Merger, the Company may adjourn the Company Stockholder Meeting.

Section 5.3 No Solicitation of Transactions.

(a) Subject to Section 5.4, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, none of the Company, the Operating Partnership or any other Company Subsidiary shall, nor shall it authorize or permit any of its officers, trustees, directors, employees, agents or representatives (including investment bankers, financial or other advisors, attorneys, brokers, finders or other agents) (such officers, trustees, directors, employees, agents and representatives, collectively, “Representatives”) to, directly or indirectly, (i) initiate, solicit or knowingly encourage or facilitate (including by way of furnishing nonpublic information) any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, a Competing Transaction or (ii) enter into discussions or negotiations with, or provide any confidential information or data to, any Person relating to a Competing Transaction.

(b) Subject to Section 5.4, from and after the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Company and the Operating Partnership shall take, and shall cause the other Company Subsidiaries to take, all actions reasonably necessary to cause their respective Representatives to immediately cease any discussions or negotiations with any Person other than any Purchaser Party and its Representatives with respect to, or that would reasonably be expected to lead to, a Competing Transaction.

(c) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall notify Parent, orally and in writing, immediately following receipt, of material terms and conditions of any written or oral proposal (including the identity of the parties) which any of the Company, the Operating Partnership or any of their respective Representatives may receive after the date hereof relating to a Competing Transaction and shall keep Parent informed in all material respects and on a timely basis as to the status of and any material developments regarding any such proposal.

(d) For purposes of this Agreement, a “Competing Transaction” means any of the following (other than the transactions expressly provided for in and to be effected pursuant to this Agreement): (i) any merger, reorganization, consolidation, share exchange, business combination, liquidation, dissolution, recapitalization or similar transaction involving the Company or the Operating Partnership or any other Significant Subsidiary of the Company; (ii) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, of (A) 25% or more of the consolidated gross assets of the Company and the Company Subsidiaries, taken as a whole, (B) 25% or more of any class of voting securities of the Company or the Operating Partnership or any other Significant Subsidiary of the Company (or any debt or equity securities convertible into or exercisable or exchangeable for such amount of voting securities) or (C) 25% or more of any class of voting securities of the Company or the Operating Partnership or any other Significant Subsidiary of the Company (or any debt or equity securities convertible into or exercisable or exchangeable for such amount of voting securities) if such securities carry the right, contractually or otherwise, to appoint or designate any member or members of the Company Board of Directors; or (iii) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 25% or more of any class of voting securities of the Company or the Operating Partnership.

(e) For purposes of this Agreement, a “Superior Competing Transaction” means a bona fide written proposal for a Competing Transaction, which proposal was not, directly or indirectly, the result of a breach of this Section 5.3, made by a third party (i) on terms that a majority of the disinterested members of the Company Board of Directors determines in their good faith judgment (based on the financial analysis and other advice of independent financial advisors and on the advice of independent legal advisors, and after giving effect to the payment of the Break-Up Fee and the Expenses pursuant to Section 7.2 and to the expected timing of the closing of the proposed Competing Transaction) to be more favorable to the holders of Company Common Shares than the Merger Consideration (taking into account any changes to the Merger Consideration contemplated by Section 5.4(b)), (ii) which is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) and (iii) for which financing, to the extent required, is then fully committed or which, in the good faith judgment of a majority of such disinterested members (based on the advice of independent financial advisors), is reasonably capable of being timely financed by such third party.

(f) Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.3 by any Representative, acting on behalf of the Company or any of its officers, trustees, directors or employees, shall be deemed to be a breach of this Agreement by the Company.

Section 5.4 Board Actions.

(a) Notwithstanding Section 5.3 or any other provision of this Agreement to the contrary, prior to the earlier of the Acceptance Date or the receipt of Company Stockholder Approval and following the receipt after the date hereof by the Company or any Company Subsidiary of a bona fide written proposal from a Person for a Competing Transaction that a majority of the disinterested members of the Company Board of Directors believes in good faith

(after consultation with outside counsel and with independent financial advisors) constitutes or may reasonably be expected to result in a Superior Competing Transaction, and which proposal was not, directly or indirectly, the result of a breach of Section 5.3, but only to the extent required by the fiduciary obligations of the Company Board of Directors, as determined in good faith by a majority of the disinterested members thereof after receiving the advice of outside counsel, the Company Board of Directors may, directly or through any of its Representatives, (i) contact such Person and its Representatives for the purpose of clarifying the proposal and any material terms thereof and the capability of consummation, so as to determine whether the proposal for a Competing Transaction is reasonably likely to lead to a Superior Competing Transaction and (ii) if the Company Board of Directors determines in good faith following consultation with its legal and financial advisors that such proposal for a Competing Transaction is reasonably likely to lead to a Superior Competing Transaction, the Company Board of Directors may (directly or through its Representatives) (A) furnish nonpublic information with respect to the Company and the Company Subsidiaries to the Person that made such proposal pursuant to an appropriate confidentiality agreement (with confidentiality terms no less restrictive in the aggregate to the Person making such proposal than the Confidentiality Agreement dated May 9, 2006, between Parent and the Company) with such Person, (B) participate in discussions and negotiations with such Person regarding such proposal and (C) subject to Section 5.4(b), following receipt of a proposal for a Competing Transaction that the Company Board of Directors determines in good faith constitutes a Superior Competing Transaction, but prior to the earlier of the Acceptance Date or the Company Stockholder Approval, terminate this Agreement pursuant to, and subject to compliance with, Section 7.1(i) and Section 7.2(b)(iii). Nothing in this Agreement shall prevent the Company Board of Directors from (1) complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act with respect to a Competing Transaction, (2) issuing a “stop, look and listen” announcement, (3) complying with its disclosure obligations under U.S. federal or state law regarding a Competing Transaction or (4) taking any action that any court of competent jurisdiction orders the Company to take.

(b) The Company Board of Directors shall not effect any Change in Recommendation or Change in Merger Recommendation or take any action referred to in Section 5.4(a)(ii)(C) unless the Company Board of Directors has (i) given Parent at least three (3) Business Days’ notice of its intent to take such action and (ii) with respect to an action referred to in Section 5.4(a)(ii)(C) with respect to a Superior Competing Transaction, negotiated with Parent in good faith any amendment to this Agreement proposed by Parent and taken into account any such amendment entered into or to which Parent irrevocably covenants to enter into and for which all internal approvals of Parent have been obtained since receipt of such notice, in each case, prior to the end of such three-Business Day period, and such Superior Competing Transaction thereafter remains a Superior Competing Transaction.

Section 5.5 Access to Information; Confidentiality and Confidentiality Agreement.

(a) The Company and the Operating Partnership shall, and shall cause each of the Company Subsidiaries to, afford to Parent, Purchaser Sub and Purchaser LP and their respective Representatives, reasonable access during normal business hours and upon reasonable advance notice during the period prior to the Merger Effective Time to all of their respective properties, offices, books, contracts, commitments, personnel and records (including the

Company Data Room), and, during such period, the Company and the Operating Partnership shall, and shall cause each of the other Company Subsidiaries to, furnish reasonably promptly to Parent all information (financial or otherwise) concerning their respective business as Parent, Purchaser Sub and Purchaser LP may reasonably request. Notwithstanding the foregoing, the Company shall not be required by this Section 5.5 to provide Parent, Purchaser Sub, Purchaser LP or their respective representatives with (i) access to the properties of the Company or any Company Subsidiary for the purpose of invasive physical testing, (ii) any information that the Company reasonably believes it may not provide to any of the Purchaser Parties by reason of applicable Law or (iii) any information protected by attorney/client privilege.

(b) Each of Parent, Purchaser Sub and Purchaser LP will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with the confidentiality terms of the confidentiality agreements between the Company and each of SPG and Farallon Capital Management, L.L.C. (as they may be amended, the “Confidentiality Agreements”). For greater certainty, the provisions thereof under the headings “Non-Disclosure,” “Standstill,” and “Contacts and Communications” shall be of no force or effect after the date hereof. Notwithstanding the foregoing, Parent and its Representatives or SPG, Farallon and their Representatives (as defined in the Confidentiality Agreements) may furnish Evaluation Material (as defined in the Confidentiality Agreements) to any Person in connection with such Person’s potential investment in Parent or its Affiliates, the provision of debt or equity financing to Parent or its Affiliates, or the evaluation of the possible purchase, lease or other transaction involving the assets of the Company, any Company Subsidiary or Joint Venture in connection with or following the Closing so long as such Person has offered to enter into a confidentiality agreement containing restrictions on disclosure and use of the Evaluation Material reasonably satisfactory to the Company.

Section 5.6 Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, appropriate or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, as promptly as reasonably practicable, the Offer, the Mergers and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary, appropriate or advisable actions or nonactions, waivers, consents and approvals from Governmental Entities and other third parties and the making of all necessary, appropriate or advisable registrations, filings and notices and the taking of all reasonable steps as may be necessary to obtain an approval, waiver, consent or exemption from any Governmental Entity, (ii) the obtaining of all necessary, appropriate or advisable consents, approvals, waivers or exemptions from non-governmental third parties and (iii) the execution and delivery of any additional documents or instruments necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of this Agreement. The parties shall cooperate with each other and promptly prepare and file all necessary documentation, effect all applications, notices, petitions and filings (including, to the extent necessary, any notification required by the HSR Act), and shall use commercially reasonable efforts to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary, appropriate or advisable to consummate the Offer, the Merger and the other transactions contemplated by this Agreement. Parent and the Company shall have the right to review in advance and, to the extent practicable, each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all of the information relating to the Company, the Operating Partnership or the Purchaser Parties, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Each of Parent and the Company shall use commercially reasonable efforts to resolve any objections that may be asserted by any Governmental Entity with respect to this Agreement, the Offer, the Mergers or the other transactions contemplated by this Agreement; provided, however, that no party shall be obligated to offer to divest, hold separate or restrict any assets or businesses; provided, further, that if any such offer is made, it may be conditioned on the consummation of the Mergers. Each of Parent and the Company shall not, and shall cause its respective Subsidiaries not to, engage in any action or transaction that would materially delay or materially impair the ability of the Company, the Operating Partnership or any of the Purchaser Parties to consummate the Offer or Mergers. With respect to any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, Parent and the Company shall use their respective commercially reasonable efforts to prevent the entry, enactment or promulgation thereof, as the case may be. Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any such consent or approval will not be obtained or that the receipt of any such approval will be materially delayed. The Company shall use commercially reasonable efforts to assist Parent and its Affiliates in obtaining financing for the Merger, the Partnership Merger and the other transactions contemplated hereby, including by (i) causing its senior executive officers to participate, at reasonable times and in a reasonable manner, in the preparation of offering circulars or private placement memoranda, in due diligence meetings and in the marketing and sale or any other syndication of any such financings, including any “roadshow” or other meetings with prospective investors or financial institutions in connection therewith, (ii) to the extent available, delivering such financial, statistical and other information concerning the Company and its Subsidiaries as may be reasonably requested by Parent in connection with such financings and (iii) causing its legal counsel to deliver any legal opinions reasonably requested by the providers of such financing or their counsel and its independent accountants to provide such comfort letters, consents and other services reasonably requested by such providers or their counsel. At any time after the Acceptance Date and the expiration of the Offer, Parent may request the Company to take all necessary actions, and the Company agrees to take such actions, to deregister the Company Common Shares under the Exchange Act and to delist the Company Common Shares from the NYSE if (A) the number of holders of Company Common Shares permits such deregistration under applicable Law, (B) such actions are otherwise permitted under applicable Law, and (C) such actions are reasonably expected to permit the Closing to occur sooner than it would otherwise occur if clearance of a Proxy Statement by the SEC is expected to be delayed.

Section 5.7 Tax Matters.

(a) Parent, Purchaser Sub, Purchaser LP, the Company and the Operating Partnership shall report the transactions contemplated hereby in accordance with the treatment contemplated by Section 1.8 and each shall use its respective commercially reasonable efforts to cause such portions of such transactions to be so treated for U.S. federal income tax purposes.

(b) Unless required by Law (as evidenced by the legal opinion of a nationally recognized U.S. law firm reasonably acceptable to Parent and the Company), neither Parent, Purchaser Sub and Purchaser LP, on the one hand, nor the Company and the Operating Partnership, on the other hand, will take or omit to take any action, prior to the earlier of the time immediately prior to (a) the Merger Effective Time, (b) the Acceptance Date or (c) the time that any transaction is undertaken pursuant to Section 1.12, 1.13, or 5.13 that would jeopardize the Company’s status as a REIT under the Code or the status of the Operating Partnership as a partnership for purposes of Taxes for any period.

(c) Unless prohibited by Law (as evidenced by the legal opinion of a nationally recognized U.S. law firm reasonably acceptable to Parent and the Company), and notwithstanding any other provision of this Agreement to the contrary, up to the Merger Effective Time, the Company, each Company Subsidiary and any Affiliate of any of them, shall be permitted to take or omit to take any action required to maintain the Company’s status as a REIT under the Code or the status of the Operating Partnership as a partnership for purposes of Taxes for any period. The Company shall provide Parent with prior written notice of its intention to take any such action or to omit to take any such action outside the ordinary course of business, and shall consult with Parent in good faith with respect to such action or omission.

(d) Parent shall, with the Company’s good faith cooperation and assistance, prepare, execute and file, or cause to be prepared, executed and filed, all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement other than any such Taxes that are solely the responsibility of the holders of Company Common Shares, Company Preferred Shares or LP Units under applicable Law (together, with any related interest, penalties or additions to Tax, “Transfer and Gains Taxes”). From and after the Merger Effective Time, Parent shall pay or cause to be paid all Transfer and Gains Taxes (other than any such Taxes that are solely the responsibility of the holders of Company Common Shares, Company Preferred Shares or LP Units under applicable Law) without deductions withheld from the Merger Consideration.

Section 5.8 Public Announcements. The Company, the Operating Partnership and Parent shall consult with each other before issuing any press release or otherwise making any Public statements or filings with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement or filing without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement or filing as may be required by Law or the applicable rules of any stock exchange if it has used its commercially reasonable efforts to consult with the other party and to obtain such party’s consent but has been unable to do so prior to the time such press release or public statement or filing is required to be released, filed or furnished pursuant to such Law.

Section 5.9 Employee Arrangements.

(a) Continuing Benefits and Compensation. For a period of not less than one year commencing immediately following the earlier of the Acceptance Date or the Merger Effective Time (the “Benefits Continuation Start Date”), Parent shall, or cause the Surviving Company to, provide to each employee of the Company or any Company Subsidiary who is employed as of the Benefits Continuation Start Date (each, a “Company Employee”) who remains employed by Parent, the Surviving Company, the Surviving Partnership after the Benefits Continuation Start Date compensation and employee benefits (other than equity-based compensation) that are, subject to Section 5.9(d), no less favorable, taken as a whole, than the compensation and employee benefits (other than retention, sale, stay, special bonus or other change in control payments or awards) provided immediately before the Benefits Continuation Start Date. During such period, Parent shall, or cause the Surviving Company to, honor in accordance with their terms all benefits and obligations under the Company Employee Benefit Plans, each as in effect on the date hereof.

(b) Company Severance Policies. For a period of one year following the Benefits Continuation Start Date, Parent shall, or shall cause the Surviving Company to, provide each Company Employee with severance payments and severance benefits in accordance with the policy set forth in Section 5.9(b) of the Company Disclosure Letter without any amendment to the terms of such policy during such one-year period, to the extent that any such Company Employee incurs a termination by his or her employer without cause or without good reason entitling such employee to severance under the terms of such policy; provided that nothing in this Section 5.9(b) shall be deemed to modify or limit the provisions of the severance agreements set forth in Section 3.12(a) of the Company Disclosure Letter (the “Severance Agreements”); provided, further that any transfer of an employee to SPG, the Simon Operating Partnership, Parent or any of their respective Subsidiaries shall not give rise to any severance obligations on the part of Parent, the Company or any of their respective Subsidiaries except to the extent expressly provided otherwise in any binding agreement between such employee and the Company or a Company Subsidiary.

(c) Service Credit. Parent shall, or shall cause the Surviving Company, to, give each Company Employee full credit for such employee’s service with the Company and the Company Subsidiaries (and any predecessor employer for whom service is recognized by the Company and the Company Subsidiaries) for purposes of eligibility, vesting and benefit accruals (including for purposes of vacation and severance benefits), but not for purposes of benefit accruals under defined benefit pension plans, in each case under any benefit plans of the Surviving Company in which a Company Employee participates to the same extent recognized by the Company or any Company Subsidiary under a corresponding benefit plan immediately prior to the Benefits Continuation Start Date; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service.

(d) Waivers and Other Matters. Parent shall make reasonable efforts to (or to cause the Surviving Company to) (i) waive any preexisting condition limitations otherwise applicable to Company Employees and their eligible dependents under any plan of Parent or the Surviving Company that provides health benefits in which Company Employees may be eligible to participate following the Benefits Continuation Start Date, other than any limitations that were in effect with respect to such employees as of the Benefits Continuation Start Date under the analogous Company Employee Benefit Plan, (ii) honor any deductible, co-payment and out-of-pocket maximums incurred by the Company Employees and their eligible dependents under the health plans in which they participated immediately prior to the Benefits Continuation Start Date during the portion of the calendar year prior to the Closing Date in satisfying any deductibles, co-payments or out-of-pocket maximums under health plans of Parent or the Surviving Company in which they are eligible to participate after the Benefits Continuation Start Date in the same plan year in which such deductibles, co-payments or out-of-pocket maximums were incurred and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a Company Employee and his or her eligible dependents on or after the Benefits Continuation Start Date, in each case to the extent such Company Employee or eligible dependent had satisfied any similar limitation or requirement under an analogous Company Employee Benefit Plan prior to the Benefits Continuation Start Date.

(e) Annual Bonus. Parent shall, or shall cause the Surviving Company to, pay a bonus for the year in which the Closing occurs prorated through the Closing Date (and based on the target bonus in effect for such year) to each Company Employee who is or would be eligible to receive an annual bonus under the Company’s annual bonus programs including the Performance Incentive Plan (who would meet the service requirements assuming continued participation in such Plan) pursuant to the terms thereof.

(f) Long-Term Incentive Plan. Parent acknowledges and agrees that the Company Board of Directors and/or the Executive Compensation Committee of the Company Board of Directors will terminate all long-term incentive plan performance cycles that have been commenced (and not otherwise paid) prior to the Benefits Continuation Start Date, and that as of the Benefits Continuation Start Date the Company shall pay out to all eligible participants a total of up to $5 million.

(g) No Amendment of ERISA Plan. Nothing in this Section 5.9 or elsewhere in this Agreement is intended to be or shall be construed as an amendment or modification of any benefit plan under or for purposes of ERISA.

(h) Consultant. After the date of this Agreement, if required by Parent in writing, the Company shall use commercially reasonable efforts to retain, as promptly as practicable and until the earlier of the termination of this Agreement and the Merger Effective Time, a management consultant reasonably acceptable to Parent on customary terms.

Section 5.10 Indemnification; Directors’ and Officers’ Insurance.

(a) In the event of any threatened or actual claim, action, suit, demand, proceeding or investigation, whether civil, criminal or administrative (each, an “Action”), in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Merger Effective Time, a director or officer of the Company (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to the negotiation, execution or performance of this Agreement, any agreement or document delivered in connection herewith, or any of the transactions contemplated hereby, from and after the Merger Effective Time, the Purchaser Parties and the Surviving Company (together with the Company, the “Indemnitors”), shall jointly and severally indemnify and hold harmless, to the fullest extent that a Delaware corporation is permitted under applicable Law to indemnify its own directors and officers, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and expenses), judgments, fines and amounts paid in settlement reasonably incurred or suffered by such Indemnified Party in connection with any such Action (collectively, “Indemnifiable Amounts”), and in the event of any such Action, if and to the extent the DGCL permits, the Indemnitors shall, to the fullest extent permitted by applicable Law, within twenty (20) days of written request, advance expenses incurred by an Indemnified Party in defending any such Action pending its final disposition.

(b) The Indemnitors shall have the right to defend each Indemnified Party in any Action that may give rise to the payment of Indemnifiable Amounts hereunder; provided, however, that the Indemnitors shall notify such Indemnified Party of any such decision to defend within thirty (30) calendar days of receipt of written notice of any such Action, and provided, further, that the Indemnitors shall not, without the prior written consent of such Indemnified Party, consent to the entry of any judgment against such Indemnified Party or enter into any settlement or compromise that (i) includes an admission of fault of such Indemnified Party or (ii) does not include, as an unconditional term thereof, the full release of such Indemnified Party from all liability in respect of such Action, which release shall be in form and substance reasonably satisfactory to such Indemnified Party.

(c) Notwithstanding Section 5.10(b), if in any Action to which an Indemnified Party is entitled to indemnification under Section 5.10(a), the Indemnitors fail to assume the defense of such Action in a timely manner, such Indemnified Party shall be entitled to be represented by separate legal counsel of such Indemnified Party’s choice at the expense of the Indemnitors; provided, however, that none of the Indemnitors shall be liable for any settlement effected without its prior written consent. For the avoidance of doubt, the obligations of the Indemnitors under this Section 5.10 shall continue after the Acceptance Date and the Closing Date.

(d) Any Indemnified Party wishing to claim indemnification under this Section 5.10, upon learning of any such Action, shall promptly notify the Company and, after the Merger Effective Time, the Surviving Company, thereof; provided, however, that the failure to so notify shall not affect the obligations of the Company and the Surviving Company except to the extent, if any, that such failure promptly to notify materially and adversely prejudices such party.

(e) Parent, Purchaser Sub and Purchaser LP agree that all rights to indemnification and contribution existing in favor of, and all exculpations and limitations of the personal liability of, the Indemnified Parties and all trustees, directors, officers and employees of the Company or any Company Subsidiary provided for in the Company Charter or the Company Bylaws or any organizational documents of the Company Subsidiaries, as well as indemnification agreements, as in effect as of the date hereof, with respect to matters occurring at or prior to the Merger Effective Time, including the Merger, shall continue in full force and effect in accordance with their terms. For a period of at least six (6) years after the Merger Effective Time, the Surviving Company shall, and Parent will cause the Surviving Company to, use commercially reasonable efforts to cause to be maintained in effect, with respect to any acts and omissions that occurred at or prior to the Merger Effective Time, directors’ and officers’ liability insurance coverage having the same or better terms and conditions as the directors’ and officers’ liability insurance coverage currently maintained by the Company; provided, however, that in satisfying such obligation, none of Parent or any Purchaser Subsidiary shall be obligated to pay premiums per annum in excess of 200% of the aggregate amount per annum that the Company and the Company Subsidiaries paid for such coverage in the last full fiscal year, which amount the Company has disclosed to Parent prior to the date hereof. Notwithstanding the foregoing, the Company may elect in lieu of the foregoing insurance, prior to the Merger Effective Time, to obtain and fully pay for a policy (providing coverage for the Indemnified Parties and such officers) with a claims period of at least six (6) years from the Merger Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope no less favorable than the Company’s existing policies with respect to matters existing or occurring at or prior to the Merger Effective Time, provided that the cost thereof does not exceed 300% of the aggregate amount per annum that the Company and the Company Subsidiaries paid for such coverage in the last full fiscal year. If such “tail” policy has been obtained by the Company prior to the Merger Effective Time, Parent and the Surviving Corporation shall maintain such policy in full force and effect for its full term and shall continue to honor the Company’s obligations thereunder.

(f) This Section 5.10 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Parent, the Company and the Surviving Company. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 5.10. If any Indemnified Party makes any claim for indemnification or advancement of expenses under this Section 5.10 that is denied by the Indemnitors, and a court of competent jurisdiction determines that the Indemnified Party is entitled to such indemnification, then the Indemnitors shall pay such Indemnified Party’s costs and expenses, including reasonable legal fees and expenses, incurred in connection with pursuing such claim against the Indemnitors.

(g) In the event that the Surviving Company (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that such continuing or surviving entity or transferee, as the case may be, assumes the obligations set forth in this Section 5.10.

Section 5.11 Tax Returns. After the Merger Effective Time, Parent shall prepare and file, or cause to be prepared and filed, all Tax Returns required to be filed by the Company Subsidiaries for all periods with the applicable taxing authority on or before the due date (including extensions, if any) for filing such Tax Returns.

Section 5.12 Credit Agreement.

(a) Notwithstanding anything to the contrary in this Agreement, none of the Company, the Operating Partnership or any of their respective Affiliates shall be required under this Agreement to take any action or not take any action if such action or omission would result in a breach of the Credit Agreement, or a Default or Event of Default (each as defined in the Credit Agreement), in each case, unless the Company, the Operating Partnership and its applicable Affiliates shall have received a waiver under the Credit Agreement for such action or omission.

(b) In no event shall the Merger Consideration, the Partnership Merger Consideration or the consideration payable in respect of Preferred Shares, Preferred Units, Company Options, or Company SARs, or any other amounts payable pursuant to this Agreement be reduced for any amounts payable by Parent in respect of the Brookfield Loan.

Section 5.13 Pre-Acquisition Restructuring.

(a) Parent may request by written notice given to the Company after the date hereof, but at least five (5) Business Days prior to the Closing Date (the “Parent Instructions”), that each of the Company and the Operating Partnership, as the case may be, shall, prior to the Closing Date, (i) transfer or cause to be transferred all of the stock, partnership interests or limited liability interests or other assets owned, directly or indirectly, by either of them or their respective Subsidiaries to one or more of their respective existing Subsidiaries or to direct or indirect Subsidiaries to be formed after the date hereof by one or both of them, including by way of contribution to such Subsidiaries, all in the manner (including in the order) and at the times specified in the Parent Instructions, (ii) otherwise effect a restructuring of its business, assets, operations and Subsidiaries, including (A) making proper elections to treat certain Subsidiaries (1) as corporations, (2) as partnerships and/or (3) as REITs, for U.S. Federal income tax purposes, (B) merging Subsidiaries into other Subsidiaries and (C) issuing securities to other Subsidiaries, all in the manner (including in the order) and at the times specified in the Parent Instructions ((i) and (ii) being called the “Pre-Acquisition Restructuring”), (iii) cooperate and cause its Representatives to cooperate with Parent and its advisers to determine the nature of the Pre-Acquisition Restructuring and the manner in which it most effectively could be implemented and (iv) work cooperatively with Parent and prepare and execute all documentation (including any management agreements between the Company and/or its controlled Subsidiaries, and Parent or any of its Subsidiaries, and any amendments to any charter documents of any Company Subsidiary) and do all such other acts and things prior to the Merger Effective Time as are necessary or desirable to give effect to the Pre-Acquisition Restructuring. The Parent Instructions also may, at the option of Parent, require that Purchaser LP, rather than the Operating Partnership, be the surviving partnership in the Partnership Merger, in which case the Surviving Partnership shall be Purchaser LP for all purposes hereof and the parties hereto shall amend this Agreement, including the Recitals hereto and Section 1.4, to the extent necessary to give effect to such change.

(b) Parent covenants and agrees that the Pre-Acquisition Restructuring shall (i) not delay or prevent the Closing, (ii) be implemented as close as possible to the last moment of the Business Day next preceding the Closing Date or, to the extent specified in the Parent Instructions, immediately prior to the Closing (but in any case only after Parent shall have waived or confirmed in writing to the Company that all conditions to the obligations of Parent to consummate the Closing (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) have been satisfied), (iii) not require the Company or the Operating Partnership or any of their Subsidiaries to take any action in contravention of any Law, (iv) not affect or modify in any respect the obligations of the Purchaser Parties under this Agreement and (v) except as set forth in the last sentence of this Section 5.13(b), not change or alter any of the consideration payable to the holders of Company Common Shares or LP Units in the Merger or the Partnership Merger, or change or alter any of the tax consequences of the Merger or the Partnership Merger to the holders of Company Common Shares or LP Units. Parent shall promptly upon request by the Company reimburse the Company and the Operating Partnership for all out-of-pocket costs to be incurred by either of them in connection with any actions taken by either of them in accordance with this Section 5.13 (including the fees and expenses of their Representatives). The Purchaser Parties shall, on a joint and several basis, indemnify and hold harmless the Company and the Operating Partnership and their respective Subsidiaries and each of their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking such actions. Without limiting the foregoing, none of the representations, warranties or covenants of the Company and the Operating Partnership shall be deemed to apply to, or deemed breached or violated by, any of the transactions requested by Parent pursuant to this Section 5.13.

Section 5.14 Future Stockholder Litigation. Subject to any fiduciary duties of the board of directors of the Company, the Company and the Operating Partnership shall consult on a timely basis with Parent in the Company’s and the Operating Partnership’s defense in any stockholder litigation (other than any litigation where the interests of the Company or any of its Affiliates are adverse to those of Parent or any of its Affiliates) against the Company and any litigation (other than any litigation where the interests of the Company or any of its Affiliates are adverse to those of Parent or any of its Affiliates) by any holder of LP Units against the Company or the Operating Partnership, in either case, relating to the transactions contemplated by this Agreement.

Section 5.15 Notices of Certain Events.

The Company shall promptly notify Parent after receiving or becoming aware:

(a) of any notice or other communication from any Person (i) alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or (ii) making allegations which, if true, would cause any representation or warranty made by it contained in this Agreement that is qualified as to “materiality” or “Company Material Adverse Effect” to be untrue or inaccurate in any respect or any such representation or warranty that is not so qualified to be untrue or inaccurate in any material respect;

(b) of any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

(c) of any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened that relate to the consummation of the transactions contemplated by this Agreement; and

(d) of any notice or Knowledge that (i) any representation or warranty made by it contained in this Agreement that is qualified as to “materiality” or “Company Material Adverse Effect” has become untrue or inaccurate in any respect or any such representation or warranty that is not so qualified has become untrue or inaccurate in any material respect; (ii) any party hereto has failed to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; or (iii) there has occurred any event that, individually or in the aggregate, is reasonably likely to cause a Company Material Adverse Effect;

provided, however, that the failure to perform by the Company of its obligations under this Section 5.15 shall not be a condition to (1) the Purchaser Parties’ obligation to effect the Mergers and to consummate the other transactions contemplated by this Agreement as set forth in Section 6.2(b), or (2) a basis on which Parent may terminate this Agreement under Section 7.1(d), in each case except to the extent that such failure to perform shall have resulted in, individually or in the aggregate, a Company Material Adverse Effect.

Section 5.16 Brookfield Termination Fee. If this Agreement is terminated under Section 7.1(c), then Parent shall, at its election, (A) pay the Reimbursement Amount to the Company by wire transfer of immediately available funds on the date of such termination or (B) forgive an amount equal to the Reimbursement Amount under the Credit Agreement. The “Reimbursement Amount” shall be an amount equal to the lesser of (i) the sum of the Brookfield Termination Fee and any interest that has accrued or has been paid on such amount under the Credit Agreement (the “Base Amount”) and (ii) the maximum amount, if any, that can be paid to the Company (or forgiven by Parent) without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for such year determined as if (a) the payment (or forgiveness) of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code (“Qualifying Income”), and (b) the Company has $1,000,000 of income from unknown sources during such year which was not Qualifying Income (in addition to any known or anticipated income of the Company which was not Qualifying Income), in each case as determined by independent accountants to the Company. Notwithstanding the foregoing, in the event the Company receives a reasoned opinion from outside counsel or a ruling from the IRS (“Tax Guidance”) providing that the Company’s receipt of (or Parent’s forgiveness of an amount equal to) the Reimbursement Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the “REIT Requirements”), the Reimbursement Amount shall be an amount equal to the Base Amount and Parent shall, upon receiving notice that the Company has received the Tax Guidance, pay to the Company (or forgive an amount equal to) the unpaid Base Amount within five Business Days. In the event that the Company is not able to receive the full Base Amount due to the above limitations, Parent shall place the unpaid amount in escrow by wire transfer within three days of termination and shall not release any portion thereof to the Company unless and until the Company receives either one or a combination of the following once or more often: (i) a letter from the Company’s independent accountants indicating the maximum amount that can be paid at that time to the Company (or forgiven by Parent) without causing the Company to fail to meet the REIT Requirements (calculated as described above) or (ii) the Tax Guidance, in either of which events Parent shall pay to the Company (or forgive an amount equal to) the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above within five Business Days after Parent has been notified thereof. To the extent that Parent elects to forgive any amounts pursuant to clause (B) above, the amounts so forgiven shall be released from the escrow. The payment (or forgiveness) of the Reimbursement Amount shall be compensation and liquidated damages for the loss suffered by the Company as a result of the failure of the transactions contemplated hereby to be consummated and to avoid the difficulty of determining damages under the circumstances and neither Party shall have any other liability to the other after the payment of the Reimbursement Amount. The obligation of Parent to pay any unpaid portion of the Reimbursement Amount shall terminate on the December 31 following the date which is five years from the date of this Agreement. Amounts remaining in escrow after the obligation of Parent to pay the Reimbursement Amount terminates shall be released to Parent.

ARTICLE VI

CONDITIONS PRECEDENT

Section 6.1 Conditions to Each Party’s Obligation to Effect the Mergers. In the case of a One-Step Merger, the respective obligations of the Company, the Operating Partnership and the Purchaser Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction (or, to the extent legally permissible, waiver) on or prior to the Closing Date of each of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been duly obtained.

(b) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger or the Partnership Merger under the HSR Act shall have expired or been terminated.

(c) No Injunctions. No injunction or other Order issued by any court of competent jurisdiction preventing the consummation of the Merger or the Partnership Merger shall be in effect.

(d) No Illegality. No statute, rule, regulation, order or decree of a Governmental Entity shall have been enacted, entered, promulgated and remain in effect that prohibits or makes illegal consummation of the Merger or the Partnership Merger.

Section 6.2 Conditions to Obligations of Purchaser Parties. In the case of a One-Step Merger, the obligations of the Purchaser Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement on the Closing Date are further subject to the satisfaction (or waiver by Purchaser) of each of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company and the Operating Partnership set forth in this Agreement shall be true and correct (without giving effect to any “materiality” or Company Material Adverse Effect qualifier therein), as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to constitute a Company Material Adverse Effect.

(b) Performance of Covenants and Agreements. Each of the Company and the Operating Partnership shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Merger Effective Time.

(c) Officer’s Certificate. Parent shall have received a certificate, signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company, stating that the conditions specified in Section 6.2(a) and Section 6.2(b) have been satisfied.

(d) Tax Opinion. The Company shall have received a tax opinion of Hogan & Hartson LLP, tax counsel to the Company (or other nationally recognized tax counsel to the Company reasonably satisfactory to Parent), substantially in the form attached hereto as Exhibit B and dated as of the Closing Date, opining that the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code for all taxable periods commencing with the Company’s taxable year ending December 31, 1994 through and including its taxable year ending on the Closing Date (determined without taking into account, or giving effect to, the Merger or the transactions contemplated by Sections 1.12(b), 1.13 and 5.13, and assuming for such purposes that the Company shall satisfy the applicable distribution requirements under the Code for the taxable year including the Closing Date). Such opinion shall be based, in part, on customary assumptions and customary factual representations and covenants of the Company and the Company Subsidiaries, including the representations included as an attachment to Exhibit B, and, to the extent necessary, on prior opinions of the Company’s tax counsel.

(e) Financial Condition. Within 10 Business Days of the filing by the Company of the September 30 10-Q with the SEC, the Company shall deliver to Parent true and correct updated (but still showing only amounts as of September 30, 2006) copies of each of the September 30 Contractual Commitments Schedule, the September 30 Working Capital Schedule and the September 30 Unconsolidated Debt Schedule, each certified as of such filing date by the Company’s Chief Executive Officer and Chief Financial Officer, and the aggregate changes in the updated schedules shall not constitute a Company Material Adverse Effect.

(f) Material Adverse Effect. Since the date of this Agreement, there shall have occurred no changes, events or developments which, individually or in the aggregate, have had, or would reasonably be expected to have, a Company Material Adverse Effect.

(g) Governmental Consents. The Company, the Operating Partnership and the Company’s other Subsidiaries shall have obtained all consents, authorizations, Orders, approvals, waivers and exemptions of Governmental Entities required, if any, in connection with this Agreement and the transactions contemplated hereby, unless the failure to receive any such consents, authorizations, Orders, approvals, waivers and exemptions would not reasonably be expected to result in a Substantial Detriment, and all such consents, authorizations, Orders, approvals, waivers and exemptions that have been obtained shall be on terms that, individually or in the aggregate, would not reasonably be expected to result in a Substantial Detriment.

(h) No Governmental Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity challenging the acquisition by any of the Purchaser Parties of the Company, the Operating Partnership or any other Company Subsidiary or of any Company Common Shares, seeking to prohibit the consummation of the Merger or the Partnership Merger, or seeking any Order that would result in, or would reasonably be expected to result in, a Substantial Detriment.

Section 6.3 Conditions to Obligations of the Company and the Operating Partnership. In the case of a One-Step Merger, the obligations of the Company and the Operating Partnership to effect the Mergers and to consummate the other transactions contemplated by this Agreement on the Closing Date are further subject to the satisfaction (or waiver by the Company) of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent, Purchaser Sub and Purchaser LP set forth in this Agreement shall be true and correct (without giving effect to any “materiality” or Parent Material Adverse Effect qualifier therein), as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to constitute a Parent Material Adverse Effect.

(b) Performance of Covenants and Agreements. Each of Parent, Purchaser Sub and Purchaser LP shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Merger Effective Time.

(c) Officer’s Certificate. The Company shall have received a certificate, signed on behalf of Parent by an executive officer of Parent, stating that the conditions specified in Section 6.3(a) and Section 6.3(b) have been satisfied.

Section 6.4 Conditions to the Obligations of the Parties Following Consummation of the Offer. Following the Acceptance Date, the respective obligations of the Company, the Operating Partnership and the Purchaser Parties to effect the Mergers is subject to the satisfaction (or, to the extent legally permissible, waiver) on or prior to the Closing Date of

(i) the condition set forth in Section 6.1(a) if and to the extent required by applicable Laws for the consummation of the Mergers (it being understood that this condition shall not in any way limit Parent’s or the Company’s obligations under Section 2.7) and (ii) the conditions set forth in Section 6.1(c) and 6.1(d).

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. This Agreement may be terminated at any time prior to the Merger Effective Time, whether before or after the Company Stockholder Approval is obtained, in accordance with any of the following:

(a) Mutual Consent. By mutual written consent of the Company and Parent;

(b) Termination Date. By either the Company or Parent, if, (A) in the case of a One-Step Merger, the Merger Effective Time shall not have occurred on or prior to January 31, 2008 (the “Termination Date”) or (B) if a One-Step Merger is not being pursued in accordance with Section 1.4, if Parent shall not have accepted for payment and paid for Company Common Shares pursuant to the Offer on or before the Termination Date; provided that (i) if the Merger Effective Time, in the case of clause (A), or the Acceptance Date, in the case of clause (B), has not occurred by January 31, 2008, solely by reason of non-satisfaction of one or more of the conditions set forth in Section 6.1(b), Section 6.1(c) or Section 6.1(d), (or, in the case of clause (B), the conditions set forth in clause (ii) of the introductory paragraph of Annex I or paragraph (a) of the Tender Offer Conditions set forth in Annex I) and, in the case of a One-Step Merger, all other conditions in Article VI have been satisfied (or, to the extent legally permissible, waived), other than those conditions that are by their nature to be satisfied on the Closing Date, then either the Company or Parent may extend the Termination Date one or more times up to and including April 30, 2008; and (ii) the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party if such party (or, in the case of Parent, the other Purchaser Parties or, in the case of the Company, the Operating Partnership) has breached in any material respect any of its obligations under this Agreement, and such breach has caused, resulted in or substantially contributed to the failure of the Merger Effective Time or the Acceptance Date, as applicable, to occur on or before the Termination Date, or in the case of clause (B), if such breach has caused, resulted in or substantially contributed to a failure to commence the Offer or to accept for payment Company Common Shares pursuant to the Offer;

(c) Breach by Purchaser Party. By the Company, prior to the Acceptance Date, upon a breach of any representation, warranty, covenant or agreement on the part of the Purchaser Parties set forth in this Agreement, or if any representation or warranty of the Purchaser Parties shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or (b), as the case may be, would be incapable of being satisfied by the Termination Date, and such breach or condition is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by the Company to Parent;

(d) Breach by the Company or the Operating Partnership. By Parent, prior to the Acceptance Date, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or the Operating Partnership set forth in this Agreement, or if any representation or warranty of the Company or the Operating Partnership shall have become untrue, in either case such that the conditions set forth in Section 6.2(a), (b) or paragraph (g) of Annex I (provided that in the case of paragraph (g) of Annex I, the September 30 10-Q shall have been filed), as the case may be, would be incapable of being satisfied by the Termination Date, and such breach or condition is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by Parent to the Company;

(e) Injunction. By either the Company or Parent, if any injunction or Order issued by any court of competent jurisdiction preventing the consummation of the Merger or the Partnership Merger shall have become final and nonappealable;

(f) Merger Illegal. By either the Company or Parent, if there shall be any statute, rule, regulation, Order or decree of a Governmental Entity that prohibits or makes illegal the consummation of the Merger or the Partnership Merger, and such statute, rule, regulation, Order or decree shall have become final and nonappealable;

(g) No Company Stockholder Approval. By either the Company or Parent (i) in the case of a One-Step Merger, upon a vote at the Company Stockholder Meeting (or any adjournment or postponement thereof), if the Company Stockholder Approval shall not have been obtained or (ii) if a One-Step Merger is not being pursued in accordance with Section 1.4, if all of the Tender Offer Conditions (other than the Minimum Tender Offer Condition) have been satisfied or waived at any scheduled expiration date of the Offer and if the Minimum Tender Condition is not satisfied within twenty Business Days thereafter (twenty Business Days after such scheduled expiration date being referred to as the “Benchmark Date”); provided that (1) if the Company has received a proposal for a Competing Transaction or a proposal for a Competing Transaction has been publicly disclosed, then neither the Company nor Parent may terminate this Agreement pursuant to clause (ii) until after the close of business on the date that is the later of (x) the 35th Business Day after such proposal has been received or publicly disclosed and (y) the 15th Business Day after the Benchmark Date, unless such proposal shall have been withdrawn and have ceased to be in effect for at least 20 Business Days, in which case, such termination can occur on the later of such 20th Business Day and the Benchmark Date; and (2) the right to terminate this Agreement pursuant to clause (ii) of this Section 7.1(g) shall not be available to any party if such party (or, in the case of Parent, the other Purchaser Parties or, in the case of the Company, the Operating Partnership) has breached in any material respect any of its obligations under this Agreement, and such breach has caused, resulted in or substantially contributed to the failure of the Minimum Tender Condition to be satisfied;

(h) Change of Recommendation. By Parent, prior to the earlier of the Acceptance Date and the Company Stockholder Approval, if there shall have been a Change in Recommendation or a Change in Merger Recommendation or if the Company Board shall have recommended any Competing Transaction; or

(i) Superior Competing Transaction. By the Company, prior to the earlier of the Acceptance Date and the Company Stockholder Approval, if the Company Board of

Directors, acting in compliance with Section 5.3 and Section 5.4, authorizes the Company to, and the Company does, enter into any definitive written agreement providing for a transaction that constitutes a Superior Competing Transaction; provided that, for the termination to be effective, the Company shall have prior to or simultaneously with such termination duly paid to Parent, or as directed by Parent, the Break-Up Fee and the Expenses pursuant to Section 7.2(b)(ii).

A terminating party shall provide written notice of termination to the other parties specifying with reasonable particularity the basis for such termination. If more than one provision in this Section 7.1 is available to a terminating party in connection with a termination, a terminating party may rely on any or all available provisions in this Section 7.1 for any such termination.

Section 7.2 Break-Up Fees and Expenses.

(a) Except as otherwise specified in this Section 7.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such cost or expense, except that out-of-pocket costs and expenses incurred in connection with printing and mailing the Offer Documents, the Schedule 14D-9 and the Proxy Statement shall be borne equally by Parent and the Company.

(b) The Company and the Operating Partnership agree with the Purchaser Parties that:

(i)(A) if Parent shall terminate this Agreement pursuant to Section 7.1(d) (Breach by the Company or the Operating Partnership) other than because of a material breach of any of Section 1.2 (Company Actions; Stockholders’ Meeting) or Section 5.3 (No Solicitation of Transactions) or, in the case of a One-Step Merger, Section 5.2 (Preparation of Proxy Statement; Stockholders’ Meeting) or Section 5.3 (No Solicitation of Transactions), then the Company will pay to Parent, or as directed by Parent, 50% of the Break-Up Fee plus the Expenses on the Business Day immediately following such termination; and (B) if Parent shall terminate this Agreement pursuant to Section 7.1(d) (Breach by the Company or the Operating Partnership) because of a material breach of any of Section 1.2 (Company Actions; Stockholders’ Meeting) or Section 5.3 (No Solicitation of Transactions) or, in the case of a One-Step Merger, Section 5.2 (Preparation of Proxy Statement; Stockholders’ Meeting) or Section 5.3 (No Solicitation of Transactions), then the Company will pay to Parent, or as directed by Parent, the Break-Up Fee plus the Expenses on the Business Day immediately following such termination;

(ii) if Parent shall terminate this Agreement pursuant to Section 7.1(h) (Change of Recommendation), then the Company will pay to Parent, or as directed by Parent, the Break-Up Fee plus the Expenses on the Business Day immediately following such termination;

(iii) if the Company shall terminate this Agreement pursuant to Section 7.1(i) (Superior Competing Transaction), then the Company will pay to Parent, or as directed by Parent, the Break-Up Fee plus the Expenses prior to or simultaneously with such termination;

(iv) if either the Company or Parent shall terminate this Agreement pursuant to Section 7.1(b) (Termination Date) prior to the Company Stockholder Meeting being held or Section 7.1(g) (No Company Stockholder Approval), then the Company shall on the date of such termination pay to Parent, or as directed by Parent, an amount equal to the Expenses and, in addition, if (A) after the date hereof and prior to such termination, a Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or any Representative of such Person or group on behalf of such Person or group has made or amended or modified any bona fide offer or proposal (including by way of press release) relating to a Competing Transaction, which offer or proposal has been publicly announced prior to the Company Stockholder Meeting and (B) within eighteen months from the date of such termination, the Company shall consummate a Competing Transaction with such Person or any other Person, then the Company shall pay to Parent, or as directed by Parent, promptly after consummating such Competing Transaction, an amount equal to the Break-Up Fee; and

(v) if this Agreement is terminated for any other reason (other than by the Company pursuant to Section 7.1(c) (Breach by Purchaser Party)), then the Company will pay to Parent, or as directed by Parent, the Expenses on the date of such termination.

(c) For purposes of this Agreement, the “Break-Up Fee” shall be an amount equal to $40,000,000 (forty million dollars). Payment of the Break-Up Fee shall be made, as directed by Parent, by wire transfer of immediately available funds. In no event shall the Company be obligated to pay any amount under this Section 7.2 in excess of the sum of the Break-Up Fee applicable on the date of termination of this Agreement and Expenses.

(d) For purposes of this Agreement, the “Expenses” shall be the cash amount necessary to fully reimburse Parent, Purchaser Sub, Purchaser LP and their Affiliates (including each of SPG and Farallon and their respective Affiliates) for all out-of-pocket fees and expenses incurred (whether or not billed) at any time (whether before or after the date hereof) prior to the termination of this Agreement by any of them or on their behalf in connection with the Merger, the Partnership Merger, the preparation of this Agreement, their due diligence investigation of the Company and the Operating Partnership and the transactions contemplated by this Agreement (including any currency or interest rate hedging activities in connection with the transactions contemplated hereby), including (i) all fees and expenses of counsel, investment banking firms or financial advisors (and their respective counsel and Representatives), accountants, experts and consultants to Parent, Purchaser, Purchaser LP or any of their Affiliates in connection with the Merger, the preparation of this Agreement, their due diligence investigation of the Company and the Operating Partnership and the transactions contemplated by this Agreement and (ii) all fees and expenses payable to banks, investment banking firms and other financial institutions (and their respective counsel and Representatives) in connection with arranging or providing financing for the Merger Consideration, the repayment of the Brookfield Loan, the refinancing of any properties or assets of the Company or the Operating Partnership or any of the other transactions contemplated by this Agreement; provided, however, that the aggregate amount of the Expenses to be paid by the Company under this Section 7.2 shall not exceed $25,000,000 (twenty-five million dollars).

(e) The Company acknowledges that the agreements contained in paragraphs (b), (c) and (d) of this Section 7.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent, Purchaser Sub and Purchaser LP would not enter into this Agreement; accordingly, if the Company fails timely to pay any amount due pursuant to this Section 7.2, then the Company shall pay to Parent, Purchaser Sub and Purchaser LP all such amounts, together with interest on the amount of the fee at the prime or base rate of Citibank, N.A. from the date such payment was due under this Agreement through the date of payment, and, if, in order to obtain such payment, Parent, Purchaser Sub and Purchaser LP commence a suit that results in a judgment against the Company for any such amount, then the Company shall pay to Parent, Purchaser Sub and Purchaser LP their costs and expenses (including attorneys’ fees) in connection with such suit.

Section 7.3 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto (or any of its directors, officers, partners, managers, employees, agents, legal and financial advisors or other representatives), except as provided in Section 5.5(b) (Confidentiality), Section 5.13(b) (Pre-Acquisition Restructuring), Section 7.2 (Break-Up Fees and Expenses), this Section 7.3 and Article VIII; provided, however, that nothing contained herein shall relieve any person of liability for fraud or a willful breach by a party of any of its obligations set forth in this Agreement or Parent’s failure to pay the Offer Price in accordance with and subject to the terms of the terms of the Offer or the Merger Consideration or Partnership Merger Consideration upon the satisfaction or waiver of the conditions to Closing set forth in Article VI. The Company agrees that, notwithstanding anything to the contrary contained in this Agreement but without derogation to each party’s right to specific performance under Section 8.4, to the extent that the Company or the Operating Partnership has incurred losses or damages arising out of a breach of this Agreement by Parent or Purchaser Sub, the maximum liability for such damages of each of the Simon Operating Partnership and Farallon, directly and indirectly, shall be limited to the express obligations of the Simon Operating Partnership and Farallon, respectively, set forth in the Financing Commitments.

Section 7.4 Amendment. Subject to the provisions of applicable Law, at any time prior to the Merger Effective Time, this Agreement may be amended, modified or supplemented by the parties only by a written instrument executed and delivered by Parent and the Company, by action of their respective board of directors; provided, however, that, after the Company Stockholder Approval is obtained, no such amendment, modification or supplement shall be made that would require the approval of the holders of Company Common Shares or partners of the Operating Partnership holding LP Units without obtaining such approval.

Section 7.5 Extension; Waiver. At any time prior to the Merger Effective Time, the Company (on behalf of itself and the Operating Partnership) and Parent (on behalf of itself and the other Purchaser Parties) may (a) extend the time for the performance of any of the obligations or other acts of the Purchaser Parties (in the case of the Company) or the Company and the Operating Partnership (in the case of the Purchaser Parties), (b) waive any inaccuracies in the representations and warranties of the Purchaser Parties (in the case of the Company) or the Company and the Operating Partnership (in the case of the Purchaser Parties) contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the covenants, agreements or conditions of the Purchaser Parties (in the case of the Company) or the Company and the Operating Partnership (in the case of the Purchaser Parties) contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of, or estoppel with respect to, those rights.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger Effective Time or the termination of this Agreement pursuant to the terms of this Agreement. This Section 8.1 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Merger Effective Time.

Section 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (and also made orally if so required pursuant to any Section of the Agreement) and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by express or overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

If to any of the Purchaser Parties, to:

SPG-FCM Ventures, LLC

c/o Simon Property Group, Inc.

225 W. Washington Street

Indianapolis, Indiana 46205

Fax: (317) 263-2318

Attention:        David E. Simon

and

SPG-FCM Ventures, LLC

c/o Farallon Capital Management, L.L.C.

One Maritime Plaza

Suite 1325

San Francisco, California 94111

Fax: (415) 421-2133

Attention:        Richard Fried

with copies (which will not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004-1980

Fax: (212) 859-8586

Attention:        Peter S. Golden

                        Arthur Fleischer, Jr.

and:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Fax: (212) 373-2004

Attention:        Robert B. Schumer

                        Jeffrey Marell

If to the Company or the Operating Partnership, to:

The Mills Corporation

5425 Wisconsin Avenue

Chevy Chase, Maryland 20815

Fax: (301) 968-7270

Attention:        Mark Dorigan

                        Mary Ellen Seravalli

with copies (which will not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Fax: (212) 403-2000

Attention:        Adam O. Emmerich

and:

Hogan & Hartson LLP

Columbia Square

555 Thirteenth Street, N.W.

Washington, District of Columbia 20004-1109

Fax: (202) 637-5910

Attention:        J. Warren Gorrell, Jr.

or to such other persons or addresses as may be designated in writing by the Person to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; on the next Business Day after deposit with an internationally recognized overnight courier, if sent by such a courier; three (3) Business Days after deposit in the mail, if sent by registered or certified mail; or upon confirmation of successful transmission if sent by facsimile.

Section 8.3 Interpretation. When a reference is made in this Agreement to an Article, a Section, an Exhibit or a Schedule, such reference shall be to an Article or a Section of, or an

Exhibit or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For purposes of this Agreement: (i) the words “include,” “includes” or “including” and words of similar import shall be deemed to be followed by the words “without limiting the generality of the foregoing”; (ii) the words “hereof”, “herein” and “hereby” and words of similar import refer to this Agreement as a whole (including the Exhibits and Schedules hereto) and not to any particular provisions of this Agreement; (iii) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular and words of one gender shall be deemed to include the other gender; (iv) the word “or” shall not be exclusive; (v) provisions shall apply, when appropriate, to successive events and transactions; (vi) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified; (vii) all references to dollars or to “$” shall be references to United States dollars and (viii) all accounting terms shall have their respective meanings under GAAP applied on a basis consistent with the Company Balance Sheet.

Section 8.4 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

Section 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile transmission of any signature and/or retransmission of any signature will be deemed the same as delivery of an original.

Section 8.6 Entire Agreement; Third-Party Beneficiaries. This Agreement and the documents and the instruments specifically referred to herein (including the Exhibits, the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. Except for (a) the rights of holders of Company Common Shares who have tendered shares into the Offer to receive the Offer Price after the Acceptance Date for each Company Common Share properly tendered and not withdrawn prior to the Acceptance Date or properly tendered during any “subsequent offering period”, (b) rights of the holders of Company Common Shares to receive the Merger Consideration after the Merger Effective Time, (c) the rights of the holders of LP Units to receive the Partnership Merger Consideration after the Partnership Merger Effective Time, (d) the right of the Company and the Operating Partnership, on behalf of their respective stockholders and partners, to pursue damages (subject to Section 8.4) in the event of any Purchaser’s Party’s breach of any covenant or agreement contained in this Agreement; and (e) the provisions of Section 5.10 (Indemnification; Directors’ and Officers’ Insurance) and Section 5.13(b) (Pre Acquisition Restructuring), this Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 8.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties hereto; provided, that (i) Purchaser Sub or Purchaser LP may assign, in their sole discretion, any of or all of their respective rights, interests and obligations under this Agreement to Parent or any wholly owned subsidiary of Parent and (ii) any Purchaser Party may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any Person providing any portion of the financing for the Merger, the Partnership Merger or the other transactions contemplated hereby (provided that Parent shall continue to be liable to perform all its obligations under this Agreement). Any purported assignment in violation of this Agreement will be void ab initio. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

Section 8.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 8.10 Exhibits; Disclosure Letters. The Exhibits referred to herein and the Company Disclosure Letter, and all exhibits or attachments thereto, are intended to be and hereby are specifically made a part of this Agreement. Any matter set forth in any section or subsection of the Company Disclosure Letter shall be deemed to be a disclosure for all other sections or subsections of the Company Disclosure Letter (notwithstanding the absence of a specific cross-reference) to the extent that the applicability of such matter to such other section or subsection is reasonably apparent, but shall expressly not be deemed to constitute an admission by the Company or any of the Company Subsidiaries, or otherwise imply, that any such matter rises to the level of a Company Material Adverse Effect, constitutes a Material Contract, or is otherwise material for any purposes of this Agreement or the Company Disclosure Letter.

Section 8.11 Mutual Drafting. The parties have participated jointly in negotiating and drafting this Agreement, and this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation in favor of or against any party by virtue of the authorship of any provision of this Agreement.

Section 8.12 Jurisdiction; Venue. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY IN WILMINGTON, DELAWARE (OR IF SUCH COURT IS NOT AVAILABLE, ANY OTHER DELAWARE STATE COURT OR ANY FEDERAL COURT OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE) IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8.2, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY APPLICABLE LAWS, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

Section 8.13 Waiver of Trial by Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13.

ARTICLE IX

CERTAIN DEFINITIONS

Section 9.1 Certain Definitions. For purposes of this Agreement:

“2005 10-K” means the Annual Report of the Company on Form 10-K for the year ended December 31, 2005.

“2006 10-K” means the Annual Report of the Company on Form 10-K for the year ended December 31, 2006.

“Acceptance Date” is defined in Section 1.1(a).

“Accredited Investor” has the meaning assigned thereto by Rule 501(a) under the Securities Act.

“Action” is defined in Section 5.10(a).

“Affiliate” of any Person has the meaning assigned thereto by Rule 12b-2 under the Exchange Act.

“Agreement” is defined in the Preamble.

“Arrangements” is defined in Section 3.12(f).

“Balance Sheet Date” is defined in Section 3.6(c).

“Base Amount” is defined in Section 5.16.

“Benchmark Date” is defined in Section 7.1(g).

“Benefits Continuation Start Date” is defined in Section 5.9(a).

“Break-Up Fee” is defined in Section 7.2(c).

“Brookfield” is defined in the Recitals.

“Brookfield Loan” is defined in the Recitals.

“Brookfield Termination Fee” is defined in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

“Capitalization Date” is defined in Section 3.3(a).

“Change in Merger Recommendation” is defined in Section 5.2(b).

“Change in Recommendation” is defined in Section 1.2(a).

“Closing” is defined in Section 1.6.

“Closing Date” is defined in Section 1.6.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Share Certificate” is defined in Section 2.9(a).

“Company” is defined in the Preamble.

“Company Balance Sheet” is defined in Section 3.6(c).

“Company Board of Directors” is defined in Section 3.4(a).

“Company Bylaws” is defined Section 3.1(a).

“Company Charter” is defined in Section 3.1(a).

“Company Certificate of Merger” means one or more certificates of merger with respect to the Merger, containing the provisions required by, and executed in accordance with, the DGCL.

“Company Common Shares” is defined in the Recitals.

“Company Data Room” is defined in Section 4.8(b).

“Company Disclosure Letter” is defined in Article III.

“Company Employee” is defined in Section 5.9(a).

“Company Employee Benefit Plan” is defined in Section 3.12(a).

“Company Equity Plans” is defined in Section 2.5(a).

“Company Financial Advisors” is defined in Section 3.20.

“Company Intellectual Property Rights” is defined in Section 3.14(b).

“Company Material Adverse Effect” means any change, event, development or effect that has a material adverse effect on the business, assets, continuing results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole; provided, however, that no change or effect resulting from any of the following shall constitute, or be taken into account in determining whether there is or has been, a Company Material Adverse Effect:

(i) changes in conditions affecting the real estate industry generally, the United States of America or the global economy;

(ii) general political, economic or business conditions or changes therein (including the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God);

(iii) general financial or capital market conditions, including interest rates, or changes therein;

(iv) any changes in applicable Law, rules, regulations, or GAAP or other accounting standards, or authoritative interpretations thereof, after the date of this Agreement;

(v) the negotiation, execution, announcement or performance of this Agreement or the performance or consummation of the transactions contemplated hereby, including a decline in the share price of Company Common Shares resulting therefrom, any litigation resulting therefrom, or the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors, joint venture partners or employees;

(vi) any action or omission required pursuant to the terms of this Agreement, or pursuant to the express written request of Parent, or any action otherwise taken by any Purchaser Party;

(vii) a decrease in the market price of the Company Common Shares; provided that the exception in this clause (vii) shall not prevent or otherwise affect a determination that any change or effect underlying such a decrease in market price has resulted in, or contributed to, a Company Material Adverse Effect;

(viii) any matter set forth in the Company Disclosure Letter, including the Restatement and Related Matters; or

(ix) the payment of amounts required by Section 7.2 of the Prior Agreement or in connection with the Brookfield Loan;

which, in the case of each of clauses (i), (ii), (iii) and (iv) do not affect the business, assets, continuing results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the real estate industry.

“Company Options” is defined in Section 2.5(a).

“Company Parties” is defined in Section 1.13.

“Company Permits” is defined in Section 3.9(a).

“Company Property” is defined in Section 3.16(a).

“Company Merger Recommendation” is defined in Section 5.2(b).

“Company Recommendations” is defined in Section 1.2(a).

“Company SARs” is defined in Section 2.7(a).

“Company SEC Documents” is defined in Section 3.6(a).

“Company Stockholder Approval” is defined in Section 3.4(c).

“Company Stockholder Meeting” is defined in Section 3.4(a).

“Company Subsidiary” means the Operating Partnership and each other Subsidiary of the Company; provided, however, the entities disclosed in Section 9.1 of the Company Disclosure Letter shall not be Subsidiaries of the Company for purposes of this Agreement.

“Competing Transaction” is defined in Section 5.3(d).

“Confidentiality Agreement” is defined in Section 5.5(b).

“Covered Securityholders” is defined in Section 3.12(f).

“Credit Agreement” is defined in the Recitals.

“Delaware Secretary of State” means the Secretary of State of the State of Delaware.

“Defensive Measures” is defined in Section 3.21.

“DGCL” is defined in Section 1.1(a).

“Dissenting Shares” is defined in Section 2.1(a).

“Dissenting Stockholder” is defined in Section 2.6.

“DRULPA” is defined in Section 1.5(b).

“Electing Holder” is defined in Section 2.3(b).

“Eligible Holder” is defined in Section 2.3(c).

“Encumbrances” is defined in Section 3.16(b).

“Environmental Laws” is defined in Section 3.15(a).

“Environmental Permits” is defined in Section 3.15(b).

“Environmental Property Transfer Act” means any applicable Law that requires any notification or disclosure of any environmental matter because of the transfer, sale, lease or closure of any property, including any so-called “Environmental Cleanup Responsibility Acts” or “Responsible Property Transfer Acts.”

“Equity Funding Letters” is defined in Section 4.4(b).

“ERISA” is defined in Section 3.12(a).

“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

“Exchange Act” is defined in Section 3.5(b).

“Exchange Agent” is defined in Section 2.9(a).

“Exchange Fund” is defined in Section 2.9(a).

“Exchange Ratio” is defined in Section 2.1(a)(ii).

“Expenses” is defined in Section 7.2(d).

“Farallon” is defined in Section 4.4(b).

“Financing Commitments” is defined in Section 4.4(b).

“GAAP” means United States generally accepted accounting principles.

“Goldman Sachs Loan” means the Company’s former Senior Secured Term Loan Facility pursuant to the Credit and Guaranty Agreement, dated as of May 19, 2006, among the Operating Partnership, as borrower; the Company, as parent; certain Subsidiaries of the Company, as guarantors; various lenders; and Goldman Sachs Mortgage Company, as administrative agent, collateral agent, lead arranger and syndication agent.

“Governmental Entity” is defined in Section 2.9(f).

“GP Units” is defined in Section 3.3(b).

“Holdings Common Stock” is defined in Section 2.1(b).

“HSR Act” is defined in Section 3.5.

“Indemnifiable Amounts” is defined in Section 5.10(a).

“Indemnified Parties” is defined in Section 5.10(a).

“Indemnified Party” is defined in Section 5.10(a).

“Indemnitors” is defined in Section 5.10(a).

“Individual” is defined in Section 4.7(b).

“Intellectual Property” is defined in Section 3.14(b).

“Interested Persons” is defined in Section 1.3(a).

“IRS” is defined in Section 3.11(a).

“Joint Ventures” is defined in Section 3.6(h).

“Knowledge”, or any similar expression, shall mean (a) with respect to the Company (or any Company Subsidiaries), the actual knowledge, as of the date hereof, of the persons set forth on Exhibit C; and (b) with respect to Parent (or any of its Subsidiaries), the actual knowledge, as of the date hereof, of the persons set forth on Exhibit D.

“Law” means any Federal, state, local or foreign statute, law, regulation, permit, license, approval, authorization, rule, ordinance or code of any Governmental Entity, including any judicial or administrative interpretation thereof.

“Letter of Transmittal” is defined in Section 2.9(a).

“Liens” is defined in Section 3.2(b).

“Liabilities” means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, including those arising under any Law, those arising under any contract, agreement, commitment, instrument, permit, license, franchise or undertaking and those arising as a result of any act or omission.

“Liquidation” is defined in Section 1.14.

“Liquidation Payment Date” is defined in Section 1.14.

“LP Unit” is defined in the Recitals.

“Material Contract” is defined in Section 3.18.

“Material Lease” is defined in Section 3.16(f).

“Merger” is defined in Section 1.5(a).

“Merger Consideration” is defined in Section 2.1(a)(ii).

“Merger Effective Time” is defined in Section 1.7.

“Merger Option Agreement” is defined in the Recitals.

“Mergers” is defined in Section 1.5(b).

“Minimum Tender Condition” is defined in Annex I.

“NYSE” means the New York Stock Exchange.

“Offer Documents” is defined in Section 1.1(a).

“One-Step Merger” is defined in Section 1.4.

“Operating Partnership” is defined in the Preamble.

“Order” means any award, judgment, injunction, consent, ruling, decree or order (whether temporary, preliminary or permanent) issued, adopted, granted, awarded or entered by any Governmental Entity or private arbitrator of competent jurisdiction.

“Out-of-the-Money Option” is defined in Section 2.5(b).

“Ownership Limit” is defined in Section 3.21.

“Parent” is defined in the Preamble.

“Parent Disclosure Letter” is defined in Article IV.

“Parent Instructions” is defined in Section 5.13(a).

“Parent Material Adverse Effect” means any change or effect that would materially impair the ability of any Purchaser Party to timely consummate the transactions, or perform any of its other obligations, contemplated by this Agreement.

“Partnership Agreement” means the Limited Partnership Agreement, dated as of April 21, 1994, of the Operating Partnership, as in effect on the date hereof.

“Partnership Certificate of Merger” means one or more certificates of merger with respect to the Partnership Merger, containing the provisions required by, and executed in accordance with, the DRULPA.

“Partnership Merger” is defined in Section 1.5(b).

“Partnership Merger Consideration” is defined in Section 2.2(a)(ii).

“Partnership Merger Effective Time” is defined in Section 1.7.

“Partnership Unit” is defined in Section 3.3(b).

“Permitted Title Exceptions” is defined in Section 3.16(b).

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Pre-Acquisition Restructuring” is defined in Section 5.13(a).

“Preferred Shares” is defined in Section 3.3(a).

“Preferred Units” is defined in Section 3.3(b).

“Prior Agreement” is defined in the Recitals.

“Proxy Statement” is defined in Section 5.2(b).

“Purchaser Insiders” is defined in Section 1.3(a).

“Purchaser LP” is defined in the Preamble.

“Purchaser Parties” means Parent, Purchaser Sub and Purchaser LP.

“Purchaser Sub” is defined in the Preamble.

“Purchaser Subsidiary” means Purchaser Sub, Purchaser LP and each other Subsidiary of Parent.

“Qualifying Income” is defined in Section 5.16.

“REA” is defined in Section 3.16(d).

“Registration Statement” is defined in Section 5.2(a).

“Reimbursement Amount” is defined in Section 5.16.

“REIT” is defined in Section 1.13.

“REIT Requirements” is defined in Section 5.16.

“Repayment Amount” is defined in the Recitals.

“Representatives” is defined in Section 5.3(a).

“Restatement and Related Matters” means (a) the pending restatement of the Company’s and the Operating Partnership’s historical financial statements described in the Company SEC Documents, the associated delay in filing the Company’s and the Operating Partnership’s annual report on Form 10-K and quarterly reports on Form 10-Q, (b) the informal and formal investigations initiated by the SEC and described in the Company SEC Documents, the review of the Company’s and the Operating Partnership’s historical financial statements and transactions reflected therein by the audit committee of the Company Board of Directors and its counsel as described in the Company SEC Documents, (d) the independent review of the Company’s and the Operating Partnership’s historical financial statements and transactions reflected therein by Ernst & Young LLP, the Company’s auditors and (e) litigation by certain holders of securities of the Company and the Operating Partnership relating to the foregoing matters.

“Roll-Over Election” is defined in Section 2.3(a).

“Roll-Over Election Deadline” is defined in Section 2.3(b).

“Roll-Over Election Form” is defined in Section 2.3(b).

“Roll-Over Unit” is defined in Section 1.12(a).

“Sarbanes Oxley Act” is defined in Section 3.6(d).

“Schedule 14D-9” is defined in Section 1.2(a).

“SEC” is defined in Section 1.1(a).

“Securities Act” means the Securities Act of 1933, as amended.

“September 30 10-Q” means the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2006.

“September 30 Contractual Commitments Schedule” is defined in Section 3.6(g).

“September 30 Unconsolidated Debt Schedule” is defined in Section 3.6(i).

“September 30 Working Capital Schedule” is defined in Section 3.6(f).

“Series B Shares” is defined in Section 3.3(a).

“Series C Shares” is defined in Section 3.3(a).

“Series D Shares” is defined in Section 3.3(a).

“Series E Shares” is defined in Section 3.3(a).

“Series F Shares” is defined in Section 3.3(a).

“Series G Shares” is defined in Section 3.3(a).

“Severance Agreement” is defined in Section 5.9(b).

“Simon Operating Partnership” is defined in the Recitals.

“Simon OP Unit” is defined in Section 2.2(a).

“SPG” is defined in Section 4.7(c).

“Stark Option Agreement” is defined in Section 4.7(c).

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which (i) such Person, or its Subsidiary, is the general partner or manager, managing or operating member or otherwise controls or has the power to direct or manage the business operations of such corporation, partnership, limited liability company, joint venture or other legal entity, or (ii) such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock or value of such corporation, partnership, limited liability company, joint venture or other legal entity.

“Substantial Detriment” means a material adverse effect on the business, assets, continuing results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole.

“Superior Competing Transaction” is defined in Section 5.3(e).

“Surviving Company” is defined in Section 1.5(a).

“Surviving Partnership” is defined in Section 1.5(b).

“Takeover Statute” is defined in Section 3.21.

“Tax” or “Taxes” shall mean any and all taxes, charges, fees, levies and other assessments, including income, gross receipts, excise, property, sales, withholding (including dividend withholding and withholding required pursuant to Sections 1445 and 1446 of the Code), social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, windfall or other profits, capital stock, employment, worker’s compensation, unemployment or compensation taxes, fees and charges, including estimated excise, ad valorem, stamp, value added, capital gains, duty or custom taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis, and similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority.

“Tax Guidance” is defined in Section 5.16.

“Tax Protection Agreement” shall mean any written or oral agreement to which the Company, the Operating Partnership or any other Company Subsidiary is a party pursuant to which: (a) any liability to holders of LP Units relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (b) in connection with the deferral of income Taxes of a holder of LP Units, the Company, the Operating Partnership or any other Company Subsidiary has agreed to (i) maintain a minimum level of debt or continue a particular debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, and/or (iv) only dispose of assets in a particular manner; and/or (c) limited partners of the Operating Partnership have guaranteed debt of the Operating Partnership.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Tender Offer Conditions” is defined in Section 1.1(a).

“Termination Date” is defined in Section 7.1(b).

“Third-Party Intellectual Property Rights” is defined in Section 3.14(b).

“TIF” means tax increment financing obligations or other similar obligations.

“Transfer and Gains Taxes” is defined in Section 5.7(d).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

SPG-FCM VENTURES, LLC

By:	/s/ Richard B. Fried
Name:	Richard B. Fried
Title:	President

SPG-FCM ACQUISITION, INC.

By:	/s/ Richard B. Fried
Name:	Richard B. Fried
Title:	President

SPG-FCM ACQUISITION, L.P.

By:	SPG-FCM Acquisition, Inc., its General Partner

By:	/s/ Richard B. Fried
Name:	Richard B. Fried
Title:	President

THE MILLS CORPORATION

By:
Name: Title:

THE MILLS LIMITED PARTNERSHIP

By:	The Mills Corporation, its General Partner

By:

Name: Title:

[Signature Page of Merger Agreement]

ANNEX I

CONDITIONS OF THE OFFER

Notwithstanding any other provisions of the Offer or this Agreement, Parent shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) promulgated under the Exchange Act, pay for any tendered Company Common Shares if (i) there shall not be validly tendered and not withdrawn prior to the expiration of the Offer, as it may be extended in accordance with the terms of Section 1.1, that number of Company Common Shares which, when added to any Company Common Shares already owned by Farallon, SPG or Parent or any of its controlled Subsidiaries (but excluding any Company Common Shares subject to the Merger Option Agreement or the Stark Option Agreement, except those shares purchased by SPG pursuant to the Stark Option Agreement), represents at least a majority of the total number of outstanding Company Common Shares on a fully diluted basis (which assumes the conversion or exercise of all derivative securities or other rights to acquire Company Common Shares regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof) at the time of the expiration of the Offer (the “Minimum Tender Condition”), (ii) any waiting period (and any extension thereof) applicable to the consummation of the Offer under the HSR Act shall not have expired or been terminated, or (iii) at any time on or after the date of the Agreement and prior to the time of acceptance for payment for any Company Common Shares, any of the following events shall occur and be continuing:

(a) An injunction or other Order issued by any court of competent jurisdiction preventing the consummation of the Offer, the Merger or the Partnership Merger shall be in effect or a statute, rule, regulation, order or decree of a Governmental Entity shall have been enacted, entered, promulgated and remain in effect that prohibits or makes illegal consummation of the Offer, the Merger or the Partnership Merger.

(b) Any of the representations and warranties of the Company and the Operating Partnership set forth in this Agreement shall not be true and correct (without giving effect to any “materiality” or Company Material Adverse Effect qualifier therein), as if such representations and warranties were made at the time of such determination (except to the extent such representations and warranties relate to an earlier date, in which case only as of such earlier date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to constitute a Company Material Adverse Effect.

(c) Each of the Company and the Operating Partnership shall have not performed in all material respects any obligations, covenants and agreements required to be performed by it under this Agreement.

(d) The Company shall not have received a tax opinion of Hogan & Hartson LLP, tax counsel to the Company (or other nationally recognized tax counsel to the Company reasonably satisfactory to Parent), substantially in the form attached hereto as Exhibit A and dated as of the Acceptance Date, opining that the Company has been organized and has operated in conformity with the requirements for qualification as a

REIT under the Code for all taxable periods commencing with the Company’s taxable year ending December 31, 1994 through and including the taxable year ending December 31, 2006 and that the Company’s method of operation during the portion of calendar year 2007 prior to acquisition of the Company Common Shares on the Acceptance Date would permit the Company to qualify as a REIT for the taxable year beginning January 1, 2007, (assuming that the Company’s taxable year ended immediately prior to the acquisition of the Company Common Shares on the Acceptance Date and assuming the Company satisfied the applicable distribution requirements under the Code and determined without taking into account, or giving effect to, the transactions contemplated by Sections 1.12(b), 1.13 and 5.13). Such opinion shall be based, in part, on customary assumptions and customary factual representations and covenants of the Company and the Company Subsidiaries, including the representations included as an attachment to Exhibit A, and, to the extent necessary, on prior opinions of the Company’s tax counsel.

(e) Since the execution of this Agreement, there shall have occurred any change, event, effect, or development which, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(f) the Company and Parent shall have reached a mutual written agreement either that the Offer be terminated or this Agreement be terminated, or the Agreement shall have been terminated in accordance with its terms;

(g) if the September 30 10-Q has been filed by the Company with the SEC prior to the date Company Common Shares are first required to be accepted for payment pursuant to the Offer (assuming this condition (g) were not applicable to the Offer), (i) the Company shall not have delivered to Parent true and correct updated (but still showing only amounts as of September 30, 2006) copies of each of the September 30 Contractual Commitments Schedule, the September 30 Working Capital Schedule and the September 30 Unconsolidated Debt Schedule, each certified as of such filing date by the Company’s Chief Executive Officer and Chief Financial Officer, or (ii) if such updated schedules have been delivered, the aggregate changes in the updated schedules shall constitute a Company Material Adverse Effect;

(h) The Company, the Operating Partnership and the Company’s other Subsidiaries shall not have obtained all consents, authorizations, Orders, approvals, waivers and exemptions of Governmental Entities required, if any, in connection with the Merger, the Partnership Merger or the Offer, unless the failure to receive any such consents, authorizations, Orders, approvals, waivers and exemptions would not reasonably be expected to result in a Substantial Detriment, and all such consents, authorizations, Orders, approvals, waivers and exemptions that have been obtained shall be on terms that, individually or in the aggregate, would not reasonably be expected to result in a Substantial Detriment or would impose material limitations on the ability of Parent or any of its Subsidiaries to exercise full rights of ownership of the Company Common Shares purchased pursuant to the Offer, including the right to vote the shares purchased by it on all matters properly presented to the stockholders of the Company, or

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(i) There shall be pending any suit, action or proceeding by any Governmental Entity challenging the acquisition by any of the Purchaser Parties of the Company, the Operating Partnership or any other Company Subsidiaries or of any Company Common Shares, seeking to prohibit the consummation of the Offer, the Merger or the Partnership Merger, or seeking any Order that would result in, or would reasonably be expected to result in, a Substantial Detriment or would impose material limitations on the ability of Parent or any of its Subsidiaries to exercise full rights of ownership of the Company Common Shares purchased pursuant to the Offer, including the right to vote the shares purchased by it on all matters properly presented to the stockholders of the Company.

The foregoing conditions are for the benefit of Parent and may be asserted by Parent regardless of the circumstances giving rise to any such conditions (other than any such circumstances caused by or substantially contributed to by any breach by any Purchaser Party of any of their representations, warranties, covenants agreements or obligations under this Agreement or any breach of the Financing Commitments) and may be waived by Parent in whole or in part at any time and from time to time in its sole discretion, in each case, subject to the terms of the Agreement. The failure by Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and waiving such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances, and each right shall be deemed an ongoing right which may be asserted at any time and from time to time, in each case prior to the acceptance for payment of, and payment for, tendered Company Common Shares.

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Exhibit B

SIMON PROPERTY GROUP, L.P.

225 W. Washington Street

Indianapolis, IN 46205

February 12, 2007

SPG-FCM Ventures, L.L.C.

c/o Simon Property Group, L.P.

225 W. Washington Street

Indianapolis, IN 46205

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) sets forth the commitment of Simon Property Group, L.P. (the “Investor”), subject to the terms and conditions contained herein, to purchase certain limited liability company interests of SPG-FCM Ventures, L.L.C., a newly formed Delaware limited liability company (“Parent”). It is contemplated that, pursuant to and subject to the terms and conditions of an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”) to be entered into by and among Parent, SPG-FCM Acquisition, Inc., a Delaware corporation, SPG-FCM Acquisition, L.P., a Delaware Limited Partnership, The Mills Corporation, a Delaware corporation (the “Company”), and The Mills Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), Parent will, directly or indirectly, acquire the outstanding common stock of the Company and, subject to the Rollover Option, the common units of limited partnership interest of the Operating Partnership not owned by the Company (the “Acquisition Transactions”). Each capitalized term used and not defined herein shall have the meaning ascribed to it in the Merger Agreement, except as otherwise provided.

Simultaneously with the execution and delivery of this Letter Agreement, Parent has received a commitment letter, dated as of the date hereof (the “Co-Investor Equity Commitment Letter”), from Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., and Tinicum Partners, L.P. (collectively, the “Co-Investor”) addressed to Parent. The Co-Investor Equity Commitment Letter provides that, subject to the terms and conditions set forth therein, immediately prior to the earlier of (1) the close of business on the Acceptance Date under the Merger Agreement and (2) the close of business on the date on which the Merger Effective Time occurs under the Merger Agreement, the Co-Investor will purchase, or cause the purchase of, limited liability company interests of Parent for a purchase price equal to $650,000,000 in cash (the “Co-Investor Commitment”), solely for the purpose of allowing Parent and/or Purchaser Sub to fund a portion of the aggregate amount payable with respect to the Company Common Shares and the LP Units in the Acquisition Transactions.

1. Commitment. The Investor hereby commits, subject to the terms and conditions set forth herein, immediately prior to the earlier of (1) the close of business on the Acceptance Date under the Merger Agreement and (2) the close of business on the date on which the Merger Effective Time occurs under the Merger Agreement, to purchase, or cause the purchase of, limited liability company interests of Parent for a cash purchase price equal to $650,000,000 less an amount equal to (x) the number of LP Units with respect to which a valid Roll-Over Election has been made and that have been exchanged for Simon OP Units, multiplied by (y) the Merger Consideration (but only with respect to LP Units that are acquired in the Acquisition Transactions by Parent, the Company or the Operating Partnership or cancelled in the Acquisition Transactions) (together with an amount equal to the Shortfall (as defined below), the “Commitment”), solely for the purpose of allowing Parent and/or Purchaser Sub to fund a portion of the aggregate amount payable with respect to the Company Common Shares and the LP Units in the Acquisition Transactions; provided, that if the amount of the Commitment, together with the Co-Investor Commitment, shall be less than the aggregate amount payable by Parent or the Company under Articles I and II of the Merger Agreement in respect of all of the shares of common stock of the Company, the common units of limited partnership interest of the Operating Partnership and the Preferred Shares, including any amount payable to the holders of the Preferred Shares upon the Liquidation (such difference, the “Shortfall”), then Investor shall loan, or cause the loan of, additional funds to Parent in an amount equal to the Shortfall, and Investor shall not, under any circumstance, be obligated to contribute or lend, as applicable, more than the Investor’s Commitment to Parent. The Investor may effect the purchase of limited liability company interests of Parent directly or indirectly through one or more affiliated entities. The Investor represents and warrants that the funds necessary to fulfill the Commitment are available to it and that no internal or other approval is required for the Investor to fulfill its obligations hereunder. If, upon satisfaction of the conditions set forth in Section 2, in connection with the acceptance and payment for shares of the Company in connection with the Offer in accordance with the terms of the Merger Agreement, Parent does not require all of the equity with respect to which the Investor has made the Commitment, the amount of the equity portion of the Commitment to be funded under this Letter Agreement at such time may be reduced by the Investor on a 50/50 basis with the Co-Investor Commitment to only provide the amount of the Commitment then required; provided, that, if, in accordance with the terms of the Merger Agreement, in connection with any payment with respect to shares of common stock of the Company in connection with the expiration of a subsequent offering period or the closing of the Merger or the Partnership Merger, Parent requires all or any portion of the balance of the equity with respect to which the Investor has made the Commitment, the Investor shall provide such amounts at such time, with such amounts being funded on a 50/50 basis with the Co-Investment Commitment, but in no event shall the Investor, under any circumstances, be obligated to contribute in the aggregate more than the Commitment to Parent.

2. Conditions. The Commitment, including the obligation of the Investor to fund the Commitment, shall be subject to (i) the execution and delivery of the Merger Agreement by the Company and (ii) either (A) the satisfaction or waiver of the Tender Offer Conditions as of any date on which (x) the Offer is scheduled to expire and

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(y) Parent is obligated under the Merger Agreement to consummate the Offer or (B) in the case of a One-Step Merger, the satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2 of the Merger Agreement as of any date on which the Parent is obligated under the terms of the Merger Agreement to consummate the Merger.

3. Enforceability. Subject to the provisions of Section 8 hereof, this Letter Agreement may only be enforced by Parent in a manner agreed to by the Investor. Parent’s creditors shall have no right to enforce this Letter Agreement or to cause Parent to enforce this Letter Agreement.

4. No Modification; Entire Agreement. This Letter Agreement may not be amended or otherwise modified without the prior written consent of Parent, the Investor and, if such amendment would be adverse to the Company or would be reasonably likely to result in the Offer or the Merger not being consummated, the Company. Together with the Merger Agreement, this Letter Agreement constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between the Investor or any of its respective affiliates, on the one hand, and Parent or any of its affiliates, on the other, with respect to the transactions contemplated hereby.

5. Governing Law; Jurisdiction. This Letter Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to conflicts of law principles thereof. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of New York located in the Borough of Manhattan, and the Federal courts of the United States of America located in the State of New York, Borough of Manhattan, solely in respect of the interpretation and enforcement of the provisions of this Letter Agreement and of the documents referred to in this Letter Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Letter Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in herein or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

6. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Letter Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or relating to this Letter Agreement,

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or any of the transactions contemplated by this Letter Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily and (iv) each party has been induced to enter into this Letter Agreement by, among other things, the mutual waivers and certifications expressed above.

7. Counterparts. This Letter Agreement may be executed in any number of counterparts (including by facsimile), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

8. Third Party Beneficiaries. Except as set forth in Section 11, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Letter Agreement, and this Letter Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder or any rights to enforce the Commitment or any provision of this Letter Agreement; provided, however, that (i) notwithstanding the foregoing the Company and the Operating Partnership shall be deemed to be a third-party beneficiary of Parent’s rights and shall be entitled to enforce the terms of this Letter Agreement in respect thereto as if they were parties hereto, and (ii) without limiting the generality of clause (i) of this proviso, the Company shall be entitled to specific performance of the Investor’s obligations hereunder, in addition to any other remedies at law or in equity, at any time that Parent shall be obligated to make any payment with respect to the common stock of the Company or the common units of limited partnership interest of the Operating Partnership pursuant to the terms of the Merger Agreement.

9. Termination. This Letter Agreement and the obligation of the Investor to fund the Commitment will terminate automatically and immediately upon the earliest to occur of (i) the full amount of the Commitment having been funded to Parent (at which time the obligation shall be discharged) or (ii) the valid termination of the Merger Agreement in accordance with its terms.

10. No Recourse. Notwithstanding anything that may be expressed or implied in this Letter Agreement, or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Letter Agreement, the Parent covenants, agrees and acknowledges that no Person other than the Investor has any obligation hereunder and that, notwithstanding that the Investor may be a partnership or limited liability company, the addressee (and any third party beneficiary of this Letter Agreement pursuant to Section 8) has no right of recovery under this Letter Agreement or under any document or instrument delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation, against, and no personal liability shall attach to, the former, current or future equity holders, controlling persons, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees of the Investor or any former, current or future stockholder,

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controlling person, director, officer, employee, general or limited partner, member, manager, affiliate, agent or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise.

11. Assignment. Neither the Investor nor Parent may assign or delegate its rights, interests or obligations hereunder (except by operation of law) without the prior written consent of the other party hereto and of the Company, except that the Investor may assign or delegate its rights, interests or obligations hereunder to one or more affiliates that agree to assume the Investor’s rights, interests or obligations hereunder; provided, that the Investor shall remain obligated to perform its obligations hereunder to the extent not performed by such affiliate.

[Signature Page Immediately Follows]

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Sincerely,

SIMON PROPERTY GROUP, L.P., a Delaware limited partnership

By:	SIMON PROPERTY GROUP, INC.,
a Delaware corporation,
its general partner

By:	/s/ David Simon
Name:	David Simon
Title:	Chief Executive Officer

Agreed to and accepted:

SPG-FCM VENTURES, LLC

By:	/s/ David Simon
Name:	David Simon
Title:	Vice-President

[Signature Page to Simon Equity Commitment Letter]

Exhibit C

Farallon Capital Partners, L.P.

Farallon Capital Institutional Partners, L.P.

Farallon Capital Institutional Partners II, L.P.

Farallon Capital Institutional Partners III, L.P.

Tinicum Partners, L.P.

c/o Farallon Capital Management, L.L.C.

One Maritime Plaza, Suite 1325

San Francisco, CA 94111

February 12, 2007

SPG-PCM Ventures, L.L.C.

c/o Simon Property Group, Inc.

225 W. Washington Street

Indianapolis, IN 46205

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) sets forth the commitment of Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., and Tinicum Partners, L.P. (each individually, an “Investor”, and collectively, the “Investors”), subject to the terms and conditions contained herein, to purchase certain limited liability company interests of SPG-FCM Ventures, L.L.C., a newly formed Delaware limited liability company (“Parent”). It is contemplated that, pursuant to and subject to the terms and conditions of an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”) to be entered into by and among Parent, SPG-FCM Acquisition, Inc., a Delaware corporation, SPG-FCM Acquisition, L.P., a Delaware limited partnership, The Mills Corporation, a Delaware corporation (the “Company”), and The Mills Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), Parent will, directly or indirectly, acquire the outstanding common stock of the Company and, subject to the Rollover Option, the common units of limited partnership interest of the Operating Partnership not owned by the Company (the “Acquisition Transactions”). Each capitalized term used and not defined herein shall have the meaning ascribed to it in the Merger Agreement, except as otherwise provided.

Simultaneously with the execution and delivery of this Letter Agreement, Parent has received a commitment letter, dated as of the date hereof (the “Co-Investor Equity Commitment Letter”), from Simon Property Group, L.P. (the “Co-Investor”) addressed to Parent. The Co-Investor Equity Commitment Letter provides that, subject to the terms and conditions set forth therein, immediately prior to the earlier of (1) the close of business on the Acceptance Date under the Merger Agreement and (2) the close of business on the date on which the Merger Effective Time occurs under the Merger Agreement, the Co-Investor will purchase, or cause the purchase of, limited liability company interests of Parent for a purchase price equal to $650,000,000 in cash (the “Co-Investor Commitment”), solely for the purpose of allowing Parent and/or Purchaser Sub to fund a portion of the aggregate amount payable with respect to the Company Common Shares and the LP Units in the Acquisition Transactions.

1. Commitment. The Investors hereby commit, subject to the terms and conditions set forth herein, immediately prior to the earlier of (1) the close of business on the Acceptance Date under the Merger Agreement and (2) the close of business on the date on which the Merger Effective Time occurs under the Merger Agreement, to purchase, or cause the purchase of, limited liability company interests of Parent for a cash purchase price equal to $650,000,000 less the value (determined by reference to the Offer Price) of any Company Common Shares that are directly or indirectly either contributed, or caused to be contributed, by the Investors to the Parent or Purchaser Sub prior to the close of business on the Acceptance Date or that are owned by the Investors at the close of business on the Acceptance Date and are, pursuant to the terms of the Merger Agreement, to be cancelled at the Effective Time of the Merger (the “Commitment”), solely for the purpose of allowing Parent and/or Purchaser Sub to fund a portion of the aggregate amount payable with respect to the Company Common Shares and the LP Units in the Acquisition Transactions; provided, that Investors shall not, under any circumstances, be obligated to contribute more than the Investors’ Commitment to Parent. Each Investor may effect the purchase of limited liability company interests of Parent directly or indirectly through one or more affiliated entities. The Investors represent and warrant that the funds necessary to fulfill the Commitment are available to them and that no internal or other approval is required for the Investors to fulfill their obligations hereunder. If, upon satisfaction of the conditions set forth in Section 2, in connection with the acceptance and payment for shares of the Company in connection with the Offer in accordance with the terms of the Merger Agreement, the Parent does not require all of the equity with respect to which the Investors have made the Commitment, the amount of the Commitment to be funded under this Letter Agreement at such time may be reduced by the Investors on a 50/50 basis with the Co-Investor Commitment to only provide the amount of the Commitment then required; provided, that, if, in accordance with the terms of the Merger Agreement, in connection with any payment with respect to shares of common stock of the Company in connection with the expiration of a subsequent offering period or the closing of the Merger or the Partnership Merger, Parent requires all or any portion of the balance of the equity with respect to which the Investors have made the Commitment, the Investors shall provide such amounts at such time, with such amounts being funded on a 50/50 basis with the Co-Investment Commitment, but in no event shall the Investors, under any circumstances, be obligated to contribute in the aggregate more than the Commitment to Parent.

2. Conditions. The Commitment, including the obligation of the Investors to fund the Commitment, shall be subject to (i) the execution and delivery of

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the Merger Agreement by the Company and (ii) either (A) the satisfaction or waiver of the Tender Offer Conditions as of any date on which (x) the Offer is scheduled to expire and (y) Parent is obligated under the Merger Agreement to consummate the Offer or (B) in the case of a One-Step Merger, the satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2 of the Merger Agreement as of any date on which Parent is obligated under the Merger Agreement to consummate the Merger.

3. Enforceability. Subject to the provisions of Section 8 hereof, this Letter Agreement may only be enforced by Parent in a manner agreed to by the Investors. Parent’s creditors shall have no right to enforce this Letter Agreement or to cause Parent to enforce this Letter Agreement.

4. No Modification; Entire Agreement. This Letter Agreement may not be amended or otherwise modified without the prior written consent of Parent, the Investors and, if such amendment would be adverse to the Company or would be reasonably likely to result in the Offer or the Merger not being consummated, the Company. Together with the Merger Agreement, this Letter Agreement constitutes the sole agreement, and supersedes all prior agreements, understandings and statements, written or oral, between the Investors or any of their respective affiliates, on the one hand, and Parent or any of its affiliates, on the other, with respect to the transactions contemplated hereby.

5. Governing Law; Jurisdiction. This Letter Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to conflicts of law principles thereof. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of New York located in the Borough of Manhattan, and the Federal courts of the United States of America located in the State of New York, Borough of Manhattan, solely in respect of the interpretation and enforcement of the provisions of this Letter Agreement and of the documents referred to in this Letter Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Letter Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in herein or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

6. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Letter Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and

3

unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or relating to this Letter Agreement, or any of the transactions contemplated by this Letter Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily and (iv) each party has been induced to enter into this Letter Agreement by, among other things, the mutual waivers and certifications expressed above.

7. Counterparts. This Letter Agreement may be executed in any number of counterparts (including by facsimile), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

8. Third Party Beneficiaries. Except as set forth in Section 11, the parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Letter Agreement, and this Letter Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder or any rights to enforce the Commitment or any provision of this Letter Agreement; provided, however, that (i) notwithstanding the foregoing, the Company and the Operating Partnership shall be deemed to be a third party beneficiary of Parent’s rights and shall be entitled to enforce the terms of this Letter Agreement in respect thereto as if they were parties hereto, and (ii) without limiting the generality of clause (i) of this proviso, the Company shall be entitled to specific performance of the Investor’s obligations hereunder, in addition to any other remedies at law or in equity, at any time that Parent shall be obligated to make any payment with respect to the common stock of the Company or the common units of limited partnership interest of the Operating Partnership pursuant to the terms of the Merger Agreement.

9. Termination. This Letter Agreement and the obligation of the Investors to fund the Commitment will terminate automatically and immediately upon the earliest to occur of (i) the full amount of the Commitment having been funded to Parent (at which time the obligation shall be discharged) or (ii) the valid termination of the Merger Agreement in accordance with its terms.

10. No Recourse. Notwithstanding anything that may be expressed or implied in this Letter Agreement, or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Letter Agreement, the Parent covenants, agrees and acknowledges that no Person other than the Investors has any obligation hereunder and that, notwithstanding that an Investor may be a partnership or limited liability company, the addressee (and any third party beneficiary of this Letter Agreement pursuant to Section 8) has no right of recovery under this Letter Agreement or under any document or instrument delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation, against, and no personal liability shall attach to, the former, current or future equity holders, controlling persons,

4

directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees of any Investor or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, affiliate, agent or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise.

11. Assignment. Neither the Investors nor Parent may assign or delegate its rights, interests or obligations hereunder (except by operation of law) without the prior written consent of the other party hereto and of the Company, except that each Investor may assign or delegate its rights, interests or obligations hereunder to one or more affiliates that agree to assume such Investor’s rights, interests or obligations hereunder; provided, that such Investor shall remain obligated to perform its obligations hereunder to the extent not performed by such affiliate

[Signature Page Immediately Follows]

5

Sincerely,

FARALLON CAPITAL PARTNERS, L.P.

By:	Farallon Partners, L.L.C.,
its general partner

By:	/s/ Richard B. Fried
Richard B. Fried, Managing Member

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.

By:	Farallon Partners, L.L.C.,
its general partner

By:	/s/ Richard B. Fried
Richard B. Fried, Managing Member

FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.

By:	Farallon Partners, L.L.C.,
its general partner

By:	/s/ Richard B. Fried
Richard B. Fried, Managing Member

FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.

By:	Farallon Partners, L.L.C.,
its general partner

By:	/s/ Richard B. Fried
Richard B. Fried, Managing Member

[Signature Page to Farallon Equity Commitment Letter]

TINICUM PARTNERS, L.P.

By:	Farallon Partners, L.L.C.,
its general partner

By:	/s/ Richard B. Fried
Richard B. Fried, Managing Member

Agreed to and accepted:

SPG-FCM VENTURES, LLC

By:	/s/ Richard B. Fried
Name:	Richard B. Fried
Title:	Managing Member

[Signature Page to Farallon Equity Commitment Letter]

Exhibit D

Simon Property Group, L.P.

225 W. Washington Street

Indianapolis, Indiana 46205

February 12, 2007

The Mills Corporation

5425 Wisconsin Avenue

Chevy Chase, Maryland 20815

Re: Simon Property Group, L.P. OP Units

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of February 12, 2007 (as the same may be amended from time to time, the “Merger Agreement”), by and among SPG-FCM Ventures, L.L.C., a Delaware limited liability company formed by the undersigned and Simon Property Group, L.P. (“Parent”), SPG-FCM Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser Sub”), SPG-FCM Acquisition, L.P., a Delaware limited partnership and wholly owned subsidiary of Purchaser Sub, The Mills Corporation, a Delaware corporation (“Mills”), and The Mills Operating Partnership LP, a Delaware limited partnership and Mills’ operating partnership (“Mills LP”), which provides for, among other things, (i) the offer by Parent to purchase all of the Company Common Shares at the Offer Price and (ii) the subsequent merger of Purchaser Sub with and into Mills and the merger of Purchaser LP with and into Mills LP. Capitalized terms used herein but not otherwise defined shall have the same meaning ascribed to such terms in the Merger Agreement.

In order to induce Mills and Mills LP to enter into the Merger Agreement, each of the undersigned has agreed to enter into this letter agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably agrees that it shall perform the obligations of Simon Property Group, L.P. specified in Sections 1.8, 1.11(a), 1.11(c), 2.2, 2.3 and 2.9(c) of the Merger Agreement in all respects as though it were a party thereto. Without limiting the foregoing, the undersigned agrees to take all necessary steps to issue units of limited partnership interest in the undersigned upon the terms and subject to the conditions set forth in the Merger Agreement. Nothing in this letter or the Merger Agreement shall restrict the ability of the undersigned to dispose of, pledge or otherwise take actions in respect of the LP Units (as defined in the Merger Agreement) contributed to it by Electing Holders (as defined in the Merger Agreement).

The undersigned hereby represents and warrants that it has full power and authority to enter into this letter agreement. Any obligations of the undersigned shall be binding upon the successors and permitted assigns of the undersigned. The undersigned may not assign its obligations under this letter agreement without the prior written consent of Mills.

This letter agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.

This letter agreement shall terminate and be of no further force and effect upon termination of the Merger Agreement.

This letter agreement may be executed in any number of counterparts (including by facsimile), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

[Remainder of page left intentionally blank]

The undersigned understands that Mills and Mills LP and is relying upon this letter agreement in connection with execution and delivery of the Merger Agreement and proceeding toward consummation of the transactions contemplated thereby.

Very truly yours,

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc., its General Partner

	By:	/s/ David Simon
	Name:	David Simon
	Title:	Chief Executive Officer

Accepted and Agreed,
as of the date first written above

THE MILLS CORPORATION

By:
Name:
Title:

[Signature Page to Simon OP Commitment Letter]

Exhibit E

Farallon Capital Partners, L.P.

Farallon Capital Institutional Partners, L.P.

Farallon Capital Institutional Partners II, L.P.

Farallon Capital Institutional Partners III, L.P.

Tinicum Partners, L.P.

c/o Farallon Capital Management, L.L.C.

One Maritime Plaza, Suite 1325

San Francisco, CA 94111

February 12, 2007

The Mills Corporation

5425 Wisconsin Avenue

Chevy Chase, Maryland 20815

Re: Farallon Funds — Lock-Up Agreement

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of February 12, 2007 (as the same may be amended from time to time, the “Merger Agreement”), by and among SPG-FCM Ventures, L.L.C., a Delaware limited liability company formed by the undersigned and Simon Property Group, L.P. (“Parent”), SPG-FCM Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser Sub”), SPG-FCM Acquisition, L.P., a Delaware limited partnership and wholly owned subsidiary of Purchaser Sub, The Mills Corporation, a Delaware corporation (“Mills”), and The Mills Operating Partnership LP, a Delaware limited partnership and Mills’ operating partnership (“Mills LP”), which provides for, among other things, (i) the offer by Parent (the “Tender Offer”) to purchase all of the Company Common Shares at the Offer Price and (ii) the subsequent merger of Purchaser Sub with and into Mills and Purchaser LP with and into Mills LP. Capitalized terms used herein but not otherwise defined shall have the same meaning ascribed to such terms in the Merger Agreement.

In order to induce Mills and Mills LP to enter into the Merger Agreement, each of the undersigned has agreed to enter into this letter agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned hereby severally and not jointly irrevocably agrees that, without the prior written consent of Mills, which shall not be unreasonably withheld, such undersigned shall not offer for sale, sell, transfer, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Company Common Shares owned by such undersigned as of the date hereof for a period beginning from the date hereof until the earliest to occur of (x) the Acceptance Date and (y) the termination of the Merger Agreement; provided, however, that nothing herein shall prohibit or restrict each of the undersigned from (i) transferring Company Common Shares owned by the undersigned to funds managed by or affiliated with Farallon Capital Management, L.L.C. so long as such transferees agree to be bound by the restrictions contained herein; (ii) transferring Company Common Shares owned by the undersigned to any transferee that agrees to tender such Company Common Shares into the Tender Offer and be bound by the restrictions contained herein; or (iii) contributing Company Common Shares to Parent or Purchaser Sub prior to the Acceptance Date in furtherance of the transactions contemplated by the Merger Agreement.

If Parent shall determine in accordance with Section 1.4 of the Merger Agreement to effect the transactions contemplated by the Merger Agreement through the One-Step Merger, each of the undersigned hereby severally and not jointly irrevocably agrees that such undersigned shall vote all of the Company Common Shares owned by the undersigned to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

Each undersigned hereby represents and warrants that such undersigned has full power and authority to enter into this letter agreement. Any obligations of each undersigned shall be binding upon the successors and assigns of such undersigned.

This letter agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of New York without regard to conflicts of law principles thereof.

This letter agreement may be executed in any number of counterparts (including by facsimile), each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

[Remainder of page left intentionally blank]

Each undersigned understands that Mills and Mills LP are relying upon this letter agreement in connection with execution and delivery of the Merger Agreement and proceeding toward consummation of the transactions contemplated thereby.

Very truly yours,

FARALLON CAPITAL PARTNERS, L.P.

By:	Farallon Partners, L.L.C., its general partner

	By:	/s/ Richard B. Fried
Richard B. Fried
Managing Member

FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.

By:	Farallon Partners, L.L.C., its general partner

	By:	/s/ Richard B. Fried
Richard B. Fried
Managing Member

FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.

By:	Farallon Partners, L.L.C., its general partner

	By:	/s/ Richard B. Fried
Richard B. Fried
Managing Member

[Signature Page to Lock-Up Agreement]

FARALLON CAPITAL INSTITUTIONAL PARTNERS III, L.P.

By:	Farallon Partners, L.L.C., its general partner

	By:	/s/ Richard B. Fried
Richard B. Fried
Managing Member

TINICUM PARTNERS, L.P.

By:	Farallon Partners, L.L.C., its general partner

	By:	/s/ Richard B. Fried
Richard B. Fried
Managing Member

Accepted and Agreed,
as of the date first written above

THE MILLS CORPORATION

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

Exhibit F

SHORT FORM MERGER OPTION AGREEMENT

This AGREEMENT, dated as of February 12, 2007 (this “Option Agreement”), among The Mills Corporation, a Delaware corporation (the “Company”), SPG-FCM Ventures, LLC, a Delaware limited liability company (“Parent”), and SPG-FCM Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”).

WHEREAS, concurrently with the execution of this Option Agreement, the Company, The Mills Limited Partnership, a Delaware limited partnership, Parent, Sub and SPG-FCM Acquisition, L.P., a Delaware limited partnership, are entering into an Agreement and Plan of Merger (as amended or modified from time to time in accordance with its terms, the “Merger Agreement”) providing for the making of a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”), and, following the completion of the Offer, the merger (the “Merger”) of Sub and the Company, in which each Share not purchased pursuant to the Offer (other than Shares owned by the Company, Parent or any of its wholly owned subsidiaries and Shares as to which appraisal rights are asserted) or not otherwise acquired by Parent will be converted into the per share consideration paid pursuant to the Offer, in accordance with the terms of the Merger Agreement; and

WHEREAS, the Company desires to induce Parent and Sub to enter into the Merger Agreement and to facilitate the prompt completion of the Merger following the purchase of Shares pursuant to the Offer.

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant of Option. The Company hereby irrevocably grants to Parent and Sub (or any permitted assignee under Section 9 hereof) an option (the “Option”) to purchase up to 43,114,769 newly issued Shares, or such lesser number of Shares as may be authorized but not outstanding at the time of exercise of the Option (the “Optioned Shares”) (it being understood and agreed that, for the avoidance of doubt, from and after the date hereof and prior to the earlier of (i) the exercise of the Option and (ii) the termination of the Merger Agreement in accordance with its terms, the Company shall not, other than as contemplated by or in compliance with the provisions of the Merger Agreement (including the Company Disclosure Letter delivered in connection therewith), issue any Shares that are not currently outstanding or transfer any Shares which are issued but not outstanding) for a consideration per share equal to the price per Share paid in the Offer, payable at the time of exercise in the form of (i) $0.01 in cash per Optioned Share and (ii) a promissory note (a “Note”) of Parent in the principal amount of the price per Share paid in the Offer less $0.01, which Note shall (a) be due and payable 5 years from the date of its issue, (b) bear interest, at the prime rate in effect from time to time of Citibank N.A., payable annually on each anniversary of the date of its issue, and (c) be prepayable at any time without penalty at Parent’s option.

2. Exercise of the Option. The Option may be exercised by either Parent or Sub (or any permitted assignee) at any time within six business days after the later of (i) the first date of acceptance for payment by Parent of Shares pursuant to the Offer in accordance with the terms of the Merger Agreement and (ii) the expiration of any subsequent offer periods under the Offer; provided that Parent or Sub may only exercise the Option if, and for a number of Shares so that, after the exercise of the Option, Parent or Sub shall own at least 90% of the outstanding Shares, after giving effect to the issuance of the Optioned Shares and including any number of Shares held by Parent immediately prior to the exercise of the Option. In the event Parent, Sub or any permitted assignee wishes to exercise the Option, Parent, Sub or any permitted assignee shall give written notice (the “Notice”) to the Company specifying the total number of Optioned Shares it will purchase pursuant to the exercise of the Option and a place and a time not less than one day from the date of the Notice for the closing of such purchase.

3. Payment and Delivery of Certificates. At any closing hereunder: (i) Parent, Sub or a permitted assignee will make payment to the Company of the aggregate price for the Shares so purchased by (a) check or wire transfer in the amount of the aggregate cash consideration to be paid for all such Shares and (b) a Note in the aggregate principal amount of the consideration to be paid by Note for all such Shares; and (ii) the Company will deliver or cause to be delivered to Parent, Sub or the assignee a certificate or certificates representing the number of Shares so purchased. Each of Parent, Sub and any assignee and the Company hereby represents to the other party that such person will not offer to sell, sell or otherwise dispose of, any Shares or Note, as the case may be, acquired by it pursuant to this Option Agreement in violation of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”).

4. Covenant. Each of Parent and Sub agrees to consummate the Merger as promptly as practicable following the closing of the purchase of Optioned Shares in accordance with Section 253 of the Delaware General Corporation Law and the terms and conditions of the Merger Agreement.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Sub that, except as set forth in Schedule I hereto:

5.1. The Company has all requisite corporate power and authority to enter into and perform all of its obligations under this Option Agreement. The execution, delivery and performance of this Option Agreement and all of the transactions, contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Option Agreement has been duly executed and delivered by the Company.

5.2. The Company has taken all necessary corporate action to authorize and reserve for issuance the Optioned Shares upon exercise of the Option.

5.3. The Shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid and non-assessable.

5.4. The execution and delivery of this Option Agreement do not, and the performance of this Option Agreement will not, (i) conflict with any provision of the Company’s Certificate of Incorporation or By-Laws, or (ii) violate any law, rule or regulation, or any judgment, decree or order of any court or governmental agency or instrumentality, to which the Company or any of its subsidiaries is subject, or (iii) conflict with, or result in a breach or violation of, or accelerate the performance required by, or result in early termination under, or result in any loss of benefits under, the terms of any agreement, indenture, mortgage or other instrument to which the Company or any of its subsidiaries is a party or to which any of its or their property is subject, or constitute a default thereunder or an event which, with the lapse of time or action by a third party, could result in a default thereunder or the creation of any lien, charge or encumbrance upon any of the assets or properties of the Company or any of its subsidiaries, except if the effect of any of the foregoing contained in subsections (ii) or (iii) above, singly or in the aggregate, would not have a material adverse effect on the business or financial condition of the Company and its subsidiaries, considered as a whole.

6. Representations and Warranties of Parent and Sub. Each of Parent and Sub hereby represents and warrants to the Company that (i) it has all requisite power and authority to enter into and perform all of its obligations under this Option Agreement, (ii) all of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and Sub and (iii) this Option Agreement has been duly executed and delivered by Parent and Sub.

7. Adjustment Upon Changes in Capitalization. In the event of any change in the Shares by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares or the like, the number of Optioned Shares and/or the purchase price per Optioned Share shall be adjusted appropriately.

8. Termination. This Option Agreement will terminate upon termination of the Merger Agreement.

9. Assignment. Without the prior written consent of the Company, the right to exercise the Option granted pursuant to this Option Agreement shall not be assigned by Parent or Sub except to any direct or indirect wholly-owned subsidiary of Parent. Any attempted assignment in violation of this Section 9 shall be null and void.

10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (and shall be deemed to have been duly received if so given) delivered by the means and to the addresses specified in Section 8.2 of the Merger Agreement.

11. Specific Performance. The Company agrees that damages would be an inadequate remedy for a breach of the provisions of this Option Agreement and that Parent and Sub shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

12. Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

13. Counterparts. This Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Option Agreement has been executed by duly authorized officers of each of the parties hereto all as of the date first above written.

THE MILLS CORPORATION

By:

Name:
Title:

SPG-FCM VENTURES, LLC

By:	/s/ Richard B. Fried

Name:	Richard B. Fried
Title:

SPG-FCM ACQUISITION, INC.

By:	/s/ Richard B. Fried

Name:	Richard B. Fried
Title:

[Signature Page to Short Form Merger Option Agreement]

Exhibit G

CREDIT AND GUARANTY AGREEMENT

dated as of February 16, 2007

among

THE MILLS LIMITED PARTNERSHIP,

as Borrower

THE MILLS CORPORATION,

as Parent

CERTAIN OF ITS SUBSIDIARIES,

as Guarantors

THE LENDERS PARTY HERETO, and

SIMON PROPERTY GROUP, L.P.

as Administrative Agent and Collateral Agent

Senior Secured Revolving and Term Loan Facility

i

APPENDICES:	A	Commitments
	B	Notice Addresses

SCHEDULES:	I	Financial Condition
	II	[Intentionally Omitted]
	III	[Intentionally Omitted]
	IV	Existing Agreed Defaults
	V	CVS Portfolio
	VI	Development Assets
	VII	Redevelopment Assets
	3.1(j)	Properties Covered by No Conflict Opinion
	4.1	Jurisdictions of Organization, Qualification and Structure
	4.2	Capital Stock and Ownership
	4.5	Closing Date Consents
	4.12	Adverse Proceedings

Page
	4.14	Real Estate Assets
	4.15	Material Development Projects
	4.16	Environmental Matters
	4.18	Material Contracts
	4.21	Employee Matters
	4.22	List of Plans
	6.1	Indebtedness
	6.2	Certain Liens
	6.9	Asset Sale Schedule

EXHIBITS:	A	Funding Notice
	B-1	Term Loan Note
	B-2	Revolving Loan Note
	C	Compliance Certificate
	D	[Intentionally Deleted]
	E	Assignment & Assumption Agreement
	F	Certificate Re Non-bank Status
	G-1	Solvency Certificate
	G-2	Closing Date Certificate
	H	Counterpart Agreement
	I-1	Pledge and Security Agreement
	I-2	Non-Foreclosable Pledge Agreement
	J	[Intentionally Deleted]
	K	Mortgage
	L	Intercompany Note

v

CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT, dated as of February 16, 2007, is entered into by and among THE MILLS LIMITED PARTNERSHIP, a Delaware limited partnership (“Borrower”), THE MILLS CORPORATION, a Delaware corporation (“Parent”), as Guarantor, CERTAIN SUBSIDIARIES OF PARENT, as Guarantors, and SIMON PROPERTY GROUP, L.P. (“SPG”) and the other Lenders party hereto from time to time, and SIMON PROPERTY GROUP L.P., as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”), as Collateral Agent (together with its permitted successor in such capacity, “Collateral Agent”) and, as Lead Arranger, Sole Book Runner, and as Syndication Agent (in such capacities, “Syndication Agent”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals and not defined shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Lenders have agreed to extend (a) certain term loans in an aggregate amount not to exceed $1,250,000,000 to Borrower, the proceeds of which will be used (i) to prepay certain existing indebtedness, including payment in full of the outstanding obligations under the Existing Credit Agreement and cash-collateralizing certain outstanding letters of credit and (ii) to pay fees and expenses in connection with this Agreement and the transactions contemplated hereby and (b) certain revolving loans in an aggregate amount not to exceed $303,000,000, the proceeds of which will be used to provide for working capital requirements and general corporate purposes;

WHEREAS, Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a Lien on substantially all of its assets, including a pledge of Capital Stock of each of its Subsidiaries and Minority Holdings (to the extent such pledge of Capital Stock is permitted by the terms of any agreement, instrument or organizational document binding on any Group Member in effect on the date hereof, including any consent or waiver obtained from time to time with respect thereto); and

WHEREAS, Guarantors have agreed to guarantee the obligations of Borrower hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a Lien on substantially all of their assets, including a pledge of all of the Capital Stock of each of their respective Subsidiaries and Minority Holdings (to the extent such pledge of Capital Stock is permitted by the terms of any agreement, instrument or organizational document binding on any Group Member in effect on the date hereof, including any consent or waiver obtained from time to time with respect thereto).

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1 Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Account” has the meaning given to such term in the UCC.

“Act” as defined in Section 4.28.

“Additional Agent” means any Lender or its Affiliate which may be designated by the Administrative Agent as an agent (including as documentation agent) with respect to this Agreement.

“Adjusted Eurodollar Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/100 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Group Member) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of any Controlled Group Member, threatened against or adversely affecting any Group Member or property of any Group Member.

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“Affected Lender” as defined in Section 2.14(b).

“Affected Loans” as defined in Section 2.14(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided, however, that Kan Am shall be deemed not to be an Affiliate of the Credit Parties.

“Agent” means each of Administrative Agent, Syndication Agent, the Collateral Agent and each Additional Agent, if any.

“Aggregate Amounts Due” as defined in Section 2.13.

“Aggregate Exposures” means, as of any date of determination, the Exposures of all Lenders as of such date.

“Aggregate Loan Amount” means the sum of (i) $1,250,000,000, being the aggregate amount of the Term Loan Commitments, plus (ii) $303,000,000, being the aggregate amount of the Revolving Commitments.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Credit and Guaranty Agreement, as it may be amended, supplemented or otherwise modified from time to time.

“Allocable to Borrower” means, with respect to any amount or liability with respect to any Group Member, the portion of such amount or liability corresponding to Borrower’s percentage interest therein consistent with the methodology used in calculating such percentage interests in Schedule I.

“Annualized Interest Expense” means, (a) the sum (without duplication), in each case determined with respect to the month most recently ended prior to such date of the total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of (i) Borrower and (ii) to the extent Allocable to Borrower, each other Group Member, in each case, paid or accrued in accordance with GAAP during such period with respect to Total Indebtedness, in each case, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, divided by (b) the number of days in such month and multiplied by 365 (or 366, if applicable).

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“Applicable Margin” means 2.70% per annum; provided, however, that on and after the occurrence of a Termination Event (other than a Termination Event pursuant to Section 7.1(c) of the Merger Agreement), the Applicable Margin shall be increased by 3.05% per annum to 5.75%.

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency Liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Budget” means the budget separately agreed to and approved by Borrower and the Administrative Agent as of the date hereof setting forth the projected line items for income and expenditure (including any Restricted Payments) of Borrower and the other Group Members during the term of the Loans, as may be amended, supplemented, extended or otherwise modified from time to time, in each case (i) to the extent expressly permitted by this Agreement, (ii) to adjust the Approved Budget, in a manner mutually satisfactory to the Borrower and the Administrative Agent, for (x) the fees payable to Brookfield Asset Management, Inc. (“BAMI”) pursuant to Section 2.7 of the Existing Credit Agreement (including termination payments required pursuant to the Prior Agreement (as defined in the Merger Agreement) and (y) the Fees payable hereunder pursuant to Section 2.7, to the extent not otherwise reflected in the Approved Budget, or (iii) otherwise with the approval of the Administrative Agent, which shall not be unreasonably withheld or denied.

“Approved Deposit Account” means a Deposit Account subject to an effective Control Agreement that is maintained by a Credit Party with a Deposit Account Bank. “Approved Deposit Account” includes all monies on deposit in a Deposit Account and all certificates and instruments, if any, representing or evidencing such Deposit Account.

“Approved Securities Intermediary” means a financial institution selected or approved by Administrative Agent which is a securities intermediary pursuant to the UCC.

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“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor) (other than a Permitted Lease), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Group Member’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired (including any Capital Stock owned by any Group Member), but excluding any casualty event, condemnation or taking by eminent domain.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

“Assignment Effective Date” as defined in Section 10.6(b).

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief operating officer, one of its vice presidents (or the equivalent thereof), chief financial officer or treasurer.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Block 37” means that certain development site owned by a Limited Guarantor located at 108 North State Street, Chicago, Illinois on which an office, retail and residential development project is to be constructed in cooperation with the City of Chicago and the Chicago Transit Authority.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Borrower” as defined in the preamble hereto.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate

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Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Expenditures” means expenditures not constituting Development Expenditures or Expansion and Redevelopment Expenditures of any Controlled Group Member that are capitalized in accordance with GAAP or similar items reflected in the consolidated statement of cash flows of such Group Member. For purposes of Section 5.20, (i) the amount of Capital Expenditures permitted pursuant to the Approved Budget (without giving effect to any permitted variances) shall be the aggregate amount of expenditures permitted under the categories of “100% Gross Capital Expenditures –Wholly Owned”, “100% Gross Capital Expenditures – KanAm JV” and “100% Gross Capital Expenditures – Non KanAm JV” and (ii) the aggregate amount of expenditures permitted pursuant to the Approved Budget under the category “Corporate CapEx” shall not constitute Capital Expenditures.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Capitalization Rate” means, with respect to any property or business of Parent and each other Group Member, the applicable capitalization rate set forth in Schedule I.

“Capitalized Portion” as defined in Section 2.5(d).

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Controlled Minority Holding” means any Minority Holding for which Parent or Borrower, directly or indirectly, controls or has the power to cause the proceeds from operations, dispositions, indebtedness, equity issuances or liquidations of such Minority Holding to be distributed to Borrower without violating any Contractual Obligation of such Minority Holding existing on the Closing Date.

“Cash Equivalents” means, as at any date of determination:

(i) Securities issued or directly or fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof);

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(ii) unrestricted domestic and LIBOR certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s (any such bank an “Approved Bank”), maturing within one year from the date of acquisition;

(iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within one year after the date of acquisition;

(iv) marketable direct obligations issued by the District of Columbia or any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s; and

(v) investments in money market funds substantially all the assets of which are comprised of securities of the any type described in any one or more of clauses (i) through (iv) above, but without regard to the maturity date of the underlying assets of any such money market fund.

“Certificate re Non-Bank Status” means a certificate substantially in the form of Exhibit F.

“Change of Control” means, at any time, (i) Parent shall cease (a) to be the sole general partner of Borrower or (b) to beneficially own and control at least 85% on a fully diluted basis of the economic and voting interests in the Capital Stock of Borrower (excluding the economic interests in respect of Borrower’s Series D Preferred Units under the Existing Preferred Interests outstanding on the date hereof); provided, that such percentage shall be reduced to 51% to the extent necessary to permit the issuance of Capital Stock of Borrower to Kan Am as consideration for Capital Stock of any Minority Holding received by Borrower or its subsidiaries from Kan Am pursuant to the exercise by Kan Am of its put rights and other comparable rights pursuant to Contractual Obligations in effect on the date hereof; (ii) any Person (including a Person’s Affiliates and associates) or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than Parent (a) shall have acquired beneficial ownership of at least 40% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Parent or Borrower, or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Parent; (iii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Parent cease to be occupied by Persons

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who either (a) were members of the board of directors of Parent on the date hereof or (b) were nominated for election by the board of directors of Parent, a majority of whom were directors on the date hereof or whose election or nomination for election was previously approved by a majority of such directors; or (iv) the closing of a M&A Transaction; provided, however, that in no event shall the execution, delivery or performance of the Merger Agreement constitute a Change of Control.

“Chicago Redevelopment Agreement” means the 108 North State Street Redevelopment Agreement, dated as of October 15, 2005, by and between the City of Chicago, an Illinois municipal corporation, and Block 37, L.L.C., a Delaware limited liability company.

“Closing Date” means the date on which the Term Loans are made.

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit G-2.

“Closing Fee” as defined in Section 2.7.

“Closing Date Mortgaged Property” as defined in Section 3.1(f).

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Pledge Agreement, each Mortgage, all Control Agreements and all other instruments, mortgages, control agreements, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Commitment” means any Revolving Commitment or Term Loan Commitment.

“Commodity Account” has the meaning given to such term in the UCC.

“Company Deposit Account” means each Deposit Account owned by a Credit Party, other than the Concentration Account.

“Company Material Adverse Effect” has the meaning given to such term in the Merger Agreement.

“Completed Financial Statements” means (a) the Consolidated balance sheets of Parent and its Subsidiaries as at the end of Fiscal Year 2006 and the related Consolidated statements of income, stockholders’ equity and cash flows of Parent and its

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Subsidiaries for such Fiscal Year together with a Financial Officer Certification and a Narrative Report with respect thereto and (b) with respect to such Consolidated financial statements, a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Parent and reasonably satisfactory to Administrative Agent (which report shall state that such Consolidated financial statements fairly present, in all material respects, the Consolidated financial position of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C, including demonstrating compliance with the financial covenants in Section 6.8 for the relevant period and date.

“Concentration Account” means the Deposit Account No. 375-2260263 maintained by Borrower at Bank of America, N.A., or such replacement Deposit Account as may be required pursuant to this Agreement from time to time, for the purposes of holding proceeds from operations and other business activities of the Group Members, which in each case is in the name of Borrower and is subject to a Control Agreement.

“Consolidated” means consolidated in accordance with GAAP.

“Constituent Documents” means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws or operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election or duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Capital Stock.

“Contingent Obligations” means, as applied to any Person, (a) the Indebtedness of the type specified in clauses (vi), (vii), (viii) and (x) of the definition of “Indebtedness” and obligations (to the extent contingent) of the type specified in clause (ix) of such definition and (b) liabilities which are, or are required to be, recorded under Statement of Financial Accounting Standard No. 5 for loss contingencies.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

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“Control Account” means a Securities Account or Commodity Account that is the subject to an effective Control Agreement and that is maintained by any Credit Party with an Approved Securities Intermediary. “Control Account” includes all Financial Assets held in a Securities Account or a Commodity Account and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

“Control Agreement” means an agreement in form and substance satisfactory to Administrative Agent to perfect security interests in Deposit Accounts or Securities Accounts with a Deposit Account Bank or an Approved Securities Intermediary, as applicable.

“Controlled Foreign Corporation” as defined in the Pledge and Security Agreement.

“Controlled Group Member” means Borrower, Parent, Borrower’s Subsidiaries, each Cash Controlled Minority Holding and each Controlled Minority Holding.

“Controlled Minority Holding” means any Minority Holding for which Parent or any of its Subsidiaries is a general partner, managing member or otherwise generally controls the management and affairs of such Minority Holding.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.11.

“Coverage Ratio” means the ratio, as of the last day of any month, of (i) the sum of Net Operating Income and Management Fee Income less General & Administrative Expenditures to (ii) the sum of Annualized Interest Expense and Kan Am Preferred Payments, in each case (other than with respect to Annualized Interest Expense) for the trailing twelve-month period ending on such day.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent or any Lender in connection with any of the foregoing; provided, however, that in no event shall the Merger Agreement or any agreement associated therewith constitute a Credit Document.

“Credit Extension” means the making of any Loan.

“Credit Party” means each Group Member from time to time party to a Credit Document.

“Credit Rating” means the publicly announced senior unsecured debt rating of a Person given by Moody’s or S&P.

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“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with any Controlled Group Member’s operations and not for speculative purposes.

“CVS Portfolio Debt” means all Indebtedness in connection with the single tenant net lease properties owned by the Subsidiaries of Borrower that are operated by third parties as CVS pharmacies as indicated on Schedule V.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Del Amo” means that certain parcel of land, and improvements thereon owned by Del Amo Fashion Center Operating Company, L.L.C., located in Torrance, California, which parcel and improvements are designated for additional improvements, and which are currently operated as Del Amo Fashion Center.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Deposit Account Bank” means a bank or other financial institution selected or approved by Administrative Agent.

“Development Assets” means the development projects set forth on Schedule VI.

“Development Expenditures” means, for any period, the aggregate amount of expenses incurred during such period by Borrower and each other Group Member in connection with the development projects set forth under the heading “Development Expenditures” in the Approved Budget (determined consistent with past practice).

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided (a) no Affiliate of any Group Member (other than SPG) shall be an Eligible Assignee and (b) (other than with the consent of Borrower, in its sole discretion) no Excluded Lender shall be an Eligible Assignee, unless (in the case of this clause (b)) such assignment occurs following the occurrence and during the continuation of an Event of Default; provided, further, that each Eligible Assignee is required to make the representations and warranties set forth in Sections 10.6(e) and (i) as a condition to becoming a Lender.

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“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, any Controlled Group Member or any of their respective ERISA Affiliates.

“Enforcement Action” means any action by any one or more of the Lenders or Agents to (a) demand, sue for, take or receive from or on behalf of any Credit Party, by set-off or in any other manner (including, without limitation, by blocking access to, or otherwise exercising any remedy with respect to, the funds on deposit in any Approved Deposit Account or Deposit Account) , the whole or any part of any moneys which may now or hereafter be owing by any Credit Party with respect to the Obligations, (b) exercise any remedy with respect to assets that is permitted under any Collateral Document only following the occurrence of any Default or Event of Default, (c) initiate or participate with others in any suit, action or proceeding against any Credit Party to (i) enforce payment of or to collect the whole or any part of the Obligations or (ii) commence judicial enforcement of any of the rights and remedies under the Credit Documents with respect to the Collateral, (d) accelerate the Obligations, or (e) commence a Reorganization with respect to any Credit Party, including, without limitation, by filing or joining with any others in filing, any (i) petition under or in respect of any Reorganization with respect to such Credit Party or (ii) application for or the appointment of any administrator or receiver in connection with any Reorganization with respect to any Credit Party.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order by any Governmental Authority or other third-Person or other governmental order or directive (conditional or otherwise), arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any Group Member or any Facility.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

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“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of any Controlled Group Member shall continue to be considered an ERISA Affiliate of such Controlled Group Member within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Controlled Group Member and with respect to liabilities arising after such period for which such Controlled Group Member could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any Controlled Group Member or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Controlled Group Member or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any Controlled Group Member or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of any Controlled Group Member or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Controlled Group Member or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on any Controlled Group Member or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any

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Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any Controlled Group Member or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Lender” means each Person set forth on a schedule agreed to by Borrower and Administrative Agent prior to the Closing Date and on file with Administrative Agent.

“Exempt Subsidiary” means any Subsidiary of Parent (other than Borrower) which directly or indirectly owns Capital Stock in any Group Member which owns a Material Real Estate Asset and the Capital Stock of such Group Member is pledged as Collateral to the Collateral Agents in accordance with the terms of and priorities set forth in the Credit Documents.

“Existing Agreed Default” means each breach or default under existing Indebtedness of any Controlled Group Member resulting from a failure to deliver required financial statements during Fiscal Year 2006 (and periods prior thereto) and set forth on Schedule IV so long as no such breach or default has resulted in acceleration of all or a portion of such Indebtedness.

“Existing Credit Agreement” means that certain Restated Credit and Guaranty Agreement, dated as of January 17, 2007, by and among the Borrower, Parent, certain Subsidiaries of Parent, Brookfield Asset Management Inc. (as successor by assignment to Goldman Sachs Mortgage Company) and the lenders party thereto, as amended, modified or otherwise supplemented from time to time.

“Existing Indebtedness” means Indebtedness and other obligations outstanding under the Existing Credit Agreement.

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“Existing Preferred Interests” means (i) each outstanding series of cumulative preferred stock of Parent and the underlying series of preferred operating partnership units of Borrower and (ii) the Trust Preferred Securities 2006-1 issued on February 1, 2006 by Mills Trust Preferred Securities 2006-1, a Delaware statutory trust formed as a wholly owned financing subsidiary of Borrower.

“Expansion and Redevelopment Expenditures” means, for any period, the aggregate amount of expenses incurred during such period by Borrower and each other Group Member in connection with the expansion, redevelopment and remodeling programs set forth under the heading “Expansion, Redevelopment and Remodel Programs” in the Approved Budget (determined consistent with past practice).

“Exposure” means, with respect to any Lender, as of any date of determination, such Lender’s Revolving Loan Exposure and Term Loan Exposure as of such date.

“Extraordinary G&A Expenditures” means, for any period, the aggregate amount of (i) non-recurring general and administrative expenditures of the type identified as “Extraordinary G&A” (including professional fees incurred in connection with the Restatement and Related Matters, the financing pursuant to this Agreement and the reduction in force compensation or severance compensation (determined consistent with past practice)), (ii) “Corporate CapEx” and (iii) Specified Stock Repurchase Payments.

“Facility” means any Real Estate Asset (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Controlled Group Member or any of their respective predecessors or Affiliates.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

“Fees” as defined in Section 2.7.

“Financial Assets” as defined in the Pledge and Security Agreement.

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“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer, vice president –finance, or executive vice president – finance and accounting of Parent, on behalf of Parent and Borrower, that such financial statements fairly present, in all material respects, the financial condition of Parent and Borrower as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Parent and its Subsidiaries ending on December 31 of each calendar year.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency or the Federal Insurance Administration as a “100 year flood plain” or as having special flood hazards.

“FoodBrand” means, collectively, FoodBrand, L.L.C., a Delaware limited liability company, FoodBrand Franklin Mills, L.L.C., a Delaware limited liability company and FoodBrand Management Company, L.L.C., a Delaware limited liability company, and each of their respective Subsidiaries.

“Funding Fee” as defined in Section 2.7.

“Funding Guarantor” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“General & Administrative Expenditures” means, for any period, the aggregate amount of expenses incurred during such period by Borrower and each other Controlled Group Member in connection with performing general and administrative activities in the ordinary course of business (determined consistent with past practice) including Extraordinary G&A Expenditures and expenditures not otherwise falling within the categories of expenditure described in Sections 5.20(c)(i)(B) through (G); provided, however, that for purposes of calculating the Coverage Ratio, “General & Administrative Expenditures” shall exclude Extraordinary G&A Expenditures.

“General Intangible” has the meaning given to such term in the UCC.

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“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” each Person identified as a “Grantor” in any Pledge Agreement.

“Group Member” means Parent, Borrower, each Subsidiary of Parent and each Minority Holding.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means Parent, Borrower and each other Controlled Group Member party to this Agreement or that becomes party to this Agreement.

“Guarantor Subsidiary” means each Guarantor other than Parent.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty entered into on or after the date hereof in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of any of the Controlled Group Members’ businesses.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under

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the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Immaterial Subsidiary” means each Subsidiary of Parent (other than Borrower) that has (i) annual revenues of less than $5,000,000 individually and less than $50,000,000 in the aggregate for all such Subsidiaries and (ii) total assets (including the Capital Stock of other Subsidiaries) of less than $5,000,000 individually and less than $50,000,000 in the aggregate for all such Subsidiaries.

“Improvements” means all buildings, fixtures, structures, parking areas, landscaping and all other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently or hereafter located thereon and used in the operation thereof, excluding (i) any such items owned by utility service providers, (ii) any such items owned by tenants or other third-parties and (iii) any items of personal property.

“Increased-Cost Lender” as defined in Section 2.18.

“Indebtedness” means, as applied to any Person, (without duplication):

(i) all indebtedness for borrowed money;

(ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP and the present value of future rental payments under all synthetic leases;

(iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;

(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument;

(v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of such Person;

(vi) the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings;

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(vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another;

(viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid, performed or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof (including to purchase Property, securities or services primarily for the such purpose);

(ix) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the capital, solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above;

(x) any obligation of such Person to reimburse, indemnify or otherwise protect any other Person for any advance of funds, issuance of a letter of credit or undertaking of other obligations by such person for the benefit of the primary obligor;

(xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction (including any Interest Rate Agreement and Currency Agreement), whether entered into for hedging or speculative purposes; and

(xii) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Capital Stock of such Person (valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference).

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), reasonable out-of-pocket costs (including the reasonable out-of-pocket costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the invoiced reasonable fees and disbursements of outside counsel for Indemnitees), in each case, in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable out-of-pocket fees or expenses incurred by Indemnitees in enforcing this indemnity, whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or

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equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or the disbursement of funds to vendors or other Persons as contemplated by Section 5.18) or (ii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of any Controlled Group Member; provided, however, that “Indemnified Liabilities” shall not include any liabilities, obligations, losses, damages, penalties, claims, costs, expenses or disbursements of any kind or nature whatsoever in connection with (1) the Merger Agreement or the transactions contemplated thereby or (2) any action or omission required to be taken by Parent, Borrower or any of its Subsidiaries pursuant to the terms of the Merger Agreement, or pursuant to the express written request of SPG or any of its Affiliates made pursuant to the terms of the Merger Agreement.

“Indemnitee” as defined in Section 10.3.

“Initial Lender” means SPG.

“Intercompany Note” means a subordinated intercompany promissory note, in the form of Exhibit L or otherwise in form and substance (including with respect to subordination provisions) satisfactory to Administrative Agent.

“Interest Payment Date” means the first Business Day of each month, commencing on the first such date to occur after the Closing Date, and the Maturity Date (or such later date on which the Loans are paid in full).

“Interest Period” means, in connection with any specified Interest Payment Date, the period from and including the preceding Interest Payment Date to but excluding such specified Interest Payment Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the Controlled Group Members’ operations and not for speculative purposes.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

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“Investment” means (i) any direct or indirect purchase or other acquisition by any Controlled Group Member of, or of a beneficial interest in, any of the Securities of any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Controlled Group Member from any Person of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than (i) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures and (ii) tenant allowances and inducements, in each case, in the ordinary course of business) or capital contributions by any Controlled Group Member to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Involuntary Event of Default” means an Event of Default (other than an Event of Default specified in Section 8.1(f) or 8.1(g)) which did not occur as a result of a willful and intentional breach by any Credit Party.

“Kan Am” means Kan Am US, INC. and all of its Subsidiaries and Affiliates.

“Kan Am Preferred Payments” means, for any period, the aggregate payments made by Kan Am and guaranteed by Parent or any of its Subsidiaries during such period as a “Construction Period Preference”, as such term is defined in each of (i) the Amended and Restated Agreement of Pittsburgh Mills Limited Partnership, (ii) the Amended and Restated Limited Partnership Agreement of Sugarloaf Mills Mezzanine Limited Partnership, or (iii) the Amended and Restated Limited Partnership Agreement of St. Louis Mills Limited Partnership.

“Landlord Consent and Estoppel” means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Credit Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to Collateral Agent in its reasonable discretion, but in any event sufficient for Collateral Agent to obtain a Title Policy with respect to such Mortgage.

“Lead Arranger” as defined in the preamble hereto.

“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property constituting a Material Real Estate Asset.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a joinder agreement.

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“Lender Counterparty” means each Lender or any Affiliate of a Lender counterparty to a Hedge Agreement (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement, ceases to be a Lender) including, without limitation, each such Affiliate that enters into a joinder agreement with Collateral Agent.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities; provided, that restrictions on the sale of Capital Stock of the Group Members that may be imposed by federal and state securities laws shall not in and of themselves constitute a Lien for purposes of this Agreement.

“Limited Guarantor” means each of Block 37 Office, L.L.C., a Delaware limited liability company, 108 North State Street II, L.L.C., a Delaware limited liability company, Block 37 Residual LLC, a Delaware limited liability company and Block 37, L.L.C., a Delaware limited liability company.

“Loans” means the Term Loans and the Revolving Loans.

“LTV Ratio” means, at any time, the ratio, expressed as a percentage, of Total Indebtedness to Total Asset Value at such time.

“M&A Transaction” means an Asset Sale or other disposition of all or substantially all of Parent’s, Borrower’s and its Subsidiaries’ Capital Stock and/or their respective assets.

“Management Fee Income” means, for any period, all gross revenues, income, fees and other amounts earned and paid to a service provider during such period (without regard to any General & Administrative Expenditures or other expenses) pursuant to any management agreements, sponsor agreements, service agreements or similar arrangements relating to any Property and to which a Group Member is party, in each case to the extent Allocable to Borrower.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Change” means:

(a) prior to the occurrence of a Termination Event, any change, event, development or effect that has a material adverse effect on (A) the legality, validity, binding effect or enforceability against any Credit Party (other than an Immaterial Subsidiary) of a material Credit Document to which it is a party; or the material legal rights and remedies, available to, or conferred upon, any Agent and any Lender or any

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Secured Party under any Credit Document or (B) the business, assets, continuing results of operations or financial condition of Parent and its Subsidiaries, taken as a whole; provided, however, that no change or effect resulting from any of the following shall constitute, or be taken into account in determining whether there is or has been, a Material Adverse Change:

(i) changes in conditions affecting the real estate industry generally, the United States of America or the global economy;

(ii) general political, economic or business conditions or changes therein (including the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God);

(iii) general financial or capital market conditions, including interest rates, or changes therein;

(iv) any changes in applicable Law (as defined in the Merger Agreement), rules, regulations, or GAAP or other accounting standards, or authoritative interpretations thereof, after the date of this Agreement;

(v) the negotiation, execution, announcement or performance of this Agreement or the Merger Agreement or the performance or consummation of the transactions contemplated by this Agreement or the Merger Agreement, including a decline in the share price of the Company Common Shares (as defined in the Merger Agreement) resulting therefrom, any litigation resulting therefrom, or the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors, joint venture partners or employees;

(vi) any action or omission required pursuant to the terms of this Agreement, the Merger Agreement, or pursuant to the express written request of SPG or any of its Affiliates, or any action otherwise taken by SPG or any of its Affiliates;

(vii) a decrease in the market price of the Company Common Shares (as defined in the Merger Agreement); provided that the exception in this clause (vii) shall not prevent or otherwise affect a determination that any change or effect underlying such a decrease in market price has resulted in, or contributed to, a Material Adverse Change;

(viii) any matter set forth in the Company Disclosure Letter (as defined in the Merger Agreement), including the Restatement and Related Matters (as defined in the Merger Agreement); or

(ix) the payment of (x) amounts required by Section 7.2 of the Prior Agreement (as defined in the Merger Agreement), (y) amounts required by Section 2.7 of the Existing Credit Agreement or (z) any amount in respect of the increased interest rate under the Existing Credit Agreement associated with the Termination Event (as defined in the Existing Credit Agreement) ;

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which, in the case of each of clause (i), (ii), (iii) and (iv) do not affect the business, assets, continuing results of operations or financial condition of Parent and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the real estate industry; and

(b) on an after the occurrence of a Termination Event, a material adverse effect on and/or material adverse development with respect to:

(i) the financial condition of Parent, Borrower and their Subsidiaries, when taken as a whole, has been, or (as determined following reasonable consultation with the Borrower) could reasonably be expected to be, materially impaired as a result thereof;

(ii) the ability of Borrower and Guarantors, taken as a whole, fully and timely to perform their respective payment and/or guarantee obligations (as applicable) under the Credit Documents; or

(iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; or the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

“Material Contract” means any contract or other arrangement to which any Controlled Group Member is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to result in a Material Adverse Change.

“Material Real Estate Asset” means (a) upon the acquisition thereof by Borrower or one of its Subsidiaries, the Riverside Property, (b) any fee-owned Real Estate Asset having a fair market value in excess of $10,000,000 as of the date of the acquisition thereof and (c) all leasehold estates (other than Borrower’s leasehold interest in its headquarters located in Arlington, VA and any subsequent location (to the extent leased) to which such corporate headquarters may be relocated) having a fair market value in excess of $10,000,000.

“Maturity Date” means the earlier of (i) the date that is the later of February 16, 2008 and the Termination Date (as defined in the Merger Agreement), and (ii) the date that all Loans shall otherwise become due and payable in full hereunder, whether by acceleration or otherwise.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 16, 2007 by and among Parent, Borrower, SPG-FCM Ventures, LLC, a Delaware limited liability company, SPG-FCM Acquisition, Inc., a Delaware corporation, and SPG-FCM Acquisition, L.P., a Delaware limited partnership, as such agreement may be amended, supplemented, or otherwise modified from time to time.

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“Minority Holdings” means any partnership, joint venture, corporation, limited liability company or other business association, Capital Stock of which is held or owned (directly or indirectly) by, but is not a Subsidiary of, any of Borrower, Parent or its Subsidiaries.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means a Mortgage substantially in the form of Exhibit K, as it may be amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“NAIC” means the National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Parent, Borrower and their Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by any Group Member from such Asset Sale, minus (ii) any (a) real estate transfer taxes, (b) direct transaction costs (including fees and expenses of brokers, attorneys and consultants) paid or payable as a result of such Asset Sale, and (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the Capital Stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received any Group Member (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of any Group Member by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) any actual and reasonable costs incurred and paid or payable by any Group Member in connection with (a) the adjustment or settlement of any claims of any Group Member in respect thereof, (b) restoration work to the extent required by any casualty insurance policy or as a result of a condemnation and (c) any amounts paid or required to be paid to the holders of any Indebtedness secured by the assets subject to any such casualty or condemnation event.

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“Net Operating Income” means, for any period for any property, the amount (excluding Management Fee Income) equal to:

(i) the total of all revenues, fees and other income in connection with the operation, maintenance and management of the businesses of the Group Members, computed in accordance with the methodology used in preparing Schedule I, received or recorded by Borrower, or to the extent Allocable to Borrower, each other Group Member; minus

(ii) the total of all expenditures in connection with the operation, maintenance and management of the businesses of the Group Members, computed in accordance with the methodology used in preparing Schedule I, incurred or recorded by Borrower, or to the extent Allocable to Borrower, each other Group Member;

provided, that for purposes of this Agreement, “Net Operating Income” is accrual based, but is a non-GAAP measure that does not include straight-line rents or FAS 141 adjustments, other Specified Rent Adjustments and foreign income, withholding or value added tax relating to the acquisition, development or construction of a related project.

“Net Worth” means the amount, on any date of determination, equal to Total Asset Value less Total Indebtedness.

“Non-Consenting Lender” as defined in Section 2.18.

“Non-Foreclosable Pledge Agreement” means each non-foreclosable pledge agreement, executed by Borrower and certain Guarantors party thereto substantially in the form of Exhibit I-2, as it may be amended, supplemented or otherwise modified from time to time.

“Non-US Lender” as defined in Section 2.16(c).

“Nonpublic Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Nonpublic Side Lender” means each Lender that is not a Public Side Lender.

“Note” means, collectively, the Term Loan Notes and the Revolving Loan Notes.

“Obligations” means all obligations of every nature of each Credit Party under the Credit Documents, including obligations from time to time owed thereunder to Agents (including former Agents), the Lenders or any of them, all Indemnitees and Lender Counterparties, under any Credit Document or Hedge Agreement, whether for

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principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

“Obligee Guarantor” as defined in Section 7.7.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended (including any certificates of designations), and its bylaws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization or certificate of formation, as amended, and its operating agreement or limited liability company agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Parent” as defined in the preamble hereto.

“Parent Subordinated Indebtedness” means the subordinated Indebtedness of Parent in an aggregate face amount not exceeding $175 million incurred pursuant to those certain subordinated notes payable to Colony Xanadu Stock II, LLC and Colony Xanadu Stock III, LLC, dated as of November 22, 2006.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permit” means any permit, consent, approval, authorization, license, variance, certificate of occupancy or permission required from any Person pursuant to Requirements of Law, including any Governmental Authorization.

“Permitted Dispositions” as defined in Section 2.10(a).

“Permitted Leases” means leases or subleases (including ground leases and licenses and other occupancy agreements) (i) entered into in the ordinary course of business by any Group Member, in each case, on an arms’ length basis and on terms which do not materially impair the interests of such Group Member in the Property subject thereto or the value of such Property or (ii) are otherwise approved by Administrative Agent.

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“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Platform” as defined in Section 5.1(o).

“Pledge Agreements” means, collectively, the Pledge and Security Agreement and the Non-Foreclosable Pledge Agreements.

“Pledge and Security Agreement” means the Pledge and Security Agreement to be executed by Borrower and each Guarantor substantially in the form of Exhibit I-1, as it may be amended, supplemented or otherwise modified from time to time.

“Potential Tax Payment” means that certain contingent liability in an amount not to exceed $12,000,000, as identified by the Borrower to Administrative Agent prior to the Closing Date.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrower, Administrative Agent and each Lender.

“Pro Rata Share” means (a) with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (i) the Term Loan Exposure of that Lender, by (ii) the aggregate Term Loan Exposure of all Lenders; (b) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Revolving Lender, the percentage obtained by dividing (i) the Revolving Loan Exposure of that Revolving Lender, by (ii) the aggregate Revolving Loan Exposure of all Revolving Lenders; and (c) for all other purposes with respect to each Lender, the percentage obtained by dividing (i) the Exposure of that Lender by (ii) the Aggregate Exposure.

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“Property” means any Real Estate Asset or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, general intangible, receivable, or other asset owned, leased or operated by any Group Member (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).F

“Public Side” means with respect to the Lenders and participants, any Lender or participant that, pursuant to this Agreement, is not permitted to receive any material Nonpublic Information with respect to the Parent and its Subsidiaries.

“Qualified Manager” means a Person that is a reputable and experienced professional management company of first class, full service properties of the nature of the Real Estate Assets of the Group Members and manages or operates at least 5,000,000 square feet of gross leaseable area of commercial space.

“Qualified Replacement Agent” means a Person that (i) is a commercial bank of nationally recognized standing or an investment bank, that is in the business of extending credit or buying loans and customarily acts in the capacity of an administrative agent in syndicated loan financings and (ii) is not and will not, directly or indirectly through any Affiliate or other Person be a purchaser in any M&A Transaction.

“Real Estate Asset” means all of the present and future right, title and interest (including, without limitation, any leasehold interests) of the Controlled Group Members in (i) any plots, pieces or parcels of land, (ii) any Improvements of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the “Premises”), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (including any right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefiting the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.

“Record Document” means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.

“Recorded Leasehold Interest” means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Administrative Agent’s reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrances of the affected real property.

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“Redevelopment Assets” means the redevelopment projects set forth on Schedule VII.

“Register” as defined in Section 2.4(b).

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Regulation T” means Regulation T of the Federal Reserve Board as in effect from time to time.

“Regulation U” means Regulation U of the Federal Reserve Board as in effect from time to time.

“Regulation X” means Regulation X of the Federal Reserve Board as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the US Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq. of the Internal Revenue Code.

“REIT Distributions” means the minimum amount necessary for Parent to maintain its tax status as REIT.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Obligations” as defined in Section 9.9.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Reorganization” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

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“Replacement Lender” as defined in Section 2.18.

“Requirements of Law” means, as to any Person, the Organizational Documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations D, T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit and Environmental Laws.

“Requisite Lenders” means one or more Lenders having or holding Exposures representing more than 50% of the Aggregate Exposures.

“Restatement and Related Matters” means (i) the pending restatement of Borrower’s and Parent’s historical financial statements described in Borrower’s and Parent’s SEC Filings, the associated delay of filing Borrower’s and Parent’s annual report on Form 10-K and quarterly reports on Form 10-Q and any Existing Agreed Default, (ii) the informal and formal investigations initiated by the SEC described in the SEC Filings, (iii) the review of Borrower’s and Parent’s historical financial statements and transactions reflected therein by their independent auditors described in the SEC Filings, (iv) the independent investigation of Borrower’s and Parent’s historical financial statements and transactions reflected therein by the audit committee and its counsel as described in SEC Filings and (v) litigation by certain holders of securities of Parent and the Borrower relating to the foregoing.

“Restricted Group Member” means any Group Member (other than Parent and Borrower) that is prohibited by the terms of any Contractual Obligation or by its Organizational Documents, in each case as in effect on the Closing Date, from becoming a Guarantor.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Borrower or Parent now or hereafter outstanding, except a dividend payable solely in shares of Capital Stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Borrower or Parent now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Borrower or Parent now or hereafter outstanding; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any subordinated Indebtedness (including the Parent Subordinated Indebtedness); provided, that the Specified Stock Repurchase Payments shall not constitute Restricted Payments for purposes of this Agreement.

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“Revolving Commitment” means, with respect to any Lender, the obligation of such Lender to make Revolving Loans pursuant to the terms and conditions of this Agreement, which shall not exceed the principal amount set forth opposite such Lender’s name under the column “Revolving Commitment” on the signature pages hereof or in the Assignment Agreement by which it became (or becomes) a Lender, as such may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment Agreement; and “Revolving Commitments” means the aggregate principal amount of the Revolving Commitments of all Lenders, which principal amount shall not exceed Three Hundred Three Million Dollars ($303,000,000), as such amount may be reduced from time to time as provided in this Agreement.

“Revolving Commitment Period” means the period from the Closing Date, to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date the Commitments are permanently reduced to zero pursuant to Section 2.9(b), and (iii) the date of the termination of the Commitments pursuant to Section 8.1.

“Revolving Lender” means a Lender that has a Revolving Commitment or holds Revolving Loans.

“Revolving Loan Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the Revolving Commitment Termination Date, such Lender’s Revolving Commitment; and (ii) after the Revolving Commitment Termination Date, the aggregate outstanding principal amount of Revolving Loans of such Lender.

“Revolving Loan” means a loan made by a Lender to Borrower pursuant to Section 2.1A.

“Revolving Loan Note” means, with respect to the Revolving Loans, a promissory note in the form of Exhibit B-2, as each may be amended, supplemented or otherwise modified from time to time.

“Riverside Property” means that certain parcel of land, and improvements thereon, owned by Federated Department Stores, Inc. or an affiliate thereof, located in Hackensack, New Jersey adjacent to the retail property known as “The Shops at Riverside,” which parcel and improvements are presently operated as a Bloomingdales Home Store.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

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“Scheduled Dispositions” means the Asset Sales described on Schedule 6.9.

“SEC” means the United States Securities and Exchange Commission.

“SEC Filings” means Borrower’s and/or Parent’s public filings with the SEC prior to the date hereof.

“Secured Indebtedness” means any Indebtedness of any Group Member secured by a Lien on Property or other interests of any Group Member.

“Secured LTV Ratio” means, at any time, the ratio, expressed as a percentage, of Total Secured Indebtedness to Total Asset Value at such time.

“Secured Parties” means, collectively, the Agents, the Lenders, the Lender Counterparties and each other holder of an Obligation.

“Securities” means any Capital Stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account” has the meaning given to such term in the UCC.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Settlement Confirmation” as defined in Section 10.6(b).

“Settlement Service” as defined in Section 10.6(d).

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Parent on behalf of Parent and Borrower substantially in the form of Exhibit G-2.

“Solvent” means, with respect to any Person, that as of the date of determination, both (i) (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay

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such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (provided that such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Development Assets” means the development projects at Block 37, Del Amo and the Riverside Property.

“Specified Development Assets Report” means a report showing for each Specified Development Asset, by line item, (a) the original budget for such project, (b) any subsequent revisions to such budget, (c) the current budget for such project and (d) costs incurred or amounts spent in excess of $500,000 for such project; provided, that Borrower shall maintain reasonable support detail, including vendor names and invoice numbers, dates and amounts to facilitate review of the report by Administrative Agent or its agents or representatives.

“Specified Indebtedness” means, as applied to any Person (without duplication, and in each case, excluding the Existing Preferred Interests):

(i) all indebtedness for borrowed money;

(ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP and the present value of future rental payments under all synthetic leases;

(iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; and

(iv) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction (including any Interest Rate Agreement and Currency Agreement), whether entered into for hedging or speculative purposes, calculated at the Swap Termination Value thereof.

“Specified Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief operating officer, one of its executive vice presidents (or the equivalent thereof), chief financial officer or treasurer.

“Specified Rent Adjustments” means non-cash adjustments to rent related to amortization of tenant improvements that may result during the restatement of Borrower’s historical financial statements which are (i) required to be accounted for as tenant inducements in accordance with GAAP and (ii) actually used for tenant improvements, in an aggregate amount for all such Specified Rent Adjustments not to exceed $6,000,000.

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“Specified Stock Repurchase Payments” means payments made by or on behalf of Parent (or dividends or other distributions by Borrower to Parent for purposes of making such payments) in an aggregate amount made for the purpose of repurchasing Capital Stock from present and former officers and employees to enable such Persons and/or Parent to satisfy their withholding or other tax obligations upon (i) the exercise of stock options granted to them pursuant to Parent’s equity plans in effect on or prior to the date hereof or (ii) the lapsing of restrictions with respect to the vesting of Parent’s Capital Stock issued pursuant to Parent’s equity plans in effect on or prior to the date hereof.

“SPG” as defined in the Preamble hereto.

“Standstill Period” means the period commencing on the date an Involuntary Event of Default occurs and ending on the earliest of:

(i) the occurrence of a Termination Event;

(ii) the occurrence of an Event of Default specified in Section 8.1(f) or 8.1(g);

(iii) the occurrence of an Event of Default specified in Section 8.1(b) and the holder of such Specified Indebtedness giving rise to such Event of Default shall have accelerated the obligations in connection with such Specified Indebtedness or taken any other action to exercise remedies in connection therewith;

(iv) the date such Involuntary Event of Default is cured or waived in writing;

(v) 60 days after the Merger Effective Time (as defined in the Merger Agreement); and

(vi) the Maturity Date.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

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“Swap Termination Value” means, in respect of any exchange traded or over the counter derivative transaction (including any Interest Rate Agreement and Currency Agreement) after taking into account the effect of any legally enforceable netting agreement relating to such derivative transaction, (a) for any date on or after the date such derivative transaction has been closed out and a termination value determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value for such derivative transaction, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such derivative transactions (which may include any Agent or any Lender).

“Syndication Agent” as defined in the preamble hereto.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by any Governmental Authority and wherever imposed, levied, collected, withheld or assessed; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business (without regard to the transactions contemplated under this Agreement) on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

“Terminated Lender” as defined in Section 2.18.

“Termination Date” means the date on which a Termination Event occurs.

“Termination Event” means the termination of the Merger Agreement pursuant to Section 7.1 of the Merger Agreement.

“Term Loan” means a term loan made by a Lender having Term Loan Commitment to Borrower pursuant to Section 2.1(a).

“Term Loan Commitment” means, with respect to any Lender, the obligation of such Lender to make Term Loans pursuant to the terms and conditions of this Agreement, which shall not exceed the principal amount set forth opposite such Lender’s name under the column “Term Loan Commitment” on the signature pages hereof or in the Assignment Agreement by which it became (or becomes) a Lender, as such may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment Agreement; and “Term Loan Commitments” means the aggregate principal amount of the Term Loan Commitments of all Lenders, which principal amount shall not exceed One Billion, Two Hundred Fifty Million Dollars ($1,250,000,000), as such amount may be reduced from time to time as provided in this Agreement.

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“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender.

“Term Loan Note” means, with respect to the Term Loans, a promissory note in the form of Exhibit B-1, as each may be amended, supplemented or otherwise modified from time to time.

“Title Policy” as defined in Schedule 5.14.

“Total Asset Value” means, at any date, with respect to Borrower and, to the extent Allocable to Borrower, each other Group Member, the sum (without duplication) of:

(i)(a) Net Operating Income for the most recently ended trailing twelve month period divided by (b) the applicable Capitalization Rate;

(ii) unrestricted Cash and Cash Equivalents;

(iii) 100% of Investments in Redevelopment Assets; and

(iv) 100% of Investments in Development Assets.

“Total Indebtedness” means, at any date, with respect to Parent and Borrower and, to the extent Allocable to Borrower, each other Group Member, all indebtedness, including contingent liabilities, which are or would be required to be recorded as indebtedness on a balance sheet of such Group Member in accordance with GAAP, other than Existing Preferred Interests and the CVS Portfolio Debt; provided, that it is acknowledged and agreed that letters of credit that are cash collateralized in full shall not constitute indebtedness for purposes of calculating Total Indebtedness.

“Total Secured Indebtedness” means, at any date, the amount equal to (i) Total Indebtedness that is Secured Indebtedness minus (ii) the aggregate outstanding principal amount of the Loans.

“Total Utilization” means, as at any date of determination, the aggregate principal amount of all outstanding Revolving Loans.

“Type of Loan” means either a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

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“Unadjusted Eurodollar Rate Component” means that component of the interest costs to Borrower in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

1.2 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by any Credit Party to Lenders pursuant to Sections 5.1(b) and (c) shall be prepared in accordance with GAAP as in effect at the time of such preparation.

1.3 Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2. LOANS

2.1 Term Loans.

(a) Term Loan Commitments. Subject to the terms and conditions hereof, each Lender having a Term Loan Commitment severally agrees to make, on the Closing Date, a Term Loan to Borrower in an amount equal to such Lender’s Term Loan Commitment. Borrower may make only one borrowing under the Term Loan Commitment, which borrowing shall be on the Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.9 and 2.10, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Maturity Date. The Term Loan Commitment of each Lender having a Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Term Loan Commitment on such date.

(b) Borrowing Mechanics for Term Loans.

(i) Borrower shall have delivered to Administrative Agent a fully executed Funding Notice for the borrowing of the Term Loans no later than three Business Days prior to the Closing Date (or such shorter period as Administrative Agent may agree). Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender having a Term Loan Commitment of the proposed borrowing.

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(ii) Each Lender having a Term Loan Commitment shall make its Term Loan to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Principal Office designated by Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the net proceeds of the Term Loans available to Borrower on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Term Loans received by Administrative Agent from Lenders having a Term Loan Commitment to be credited to such accounts of Borrower or as otherwise directed by Borrower.

2.1A	Revolving Loans.

(a) Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make Revolving Loans to Borrower in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided that, after giving effect to the making of such Revolving Loans in no event shall the Total Utilization exceed the Revolving Commitments at such time. Amounts borrowed pursuant to this Section 2.1A (a) may be repaid and reborrowed during the Revolving Commitment Period. Each Revolving Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans shall be paid in full no later than the Maturity Date.

(b) Borrowing Mechanics for Revolving Loans.

(i) Revolving Loans shall be in an aggregate minimum amount of $3,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii) Whenever Borrower desires that the Revolving Lenders make Revolving Loans, Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than 11:00 a.m. (New York City time) at least five Business Days in advance of the proposed Credit Date.

(iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Revolving Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Revolving Lender with reasonable promptness.

(iv) Each Revolving Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Administrative Agent shall make the proceeds of such Revolving Loans available to Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Revolving Lenders to be credited to such accounts of Borrower or as otherwise directed by Borrower.

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2.2 Pro Rata Shares; Availability of Funds.

(a) Pro Rata Shares. All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify applicable Borrower and such Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Loans. Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.3 Use of Proceeds The proceeds of the Term Loans shall be applied by Borrowers (i) to prepay in full the outstanding obligations of Borrower under the Existing Credit Agreement and to cash collateralize letters of credit outstanding pursuant thereto and (ii) to pay fees and expenses in connection with this Agreement and the transactions contemplated hereby (including without limitation, any breakup or termination fees). The proceeds of the Revolving Loans shall be applied by Borrower to provide for the ongoing working capital requirements and general corporate purposes of each Controlled Group Member and, where applicable, each Minority Holding in accordance with Section 5.20. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or to violate the Exchange Act.

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2.4 Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitment or Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Commitment and the Loans of each Lender from time to time (the “Register”). The Register, as in effect at the close of business on the preceding Business Day, shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice and Administrative Agent will provide, promptly following the written request of Borrower (but not more than once per month), a copy of such Register to Borrower. Administrative Agent shall record, or shall cause to be recorded, in the Register the Commitments and the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitment or Borrower’s Obligations in respect of the Loans. Borrower hereby designates the Administrative Agent to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.4, and Borrower hereby agrees that, to the extent that the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents, subagents and Affiliates shall constitute “Indemnitees.”

(c) Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, applicable Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s’ receipt of such notice) a Note or Notes to evidence such Lender’s Loan.

2.5 Interest on Loans.

(a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof at the Adjusted Eurodollar Rate plus the Applicable Margin; provided, however, that if any Loan becomes a Base Rate Loan under this Agreement, such Loan shall bear interest at the Base Rate plus the Applicable Margin minus 100 basis points.

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(b) As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

(c) Interest payable pursuant to Section 2.5(a) shall be computed on the basis of a 360-day year (provided that for any Base Rate Loans interest shall be calculated on the basis of a 365-day or 366-day year), in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Loan, the last Interest Payment Date with respect to such Loan or, with respect to a Base Rate Loan being mandatory converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded.

(d) Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis on and to the last day of each Interest Period (or in the case of any Base Rate Loan, month) most recently ended prior to such payment date and shall be payable in arrears on each Interest Payment Date, (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and (iii) shall accrue on a daily basis and shall be payable in arrears on the Maturity Date. With respect to any accrued interest payable on an Interest Payment Date, Borrower may elect to make such payment of interest by adding the amount of such payment to the principal amount of the Loans (the “Capitalized Portion”). Borrower may make such election by giving Administrative Agent notice of such election at least five Business Days prior to the applicable Interest Payment Date. Borrower agrees that the Applicable Margin with respect to the Capitalized Portion of the Loans shall be increased by an additional 3.00% per annum.

2.6 Default Interest. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or, to the extent overdue, other amounts owed hereunder or under the other Credit Documents, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 3.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.6 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

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2.7 Fees. Borrower agrees to pay to the Initial Lender its Pro Rata Share of (A) a closing fee (the “Closing Fee”) equal to 1% of the Aggregate Loan Amount, 100% of which shall be payable on the Closing Date and (B) a funding fee (the “Funding Fee,” and, together with the Closing Fee, the “Fees”) equal to 0.5% of the Aggregate Loan Amount, 100% of which shall be payable on the earliest of (i) the date that is six (6) months from the execution of the Merger Agreement, (ii) the Merger Effective Time (as defined in the Merger Agreement), and (iii) the date on which the Merger Agreement is terminated and the principal amount of all Loans is repaid in full; provided, however, that in the event that the Initial Lender or any of such Initial Lender's Affiliates participates in any refinancing of the Obligations, 50% of such Initial Lender's Pro Rata Share of the Funding Fee shall be refunded to the Borrower; and provided further, that for the avoidance of doubt, the right to receive any and all such fees (which right shall include the obligation to refund any such fees in accordance with this Section 2.7) shall be freely assignable by the Initial Lender to any assignee of Loans therefrom in accordance with Section 10.6.

2.8 Maturity.

(a) Maturity Date. The Loans together with all other Obligations outstanding on the Maturity Date shall be due and payable on the Maturity Date.

2.9 Voluntary Prepayments; Commitment Reductions; Deemed Repayments.

(a) Voluntary Prepayments.

(i) Any time and from time to time with respect to any Loans, Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii) All such prepayments shall be made upon not less than three Business Days’ prior written or telephonic notice given to Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Loans, by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.11(a).

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(b) Voluntary Revolving Commitment Reductions.

(i) Borrower may, upon not less than three Business Days’ prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization at the time of such proposed termination or reduction; provided that, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii) Borrower’s notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in Borrower’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

(c) Deemed Repayment. Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, any provisions regarding prepayment and application of payments), in the event that any amounts owing by the Borrower under this Agreement are “forgiven” (such amounts, the “Subject Amounts”) as contemplated by Section 5.16 of the Merger Agreement, any such Subject Amounts shall be deemed to be forgiven by SPG solely with respect to Term Loans held by it, and shall reduce the total amount of Term Loans then outstanding held by SPG. For the avoidance of doubt, any “forgiveness” of the Subject Amounts contemplated by Section 5.16 of the Merger Agreement and this Section 2.9(c) shall have no effect on any other Loans not so forgiven.

2.10 Mandatory Prepayments.

(a) Asset Sales. No later than the first Business Day following the date of receipt by Parent, any of its Subsidiaries or any Cash Controlled Minority Holding of any Net Asset Sale Proceeds received in excess of $5,000,000 for any Asset Sale (in a single transaction or a series of related transactions) or in excess of $10,000,000 in the aggregate for all such Asset Sales during any Fiscal Year, unless otherwise agreed in writing by the Requisite Lenders, Borrower shall prepay the Loans as set forth in Section 2.11(b) in an aggregate amount equal to such Net Asset Sale Proceeds (or, in the case of any non-wholly-owned Subsidiary or Cash Controlled Minority Holding, to the extent of Borrower’s direct or indirect interest therein); provided, however, that so long as no Default or Event of Default is continuing, Net Asset Sale Proceeds (or Borrower’s direct or indirect interest therein, as applicable) from individual Asset Sales in the ordinary course (including out parcel sales) not exceeding $10,000,000 individually or $30,000,000 in the aggregate may be reinvested in accordance with the Approved Budget within 90 days of receipt thereof (such Asset Sales within such limitations, the “Permitted Dispositions”).

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(b) Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Parent, any of its Subsidiaries or any Cash Controlled Minority Holding, or any Agent as loss payee, of any Net Insurance/Condemnation Proceeds, unless otherwise agreed in writing by Administrative Agent, Borrower shall prepay the Loans as set forth in Section 2.11(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds (or, in the case of any non-wholly-owned Subsidiary or Controlled Minority Holding, to the extent of Borrower’s direct or indirect interest therein); provided that, (i) to the extent that Borrower is under a Contractual Obligation to repair, restore or replace the applicable asset for which such Net Insurance/Condemnation Proceeds have been received, such proceeds may be applied to the extent necessary under the such Contractual Obligation to provide for such repair, restoration or replacement, as the case may be and (ii) so long as no Default or Event of Default is continuing to the extent that aggregate Net Insurance/Condemnation Proceeds with respect to any applicable asset does not represent more than 25% (or such higher percentage as Administrative Agent may approve) of the fair market value of the applicable asset prior to the relevant event, such Net Insurance/Condemnation Proceeds may be applied within 365 days of receipt thereof to repair, restore or replace the applicable asset.

(c) Issuance of Equity Securities. No later than the first Business Day following the date of receipt by Parent, any of its Subsidiaries or any Cash Controlled Minority Holding of any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, Parent, any of its Subsidiaries or any Minority Holding (except (so long as no Default or Event of Default has occurred and is continuing) pursuant to any employee stock or stock option compensation plan existing prior to the Closing Date), unless otherwise agreed in writing by the Requisite Lenders, Borrower shall prepay the Loans as set forth in Section 2.11(b) in an aggregate amount equal to 100% of such proceeds (or, in the case of any non-wholly-owned Subsidiary or Controlled Minority Holding, to the extent of Borrower’s direct or indirect interest therein), net of underwriting discounts and commissions and other reasonable costs and expenses directly incurred in connection therewith, including reasonable legal fees and expenses.

(d) Issuance of Debt. No later than the first Business Day following the date of receipt by Parent, any of its Subsidiaries or any Cash Controlled Minority Holding of any Cash proceeds from the incurrence of any Indebtedness for borrowed money of Parent, any of its Subsidiaries or any Minority Holding, unless otherwise agreed in writing by the Requisite Lenders, Borrowers shall prepay the Loans as set forth in Section 2.11(b) in an aggregate amount equal to 100% of such proceeds (or, in the case of any non-wholly-owned Subsidiary or Controlled Minority Holding, to the extent of Borrower’s direct or indirect interest therein), net of underwriting discounts and commissions and other reasonable costs and expenses directly incurred in connection therewith, including reasonable legal fees and expenses; provided, however, that the requirements of this Section 2.10(d) shall not apply to proceeds of Indebtedness permitted to be incurred pursuant to Section 6.1.

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(e) Change of Control. Immediately upon a Change of Control, Borrower shall prepay the Loans in full, together with all other Obligations under the Credit Documents, and the Commitments shall terminate.

(f) Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.10(a) through 2.10(d), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds. In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

(g) Net Proceeds Calculation. Notwithstanding the other provisions of this Section 2.10, any prepayment of the Loans required pursuant to Sections 2.10(a), (b), (c) or (d) shall be net of any accrued interest and fees then payable pursuant to the Credit Documents and any amounts payable pursuant to Section 2.14(c), in each case as a result thereof.

2.11 Application of Prepayments.

(a) Application of Voluntary Prepayments. Any prepayment of any Loan pursuant to Section 2.9(a) shall be applied as specified by Borrower in the applicable notice of prepayment; provided, in the event Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

(i) first, to prepay outstanding Revolving Loans (excluding the Capitalized Portion thereof) to the full extent thereof (without a corresponding reduction of the Revolving Commitments);

(ii) second, to prepay the Term Loans (excluding the Capitalized Portion thereof), on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); and

(iii) third, to prepay the Capitalized Portion of the Loans.

(b) Application of Mandatory Prepayments. Any amount required to be paid pursuant to Sections 2.10(a) through 2.10(d) shall be applied to prepay the Loans as follows:

(i) first, to prepay the Term Loans (excluding the Capitalized Portion thereof) on a pro rata basis (in accordance with the respective outstanding principal amounts thereof);

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(ii) second, to prepay Revolving Loans (excluding the Capitalized Portion thereof) to the full extent thereof (without a corresponding reduction of the Revolving Commitments); and

(iii) third, to prepay the Capitalized Portion of the Loans.

2.12 General Provisions Regarding Payments.

(a) All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Principal Office designated by Administrative Agent for the account of Lenders; for purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by applicable Borrower on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid (together with any fees then payable under the Credit Documents).

(c) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

(d) [Intentionally Omitted.].

(e) Whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

(f) [Intentionally Omitted.].

(g) Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but (unless otherwise permitted by Administrative Agent) in no event less than the period from the

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date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.6 from the date such amount was due and payable until the date such amount is paid in full.

(h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 7.2 of the Pledge and Security Agreement.

2.13 Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by such Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

2.14 Making or Maintaining Eurodollar Rate Loans.

(a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of

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Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower.

(b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender’s obligation to maintain its outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrower pursuant to a Funding Notice, Borrower shall have the option, subject to the provisions of Section 2.14(c), to rescind such Funding Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.14(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

(c) Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable

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losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrower.

(d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.14 and under Section 2.15 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.14 and under Section 2.15.

2.15 Increased Costs; Capital Adequacy.

(a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.16 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit,

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compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, applicable Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.15(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to such Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.15(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.16 Taxes; Withholding, etc.

(a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent

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required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

(b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as either Borrower becomes aware of it; (ii) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

(c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “Non-US Lender”) shall deliver to Administrative Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly

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executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.16(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Borrower two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN (or any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Borrower to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence. Borrower shall not be required to pay any additional amount to any Non-US Lender under Section 2.16(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.16(c), or (2) to notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.16(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.16(c) shall relieve applicable Borrower of its obligation to pay any additional amounts pursuant this Section 2.15 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

2.17 Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.14, 2.15 or 2.16, it will, to the extent not inconsistent

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with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.14, 2.15, or 2.16 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.17 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.17 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.18 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.14, 2.15, or 2.16, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower’s request for such withdrawal, or (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender or Non-Consenting Lender (the “Terminated Lender”), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Commitment, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.14(c), 2.15 or 2.16; or otherwise as if it were a prepayment and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

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SECTION 3. CONDITIONS PRECEDENT

3.1 Closing Date. The obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

(a) Credit Documents. Except as permitted to be delivered at a later date pursuant to Section 5.14, Administrative Agent shall have received sufficient copies of each Credit Document (including (i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Estate Asset listed on Schedule 3.1 (each, a “Closing Date Mortgaged Property”), and (ii) Revolving Loan Notes and Term Loan Notes but specifically excluding any Non-Forecloseable Pledge Agreement)) executed and delivered by each applicable Credit Party for each Lender.

(b) Organizational Documents; Incumbency. Administrative Agent shall have received: (i) copies of each Organizational Document executed and delivered by each Credit Party, as applicable, and, in the case of the Parent and the Borrower, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Document to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party as may be reasonably required for approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date (or thereafter, as applicable), certified as of the Closing Date by such Credit Party’s secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) or Borrower shall have ordered from the appropriate sources for expedited delivery, a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation and in each jurisdiction to which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date.

(c) Intentionally Omitted.

(d) Existing Indebtedness. On the Closing Date, Parent and its Subsidiaries shall have (i) repaid in full all Existing Indebtedness with the proceeds of the Loans hereunder and (ii) received a payoff letter from Brookfield Asset Management, Inc. setting forth the total amount required to satisfy the Existing Credit Agreement in full and terminate such agreement.

(e) Governmental Authorizations and Consents. Except as would not reasonably be expected to result in a Material Adverse Change, each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons in each

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case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent. Except as would not reasonably be expected to result in a Material Adverse Change, all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired (it being understood that the fulfillment of the condition precedent in this Section 3.1(e) shall not relate to the Merger Agreement or any of the transactions contemplated thereby).

(f) Intentionally Omitted.

(g) Intentionally Omitted.

(h) Intentionally Omitted.

(i) Intentionally Omitted.

(j) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Hogan & Hartson LLP, and Willkie Farr & Gallagher LLP, counsel for the Credit Parties, as to the following items for each Credit Party (unless otherwise noted), dated as of the Closing Date (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders): (i) due authorization to enter into, and delivery of, the Credit Documents by Parent, Borrower and each other Credit Party that is a subsidiary of the Borrower); (ii) legality of the Credit Documents; (iii) validity, enforceability, and binding effect of the Credit Documents; and (iv) with respect to Parent, Borrower, and any other Credit Party that is the direct or indirect owner of equity interests in the properties listed on Schedule 3.1(j), no violation of law or conflict with other agreements to which such Credit Party is party or the properties listed on Schedule 3.1(j) are bound (it being understood that opinions substantially in the form and scope issued in connection with the Existing Credit Agreement, subject to any adjustments to take into account the results of due diligence, shall satisfy the requirements of this Section 3.1(j), unless otherwise permitted to be delivered after the Closing Date pursuant to Schedule 5.14).

(k) Fees and Expenses. Borrower shall have paid to Administrative Agent the fees and expenses payable on the Closing Date pursuant to the provisions of this Agreement.

(l) Solvency Certificate. On the Closing Date, Administrative Agent shall have received a Solvency Certificate.

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(m) Closing Date Certificate. Parent and Borrower shall have delivered to Administrative Agent an executed Closing Date Certificate, together with all attachments thereto.

(n) Funding Notice. Administrative Agent shall have received a fully executed and delivered Funding Notice at least two Business Days prior to the Closing Date unless otherwise agreed to by Administrative Agent.

(o) Approved Budget. Administrative Agent shall have received an Approved Budget in form and substance substantially the same as that approved by SPG on the date on which the Merger Agreement was executed and delivered.

(p) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, singly or in the aggregate, materially impairs the proposed financing hereunder, or except as set forth on Schedule 4.12, that has resulted or would reasonably be expected to result in a Material Adverse Change.

(q) No Indebtedness or Liens. Except as would not cause the Standstill Period to not be in effect, No Controlled Group Member shall have any Indebtedness or Liens on the Closing Date other than pursuant to the Credit Documents or as otherwise expressly permitted hereunder pursuant to Sections 6.1, 6.2, and as contemplated by Schedule 5.14, as applicable.

(r) Intentionally Omitted.

(s) No Violation of Applicable Laws. There shall not exist any violation of applicable laws and regulations (including, without limitation, ERISA, margin regulations and Environmental Laws) which would reasonably be expected to result in a Material Adverse Change.

(t) Representations and Warranties. The representations and warranties contained in the Merger Agreement shall be true and correct (without giving effect to any “materiality” or Company Material Adverse Effect qualifier therein), (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to constitute a Company Material Adverse Effect.

(u) Merger Agreement. Administrative Agent shall have received an originally executed and delivered Merger Agreement.

(v) No Defaults. No event shall have occurred and be continuing or would result from the consummation of the Credit Extension that would constitute an Event of Default in respect of which the Standstill Period is not in effect.

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Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

3.2 Conditions to Each Revolving Loan. The obligation of each Lender to make any Revolving Loan on any Credit Date (including the Closing Date) is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before such Credit Date:

(a) Funding Notice. Administrative Agent shall have received a fully executed and delivered Funding Notice at least five Business Days prior to the Credit Date unless otherwise agreed to by Administrative Agent;

(b) Officer’s Certificate. Parent and Borrower shall have delivered to Administrative Agent an Officer’s Certificate pursuant to which a Specified Officer of Parent and Borrower certifies that the conditions set forth under this Section 3.2 have been satisfied.

(c) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, singly or in the aggregate, materially impairs the proposed financing hereunder, or that has resulted or could reasonably be expected to result in a Material Adverse Change.

(d) No Violation of Applicable Laws. There shall not exist any violation of applicable laws and regulations (including, without limitation, ERISA, margin regulations and Environmental Laws) which could reasonably be expected to result in a Material Adverse Change;

(e) Perfection of Liens. Borrower shall have used commercially reasonably efforts to provide “control” over all Control Accounts and Approved Deposit Accounts to the Administrative Agent and to complete all other actions necessary to obtain third party consents or agreements (provided that, in no event, shall the Credit Parties be required to pay consent fees or otherwise compensate such third parties in exchange for such consents or agreements) in connection with perfecting the Lien of the Collateral Agent therein;

(f) Representations and Warranties.

(i) If such Credit Date is prior to the Termination Date, the representations and warranties contained in the Merger Agreement shall be true and correct (without giving effect to any “materiality” or Company Material Adverse Effect qualifier therein), (except to the extent that any such representation or warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to constitute a Company Material Adverse Effect; or

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(ii) If such Credit Date is on or after the Termination Date, the representations and warranties contained herein shall be true and correct in all material respects on and as of such Credit Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

(g) No Defaults.

(i) If such Credit Date is prior to the Termination Date, no event shall have occurred and be continuing or would result from the consummation of the Credit Extension that would constitute an Event of Default in respect of which the Standstill Period is not in effect.

(ii) If such Credit Date is on or after the Termination Date, no event shall have occurred and be continuing or would result from the consummation of the Credit Extension that would constitute an Event of Default or a Default as of such Credit Date.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender that the following statements are true and correct (it being understood that none of the following statements shall relate to the Merger Agreement or any of the transactions contemplated thereby):

4.1 Organization; Requisite Power and Authority; Qualification. Each Controlled Group Member (a) is duly organized, validly existing and, to the extent applicable in such jurisdiction, in good standing under the laws of its jurisdiction of organization or formation as identified in Schedule 4.1, (b) has all requisite corporate, limited liability, limited partnership or other similar power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and, to the extent applicable in such jurisdiction, in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except, in the case of this clause (c), in any jurisdiction where the failure to be so qualified or in good standing has not resulted in, and could not be reasonably expected to result in, a Material Adverse Change.

4.2 Capital Stock and Ownership. The Capital Stock of each Controlled Group Member has been duly authorized and validly issued and, in the case of any Capital Stock of any corporation, is fully paid and non-assessable. Except as set forth on

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Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which each Controlled Group Member is a party requiring, and there is no membership interest or other Capital Stock of each Controlled Group Member outstanding which upon conversion or exchange would require, the issuance by any Controlled Group Member of any additional membership interests or other Capital Stock of such Controlled Group Member or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any Controlled Group Member. Schedule 4.2 correctly sets forth the ownership interest of each Controlled Group Member in their respective Subsidiaries and Minority Holdings as of the date hereof.

4.3 Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4 No Conflict. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any Requirements of Law (including each Organizational Document) applicable to any Controlled Group Member or any order, judgment or decree of any court or other agency of government binding on any Controlled Group Member; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation, except to the extent that (i) such Contractual Obligations are not material to the Controlled Group Members taken as a whole, (ii) no liability to any Agent or Lender could result therefrom and (iii) no Material Adverse Change could reasonably be expected to result therefrom; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Controlled Group Member (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Controlled Group Member, except for such approvals or consents which will be obtained on or before the Closing Date or in connection with the delivery of additional Collateral following the Closing Date.

4.5 Consents. The execution, delivery and performance by Credit Parties of the Credit Documents (including the Pledge Agreements) to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority or any other Person, other than (i) those listed on Schedule 4.5 that have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to Administrative Agent, and each of which on the Closing Date will be in full force and effect and, with respect to the Collateral, filings and recordings to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, (ii) filings to be made with the SEC in accordance with applicable Requirements of Law and (iii) filings contemplated by the Collateral Documents.

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4.6 Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7 [Intentionally Omitted].

4.8 Approved Budget. On and as of the date hereof, the projections contained in the Approved Budget are based on good faith estimates and assumptions believed by Borrower’s management to be reasonable.

4.9 No Material Adverse Change. No event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Change.

4.10 No Restricted Payments. No Controlled Group Member has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so, other than such payments made prior to the Closing Date and except as are permitted to be made pursuant to Section 5.20.

4.11 Insurance. The policies of insurance maintained by or for the benefit of the Controlled Group Members, taken as a whole, including policies of public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by businesses of equivalent size and character of Borrower and its Subsidiaries, taken as a whole, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons.

4.12 Adverse Proceedings; Etc. Except as set forth on Schedule 4.12, there are no Adverse Proceedings, individually or in the aggregate, that could (in the reasonable business judgment of Borrower given the relevant circumstances) reasonably be expected to result in a Material Adverse Change. No Controlled Group Member (a) is in violation of any Requirements of Law (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

4.13 Payment of Taxes. Except as otherwise permitted under Section 5.3, all tax returns and reports of each Controlled Group Member required to be filed by any of them have been timely filed (or extensions have been obtained), such returns are complete and correct in all material respects and all taxes shown on such tax returns to be

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due and payable and all assessments, fees and other governmental charges upon the Controlled Group Members and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Borrower knows of no proposed material tax assessments of any Controlled Group Member that could reasonably be expected to result in a liability or obligation to pay taxes that is not permitted by Section 5.20.

4.14 Properties.

(a) Each Controlled Group Member has, except for (to the extent applicable) Permitted Liens, (i) good, marketable, indefeasible and insurable title to (in the case of fee interests in Real Estate Asset), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), including pursuant to any ground lease, and (iii) good title to (in the case of all other personal property), in each case, all of their respective Material Real Estate Assets and other material properties and assets. Except as permitted by this Agreement, all such Material Real Estate Assets and all other properties and assets of the Controlled Group Members are free and clear of Liens other than Permitted Liens.

(b) As of the date hereof, Schedule 4.14 contains a true, accurate and complete list of the name and location of all Real Estate Assets, other than those Real Estate Assets having a fair market value of less than (i) $10,000,000 individually and (ii) $35,000,000 in the aggregate.

4.15 Development and Redevelopment Projects. All material development and redevelopment projects of the Group Members (taken as a whole) are listed on Schedule 4.15 and, to the knowledge of Borrower, there are no adverse circumstances or developments (other than generally applicable market conditions) that would materially and adversely affect any such project other than as disclosed to Administrative Agent prior to the date hereof.

4.16 Environmental Matters. No Controlled Group Member nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could (in the reasonable business judgment of Borrower given the relevant circumstances) reasonably be expected to result in a Material Adverse Change. Except as set forth on Schedule 4.16, to the knowledge of any Specified Officer of any Controlled Group Member, no Controlled Group Member has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. To each Controlled Group Members’ knowledge, there have been, no conditions, occurrences, or Hazardous Materials Activities which could (in the reasonable business judgment of Borrower given the relevant circumstances) reasonably be expected to form the basis of an Environmental Claim against any Controlled Group Member that, individually or in the aggregate, could (in the reasonable business judgment of Borrower given the relevant circumstances) reasonably be expected to result in a Material Adverse

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Change. Except as set forth on Schedule 4.16, no Controlled Group Member’s operations involves the transportation, treatment, storage or disposal of hazardous waste requiring a permit under 40 C.F.R. Parts 260-270 or any state equivalent. Except as set forth on Schedule 4.16, to each Control Group Members knowledge, compliance with all current requirements pursuant to or under Environmental Laws could not (in the reasonable business judgment of Borrower given the relevant circumstances) be reasonably expected to result in, individually or in the aggregate, a Material Adverse Change. To each Control Group Member’s knowledge, no event or condition has occurred or is occurring with respect to any Controlled Group Member relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has caused, or could (in the reasonable business judgment of Borrower given the relevant circumstances) reasonably be expected to result in, a Material Adverse Change.

4.17 No Defaults. Except for the Existing Agreed Defaults, no Controlled Group Member is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except, in each case, where such default or defaults, if any, could not reasonably be expected to result in a Material Adverse Change.

4.18 Material Contracts. Schedule 4.18 contains a true, correct and complete list of all the Material Contracts in effect on the date hereof, and except as described thereon, all such Material Contracts are in full force and effect and no defaults currently exist thereunder as of the date hereof that could reasonably be expected to result in a Material Adverse Change.

4.19 Governmental Regulation. No Controlled Group Member is subject to regulation under the (i) Public Utility Holding Company Act of 1935, as amended, or, as the case may be, the Public Utility Holding Company Act of 2005, enacted as part of the Energy Policy Act of 2005, Pub. L. No. 109-58 as codified at §§ 1261 et seq., and the regulations adopted thereunder, as amended, (ii) the Federal Power Act, (iii) the Investment Company Act of 1940 or (iv) under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Controlled Group Member is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.20 Margin Stock. No Controlled Group Member is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.

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4.21 Employee Matters. No Controlled Group Member is engaged in any unfair labor practice that could reasonably be expected to result in a Material Adverse Change. Except as set forth on Schedule 4.21, there is (a) no unfair labor practice complaint pending against any Controlled Group Member, or to the best knowledge of each Controlled Group Member, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Controlled Group Member or to the best knowledge of each Controlled Group Member, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving any Controlled Group Member, and (c) to the best knowledge of each Controlled Group Member, no union representation question existing with respect to the employees of any Controlled Group Member and, to the best knowledge of each Controlled Group Member, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to result in a Material Adverse Change.

4.22 Employee Benefit Plans. Schedule 4.22 sets forth, as of the Closing Date, a list of all Employee Benefit Plans of each Controlled Group Member and each of their respective ERISA Affiliates. Each Controlled Group Member and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed in all material respects all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by each Controlled Group Member any of their ERISA Affiliates that could reasonably be expected to result in a Material Adverse Change. No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result in a Material Adverse Change. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws or as set forth on Schedule 4.22, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Controlled Group Member or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by each Controlled Group Member or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Controlled Group Members and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the

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meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero. Each Controlled Group Member and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, except where such default could not reasonably be expected to result in a Material Adverse Change.

4.23 Certain Fees. Except as otherwise disclosed, no broker’s or finder’s fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby.

4.24 Solvency. Each of (i) Borrower, together with its Consolidated Subsidiaries, and (ii) Parent, together with its Consolidated Subsidiaries, is and, upon the incurrence of any Obligation by such Person, will be, Solvent.

4.25 Perfection of Security Interests. The Collateral Documents create valid security interests in, and, subject to the completion of the matters specified in paragraphs 1, 2, and 3 of Schedule 5.14, First Priority Liens on, the Collateral covered thereby, which security interests and Liens are, to the extent required under the Collateral Documents, perfected security interests and Liens, prior to all other Liens (other than Permitted Liens).

4.26 Compliance with Statutes, Etc. Except in connection with the Restatement and Related Matters, each Controlled Group Member is in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership of its Property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any Permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of any Controlled Group Member), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

4.27 Disclosure. The written information (other than projections) prepared or furnished by or on behalf of each Credit Party, and each representation and warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby, when taken as a whole (including public information filed by Parent and Borrower with the SEC prior to the Closing Date, including with respect to the planned restatement of the audited historical financial statements of Parent and Borrower), does not contain any untrue statement of a material fact or omit to state a material fact (known to any Credit Party, in the case of any document not furnished by either of them) necessary in order to make the information and statements contained herein or therein not materially misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and

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assumptions believed by Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders (including public information filed by Parent and Borrower with the SEC prior to the Closing Date, including with respect to the planned restatement of the audited historical financial statements of Parent and Borrower) for use in connection with the transactions contemplated hereby.

4.28 Patriot Act. To the extent applicable, each Controlled Group Member is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Act”). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 5. AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries and Controlled Minority Holdings to perform, all covenants in this Section 5.

5.1 Financial and Other Reports. Borrower will deliver to Administrative Agent:

(a) Monthly Reports. As soon as available, and in any event not later than 45 days after the end of each month after the Closing Date (in each case in reasonable detail, together with a Financial Officer Certification), a report setting forth: (A) (i) a statement of outstanding indebtedness and recorded contingent liabilities as of Parent and its Consolidated Subsidiaries as at the end of such month and (ii) following the filing with the SEC of the Completed Financial Statements, the consolidated balance sheet of Parent and its Subsidiaries and each other Group Member as at the end of such month; (B) for each property listed under the heading “Properties” in Schedule I, the related Net Operating Income, interest expense, Capital Expenditures, cash flow (after interest expense and Capital Expenditures), in each case, for such month and for the twelve-month period ending as of such month; (C) all unrestricted Cash and Cash Equivalents of Parent and its Subsidiaries as at the end of such month; (D) a report on

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compliance with (or variances from) the budget for such month, showing actual and historical monthly income and expenditures (including scheduled or required expenditures for each Development Asset and Redevelopment Asset) for such month, together with and an explanation of any variances from the Approved Budget for such month; and (E) a Specified Development Assets Report for such month.

(b) Quarterly Financial Statements. Following the filing with the SEC of the Completed Financial Statements, as soon as available and in any event within 40 days after the end of each Fiscal Quarter, the Consolidated balance sheets of Parent and its Subsidiaries as at the end of such Fiscal Quarter and the related Consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto.

(c) Annual Financial Statements. Following the filing with the SEC of the Completed Financial Statements, (i) the Consolidated balance sheets of Parent and its Subsidiaries as at the end of such Fiscal Year and the related Consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect to such Consolidated financial statements a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Parent, and reasonably satisfactory to Administrative Agent (which report shall state that such Consolidated financial statements fairly present, in all material respects, the Consolidated financial position of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with any restatements of financial statements from prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such Consolidated financial statements has been made in accordance with generally accepted auditing standards.

(d) Compliance Certificate. Borrower shall deliver a Compliance Certificate (including demonstrating compliance with the Financial Covenants set forth in Section 6.8) within 45 days after the end of each month.

(e) Intentionally Omitted.

(f) Notice of Default; Material Adverse Change. Promptly upon any Specified Officer of Parent or Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default; (ii) that any Person has given any notice to any Controlled Group Member or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change (or series of related events or changes) that has caused or evidences a Material

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Adverse Change, a certificate of its Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto.

(g) Notice of Litigation. Promptly upon any Specified Officer of Parent or Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any material Adverse Proceeding not previously disclosed in writing by Borrower to Administrative Agent, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii), could be reasonably expected to result in a Material Adverse Change, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably requested by Administrative Agent to enable Lenders and their counsel to evaluate such matters.

(h) ERISA. (i) Promptly upon any Specified Officer becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action any Controlled Group Member or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Controlled Group Member or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by any Controlled Group Member or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request.

(i) Tenant Notifications. Borrower shall promptly notify Administrative Agent upon any Specified Officer obtaining knowledge of the Reorganization or cessation of operations of any tenant to which greater than 5% of Borrower’s share of Consolidated minimum rent is attributable.

(j) Insurance Reports.

(i) With reasonable promptness following the request of the Administrative Agent, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by the Controlled Group Members and all material insurance coverage planned to be maintained by Controlled Group Members during the period prior to the Maturity Date.

(ii) Not later than 10 days prior to the expiration of any material insurance policy of any Credit Party, an insurance certificate and other documentation in form and substance reasonably satisfactory to Administrative Agent evidencing that such Credit Party has obtained a new or replacement insurance policy and that such policy meets the requirements of Section 5.6.

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(k) Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the board of directors of Parent or Borrower to the extent not publicly announced.

(l) Notice Regarding Material Contracts and Joint Venture Agreements. Promptly, and in any event on or prior to the date on which the monthly financial reports of Parent and its Subsidiaries for the month in which any such event described in this subsection (1) occurs are required to be delivered pursuant to Section 5.1(a), (i) after (A) any Material Contract of any Controlled Group Member is terminated or amended in a manner that is materially adverse to any Controlled Group Member, as the case may be or (B) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent and, if applicable, an explanation of any actions being taken with respect thereto and (ii) after any Controlled Group Member’s joint venture or similar agreement with Kan Am or any other Person (that is not an Affiliate of Borrower) is materially amended or modified, a copy of such amendment or modification.

(m) Information Regarding Collateral. Borrower will furnish to Collateral Agent prompt written notice of any change (x) in any Credit Party’s corporate name or jurisdiction of organization or formation, (y) in any Credit Party’s form of legal organization or (z) in any Credit Party’s Federal Taxpayer Identification Number. Borrower agrees not to effect or permit any change referred to in this clause (m) unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral Agent at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents.

(n) Other Information. (A) Promptly upon their becoming available, copies of (i) all (A) financial statements, reports, notices and proxy statements (other than changes to the schedule of partners of Borrower) sent or made available generally by Parent or Borrower to its security holders acting in such capacity or (B) financial reports and property operating reports by any other Controlled Group Member to its security holders other than Parent or another Subsidiary of Parent, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Controlled Group Member with any securities exchange or with the Securities and Exchange Commission, (iii) all press releases made available generally by Parent or Borrower to the public concerning material developments in the business of the Group Members; provided, that Borrower shall not be required to deliver copies of the foregoing if it has notified Administrative Agent of the public filing thereof, and (B) such other information and data with respect to Group Members as from time to time may be reasonably requested by Administrative Agent or any Nonpublic Side Lender.

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(o) Identification of Public Information. Concurrently with the delivery of any document or notice required to be delivered pursuant to this Section 5.1, Borrower shall indicate in writing if such document or notice contains only publicly available information and, unless so indicated, any such document or notice will be assumed to contain Nonpublic Information. Parent, Borrower and each Lender acknowledges that certain of the Lenders may be Public Side Lenders and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency or another relevant website (the “Platform”), any document or notice which contains Nonpublic Information (or is deemed to contain Nonpublic Information) shall not be posted on that portion of the Platform designated for such Public Side Lenders.

(p) [Intentionally Omitted].

(q) Financial Reports Provided to other Lenders. The Borrower shall provide to the Administrative Agent, on the first Business Day of each week, a list of all financial reports delivered to any holders of Indebtedness for borrowed money of any Controlled Group Member which owns a Real Estate Asset. Upon request by the Administrative Agent, the Borrower shall promptly deliver to the Administrative Agent, a copy of all requested reports. To the extent not otherwise delivered hereunder, the Borrower shall also promptly deliver to Administrative Agent, upon receipt of notices of default or events of default from any holders of Indebtedness for borrowed money of any Controlled Group Member which owns a Real Estate Asset, a copy of such notice.

5.2 Existence Except as otherwise permitted under Section 6.9, (a) each Credit Party will, and will cause each of its material Subsidiaries and material Controlled Minority Holdings to, at all times preserve and keep in full force and effect its existence and (b) all rights and franchises, licenses and permits material to its business; provided, no Credit Party (other than Parent or Borrower) or any of its Subsidiaries or Controlled Minority Holdings shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) or duly authorized officers shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to Parent and its Subsidiaries (taken as a whole) or to Lenders.

5.3 Payment of Taxes and Claims Each Credit Party will, and will cause each of its Subsidiaries and Controlled Minority Holdings to, pay all material Taxes imposed by any Governmental Authority upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or

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claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries or Controlled Minority Holdings to, file or consent to the filing of any consolidated income tax return with any Person (other than Parent, any of its Subsidiaries or any Controlled Minority Holding).

5.4 Maintenance of Properties Each Credit Party will, and will cause each of its Subsidiaries and Controlled Minority Holdings to, maintain or cause to be maintained in good repair and working order, ordinary wear and tear and damage resulting from casualty excepted, all Material Real Estate Assets owned or leased by any Controlled Group Members and from time to time will make or cause to be made all repairs, renewals and replacements thereof as are deemed appropriate by each Credit Party in the exercise of commercially reasonable business judgment (including taking into account the requirements of the Approved Budget and any applicable Contractual Obligations).

5.5 Property Management.

(a) Borrower and the other Controlled Group Members shall at all times (i) provide property management services to operating Real Estate Assets owned or leased by Group Members that are wholly-owned Subsidiaries of Borrower and (ii) use commercially reasonable efforts to provide property management services to operating Real Estate Assets to which at least 75% of the Total Asset Value is attributable that are owned or leased by Group Members that are not wholly-owned Subsidiaries of Borrower.

(b) Borrower shall ensure at all times that (i) Controlled Group Members and/or Qualified Managers shall provide property management services with respect to operating Real Estate Assets constituting not less than 90% of the Total Asset Value which is attributable to all operating Real Estate Assets owned or leased by Group Members that are not wholly-owned Subsidiaries of Borrower; provided that the operating Real Estate Assets owned or leased by Group Members that are not wholly-owned Subsidiaries which are not managed by Controlled Group Members and/or Qualified Managers shall be managed by such other Persons as the Administrative Agent reasonably considers to be suitably qualified to provide the applicable property management services and (ii) all management services provided by any Person (other than a Controlled Group Member) with respect to operating Real Estate Assets of the Controlled Group Members shall be pursuant to arms’ length management agreements with the applicable Group Member having a term of not more than one year or terminable upon a Change of Control (with any termination payment thereunder not to exceed 1 year’s management fees pursuant thereto).

5.6 Insurance. Borrower and the other Controlled Group Members will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Controlled Group Members as may customarily be carried or maintained under similar circumstances by businesses of an

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equivalent size and character of Borrower, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Borrower will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case to the extent required by any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by businesses of an equivalent size and character of Borrower. Each such policy of insurance shall (i) name Collateral Agent, on behalf of Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Lenders as the loss payee thereunder and provides for at least thirty days’ prior written notice to Collateral Agent of any modification or cancellation of such policy.

5.7 Inspections. Each Credit Party will, and will cause each of its Subsidiaries and Controlled Minority Holdings to, permit any authorized representatives designated by any Lender (other than Public Side Lenders) to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries or Controlled Minority Holdings, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, however, that such inspections shall be coordinated through Administrative Agent and unless an Event of Default has occurred and is continuing, (i) in the case of visits and inspections of the Riverside, Chicago and Del Amo properties, Borrower shall only pay for the reasonable costs and expenses of one such visit or inspection to each such property per Fiscal Quarter and (ii) in the case of all other visits and inspections, Borrower shall only pay for the reasonable costs and expenses of one such visit or inspection to each such property per Fiscal Year.

5.8 Lenders Meetings. Parent and Borrower will, upon the request of Administrative Agent or Requisite Lenders, participate in meetings with (i) the Public Side Lenders and, separately, (ii) the Nonpublic Side Lenders, in each case once during each Fiscal Quarter to be held at Borrower’s corporate offices (or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent; provided, that in no event shall any Public Side Lender be entitled to participate in any meeting with any Nonpublic Side Lender if any Nonpublic Information is provided or intended to be provided at such meeting.

5.9 Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and Controlled Minority Holdings and use reasonable efforts to

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cause all other Persons, if any, on or occupying any Facilities to comply, with all applicable Requirements of Law, noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.

5.10 Environmental.

(a) Borrower will deliver to Administrative Agent and Lenders:

(i) as soon as practicable following receipt thereof, copies of all non-privileged environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Controlled Group Members or by independent consultants, any Governmental Authority or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims which could reasonably be expected to result in material liabilities not contemplated by the Approved Budget;

(ii) promptly upon a Specified Officer of Borrower obtaining knowledge thereof, written notice describing in reasonable detail (1) any Release required to be reported to any Governmental Authority under any applicable Environmental Laws (other than any routine reports required by any permit or Environmental Law), (2) any remedial action taken by any Controlled Group Member or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Change, and (3) any Controlled Group Member’s discovery of any occurrence or condition on any Real Estate Asset adjoining or in the vicinity of any Facility then owned or leased by any Controlled Group Member that could reasonably be expected to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by any Controlled Group Member, a copy of any and all non-privileged written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, would reasonably be expected to result in material liabilities not contemplated by the Approved Budget, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws (other than routine reports required by an permit or Environmental Law), and (3) any request for information from any Governmental Authority that suggests such agency is investigating whether any Controlled Group Member may be potentially responsible for remediation or investigation of any Hazardous Materials Activity;

(iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of Capital Stock, Property or other assets by any Controlled Group Member that could reasonably be expected to (A) expose any Group Member to, or result in, Environmental Claims that could reasonably be expected to result in,

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individually or in the aggregate, a Material Adverse Change or (B) affect the ability of any Group Member to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations in a manner that could reasonably be expected to result in a Material Adverse Change and (2) any proposed action to be taken by any Controlled Group Member to modify current operations in a manner that could reasonably be expected to subject any Group Member to any additional material obligations or requirements under any Environmental Laws; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.10(a).

(b) Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries or Controlled Minority Holding that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.

5.11 Subsidiaries; Additional Guarantors and Collateral. Subject to Section 5.13, in the event that any Person becomes a Subsidiary (other than any (w) Immaterial Subsidiary, (x) Exempt Subsidiary, (y) Restricted Group Member or (z) to the extent not permitted by applicable Requirements of Law or that materially adverse tax consequences (relative to the benefit of the guaranty that would be provided thereby) for the Parent or Borrower are reasonably likely to result from such Subsidiary becoming a Guarantor any Controlled Foreign Corporation) of Parent or Borrower or any Subsidiary ceases to be subject to any of the exclusions set forth above (including upon any negative pledge or similar restriction presently contained in any Contractual Obligation or Organizational Document ceasing to apply), Borrower shall (a) promptly (within 30 days of such occurrence) cause such Person to become a Guarantor hereunder and a Grantor under any Pledge Agreement by executing and delivering to Administrative Agent and Collateral Agent Counterpart Agreements, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as may be requested by Collateral Agent that are similar to those described in (i) Sections 3.1(b), (h), (i) and (l), as applicable, and (ii) with respect to any Material Real Estate Asset owned by such Person, Section 5.12 (in each case, to the extent not prohibited by the terms of any Contractual Obligation or by its Organizational Documents, provided such prohibition is in existence at the time such Person becomes a Subsidiary and is not entered into in contemplation of such Person becoming Subsidiary). With respect to each such Subsidiary, Borrower shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Borrower, and (ii) all of the data required to be set forth in

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Schedules 4.1 and 4.2 with respect to all Subsidiaries of Borrower; provided, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.

5.12 Additional Material Real Estate Assets. Subject to Section 5.13, in the event that any Credit Party acquires a Material Real Estate Asset or a Real Estate Asset owned or leased on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party shall (to the extent not prohibited by the terms of any Contractual Obligation or by its Organizational Documents; provided that such prohibition is in existence at the time such Person becomes a Credit Party and is not entered into in contemplation of such Person becoming a Credit Party) promptly (within 30 days of such occurrence) take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates as are similar to those described in Sections 3.1(h), (i) and (j) with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets. In addition to the foregoing, Borrower shall, at the request of Requisite Lenders, deliver, from time to time, to Administrative Agent such appraisals of Real Estate Assets as are required by applicable Requirements of Law with respect to which Collateral Agent has been granted a Lien.

5.13 Riverside II, L.L.C. Notwithstanding anything to the contrary herein, the Borrower shall use commercially reasonable efforts to cause Riverside II L.L.C. to become a Guarantor hereunder and deliver a mortgage with respect to the Riverside Property.

5.14 Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of the Group Members (other than any Immaterial Subsidiary) and all of the outstanding Capital Stock of the Group Members; such actions shall include delivering or causing to be delivered such documents and instruments, and taking or causing to be taken such other actions as may be reasonably necessary to provide the security interests and guarantees described in this Credit Agreement, and in any event to provide such perfected security interests and Guarantees and to satisfy such other conditions as set forth in, and within the applicable time periods set forth on, Schedule 5.14, as such time periods may be extended by the Administrative Agent, in its sole discretion.

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5.15 Parent Status. Parent shall at all times (a) to the extent not restricted pursuant to Section 6.5, maintain its status as a REIT under the Internal Revenue Code and (b) retain direct or indirect management and control of Borrower.

5.16 [Intentionally Omitted]

5.17 Distributions of Income. Parent and Borrower shall cause all of their Subsidiaries, Cash Controlled Minority Holdings and, to the extent permitted to do so under the relevant joint venture agreements, other Controlled Minority Holdings to distribute promptly to Borrower or another Credit Party, in each case, (unless otherwise approved by Administrative Agent), whether in the form of dividends, distributions or otherwise, all profits, net proceeds or other net income, in each case, to the extent actually received in cash, relating to or arising from use, operation, financing, refinancing, sale or other disposition of their respective Properties to the extent not prohibited hereby, after (i) the payment by such Subsidiary, Cash Controlled Minority Holding or other Controlled Minority Holding, as applicable, of its debt service and operating expenses for such month and (ii) the establishment by such Subsidiary, Cash Controlled Minority Holding or other Controlled Minority Holding, as applicable, of (x) reasonable reserves for the payment of operating expenses not paid on at least a monthly basis and Capital Expenditures made or committed to be made to such Subsidiary’s, Cash Controlled Minority Holding’s or other Controlled Minority Holding’s assets and properties, in each case in the ordinary course of business consistent with its past practices and (y) other reserves as may be required for payment required during the forthcoming Fiscal Quarter to the extent required by Contractual Obligations; provided, that all such dividends and other distributions to Borrower pursuant to this Section 5.17 shall be made, to the extent not restricted by the terms of any Indebtedness of such Subsidiary, Cash Controlled Minority Holding or other Controlled Minority Holding, (a) in the case of Borrower’s wholly owned Subsidiaries, on each Business Day and (b) in the case of all other Subsidiaries, Cash Controlled Minority Holdings and other Controlled Minority Holdings, at least once each month (to the extent permitted by the applicable joint venture agreement) and in any event at least quarterly (subject to maintaining any mandatory reserves required by any applicable joint venture agreement), and provided further no such dividends or other distributions shall be retained by an Exempt Subsidiary but shall be distributed directly to a Credit Party.

5.18 Control Accounts; Cash Management

(a) Each Credit Party shall, upon completion of the actions relating to deposit accounts and securities accounts pursuant to Schedule 5.14, (i) deposit in an Approved Deposit Account all cash it receives, (ii) not establish or maintain any Securities Account that is not a Control Account and (iii) not establish or maintain any Deposit Account other than with a Deposit Account Bank subject to an effective Control Agreement; provided, however, that (A) 108 North State II, L.L.C. may maintain a Deposit Account for disbursements relating to the office development project located at 108 North State Street in Chicago, Illinois so long as the aggregate balance in such Deposit Account does not exceed $10,000,000 at any time and (B) each Credit Party may (I) maintain payroll, withholding tax and other fiduciary accounts (including for tenant security deposits) and (II) maintain other accounts as long as the aggregate balance for all such Credit Parties in all such other accounts does not exceed $1,000,000 at any time.

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(b) Borrower shall maintain a Concentration Account with a Deposit Account Bank in accordance with the requirements set forth in the definition of “Concentration Account” and the other provisions of this Section 5.18. Subject to the other provisions of this Section 5.18 and compliance with Section 5.20, Borrower shall be permitted to direct disbursements from, and issue checks with respect to, the Concentration Account from time to time.

(c) Except as permitted by Section 5.18(a) or as consented to by Administrative Agent with respect to Deposit Account Control Agreements entered into on the Closing Date, each Control Agreement shall provide inter alia, (except to the extent otherwise approved by Administrative Agent in it sole discretion) (i) for the relevant Deposit Account Bank or Approved Securities Intermediary, as applicable, to provide statements of activity not less frequently than monthly and additionally upon an Agent’s request and, as applicable, and (ii) that all funds deposited in each Company Deposit Account are, directly or indirectly, transferred into the Concentration Account on each Business Day. Subject to Section 8.2, the Collateral Agent shall be permitted to block the Concentration Account and each other Approved Deposit Account and Control Account and direct the application of amounts therein (pursuant to the Credit Documents) only upon the occurrence and during the continuance of an Event of Default.

(d) Upon receipt of any proceeds of Accounts and General Intangibles from any Person, each Credit Party shall, except as permitted by Section 5.18(a), promptly within three Business Days deposit such proceeds into an Approved Deposit Account or Control Account.

(e) In the event (i) any Credit Party or any Deposit Account Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of an Approved Deposit Account for any reason, (ii) Administrative Agent shall demand such termination as a result of (x) the failure of a Deposit Account Bank to comply with the terms of the applicable Control Agreement or (y) Administrative Agent’s reasonable determination that a Deposit Account Bank is no longer credit worthy, each Credit Party shall notify all of its respective obligors that were making payments to such terminated Approved Deposit Account to make all future payments to another Approved Deposit Account.

(f) In the event (i) any Credit Party or any Approved Securities Intermediary shall, after the date hereof, terminate an agreement with respect to the maintenance of a Control Account for any reason, (ii) Administrative Agent shall demand such termination as a result of the failure of an Approved Securities Intermediary to comply with the terms of the applicable Control Agreement or (iii) Administrative Agent reasonably determines that an Approved Securities Intermediary is no longer credit worthy, each Credit Party shall notify all of its obligors that were making payments to such terminated Control Account to make all future payments to another Control Account.

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5.19 [Intentionally Omitted].

5.20 Approved Budget Compliance.

(a) The Controlled Group Members shall be permitted to make expenditures at any time so long as the cumulative amount of such expenditures since the Closing Date are permitted to be made pursuant to the Approved Budget and this Section 5.20; provided, however, that subsections (a) and (c) of this Section 5.20 shall not limit ordinary course property level expenditures (to the extent included for purposes of calculating Net Operating Income) and interest expense with respect to Indebtedness related to such property. To the extent that the Approved Budget specifies that any cumulative expenditures may be made during a certain month, the full amount of such cumulative expenditures may be incurred at any time during such month (subject to this Section 5.20).

(b) [Intentionally Omitted].

(c) The Credit Parties shall ensure that all expenditures of the Controlled Group Members following the Closing Date in excess of the limitations set forth in the Approved Budget shall not exceed either:

(I) on a cumulative actual and projected basis (any such projections as reasonably approved from time to time by the Administrative Agent), $128,500,000 after December 31, 2006 and prior to December 31, 2007 (and for any period thereafter during which this Agreement remains in effect, the amount pursuant to this clause (I) shall be determined pursuant to the Approved Budget applicable to such period); or

(II) the following permitted variances (with such variance calculated on the January through December 2007 total for the applicable category under the Approved Budget):

(i) (A) General & Administrative Expenditures by 25% (including Extraordinary G&A Expenditures), (B) aggregate Development Expenditures, Expansion and Redevelopment Expenditures and Capital Expenditures by 25%, (C) Restricted Payments by 0% and (D) the Potential Tax Payment;

(ii) with Administrative Agent’s approval, increases in the cumulative actual and projected expenditures items in subclause (B) of clause (i) above, 25% but not exceeding 30%; and

(iii) with Requisite Lender approval, any other changes, including any increases in Restricted Payments not specifically permitted by subclause (C) of clause (i) above.

5.21 [Intentionally Omitted]

5.22 [Intentionally Omitted]

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5.23 Block 37 Construction Advances.

Borrower covenants and agrees that each time funds are advanced for Development Expenditures in connection with Block 37, Company shall cause the following to occur: (i) Borrower or owners of Block 37 shall certify that funds disbursed for purposes of Development Expenditures relating to Block 37 to date have been applied to payment of costs relating to the acquisition, construction and development of Block 37; (ii) the owners of Block 37 shall cause all contractors working on Block 37 to deliver completed sworn statements in the form acceptable to Chicago Title Insurance Company covering work then under the construction contracts or executed subcontracts and shall deliver copies of each such sworn statement to Administrative Agent; (iii) the owners of Block 37 shall deliver a completed sworn statement in the form acceptable to Chicago Title Insurance Company covering contracts let by such owners to the extent Development Expenditures relating to Block 37 are to be paid by such owners and shall deliver copies of each such sworn statement to Administrative Agent; and (iv) Borrower shall cause Chicago Title Insurance Company to, concurrently with the disbursement, issue its date down endorsement with pending disbursements and interim mechanics’ lien insurance endorsements with respect to the amounts to be disbursed showing that the lien of the mortgage in favor of Administrative Agent remains a First Priority Lien encumbering the applicable portion of Block 37 for each advance of funds and shall deliver, and cause Chicago Title Insurance Company to deliver the said endorsement to Administrative Agent reflecting the disbursement of funds hereunder.

SECTION 6. NEGATIVE COVENANTS

Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, such Credit Party shall perform, and shall cause each of its Subsidiaries and Controlled Minority Holdings to perform, all covenants in this Section 6.

6.1 Indebtedness. No Controlled Group Member shall directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness of:

(i) any Guarantor Subsidiary to Borrower or to any other Guarantor Subsidiary, or of Borrower to any Guarantor Subsidiary, in each case to the extent permitted by Section 6.7(d) or (g); provided, (A) all such Indebtedness shall be evidenced by an Intercompany Note and all such Intercompany Notes shall be subject to a First Priority security interest in favor of Collateral Agent pursuant to the Pledge and Security Agreement, (B) all such Indebtedness shall be unsecured and subordinated in right of payment (on terms and conditions satisfactory to Administrative Agent) to the payment in full of the Obligations pursuant to the terms of any applicable Intercompany Note, and (C) any payment by any such Guarantor Subsidiary under any guaranty of the

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Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to Parent or to any of its Subsidiaries for whose benefit such payment is made;

(ii) any Controlled Group Member that is not a Credit Party to any Credit Party, in each case to the extent an Investment in such Group Member is to facilitate an expenditure permitted to be made pursuant to Section 5.20; provided (A) all such Indebtedness shall be evidenced by promissory notes, (B) to the extent not restricted by any Contractual Obligation, if requested by Administrative Agent, all such Indebtedness shall be secured by substantially all of the assets of such Controlled Group Member pursuant to the terms of any applicable Intercompany Notes or such other security documentation as may be reasonably requested by Administrative Agent and (C) such notes and security documents shall be subject to a First Priority security interest pursuant to the Pledge and Security Agreement;

(iii) any Controlled Group Member that is not a Credit Party to any other Controlled Group Member that is not a Credit Party; and

(iv) the type described in the foregoing subclauses (i), (ii) and (iii), to the extent outstanding on the Closing Date (irrespective of whether such Indebtedness satisfies the requirements of such subclauses);

(c) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(d) guaranties (including bonds), performance bonds and indemnification obligations incurred in the ordinary course of business of obligations of Group Members in favor of suppliers, customers, contractors, lessees, tenants, department stores and other major retailers, outparcel purchasers, mechanics, franchisees and licensees of any such Controlled Group Member and any other such obligations, in each case entered into in the ordinary course of business, which (i) are in an outstanding amount not exceeding $10,000,000 individually or $20,000,000 in the aggregate outstanding at any time or (ii) have been approved by the Administrative Agent; provided, that Administrative Agent shall not withhold such approval unless it determines in its reasonable discretion that any such obligation has a negative impact on the value of the Company and its Subsidiaries taken as a whole;

(e) Indebtedness described on Schedule 6.1, but, in the case of Indebtedness for borrowed money, not any extensions, renewals or replacements of such Indebtedness except:

(i) (X) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (Y) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended;

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provided, such Indebtedness permitted under the immediately preceding subclause (i) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced (other than a newly formed obligor for the purposes of such refinancing), (B) be priced above that permitted by (as applicable) the Approved Budget or prevailing market rates, (C) have recourse to the Credit Parties, except as permitted by Administrative Agent or customary recourse carve-outs or to the extent the Indebtedness refinanced was recourse to the Credit Parties, (D) be secured by additional collateral, (E) be materially adverse to the Lenders, (F) restrict the Capital Stock of the borrower of such Indebtedness, or the Capital Stock of any Person that directly or indirectly owns Capital Stock of such Borrower, to be pledged as Collateral for the Obligations (except to the extent that the Administrative Agent consents to any such restriction), or (G) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom.

(f) Refinancing of any Indebtedness so long as (i) the loan to value ratio in connection with such refinancing does not exceed 65% after giving effect to such refinancing, (ii) the net cash proceeds of such refinancing (in excess of the amounts applied to repay the Indebtedness being refinanced) are applied to prepay the Loans in accordance with Section 2.10(d), and (iii) the terms of such refinancing are consistent with prevailing market terms and market pricing;

(g) [Intentionally Omitted];

(h) [Intentionally Omitted];

(i) Indebtedness arising under (i) any letters of credit and/or performance bonds existing on the Closing Date, including renewals, extensions and replacements thereof and (ii) letters of credit and/or performance bonds required to be provided in the ordinary course of business to support expenditures permitted under the Approved Budget; provided, that such letters of credit and/or performance bonds (or any backstop letters of credit with respect thereto) shall have been cash collateralized in compliance with Section 5.20;

(j) Indebtedness consisting of obligations of any Controlled Group Member to indemnify its directors and officers under its respective Organizational Documents or Contractual Obligations with directors and employees;

(k) Indebtedness arising under any Capital Stock purchase or redemption obligations which may arise pursuant to joint venture agreements in effect on the Closing Date;

(l) [Intentionally Omitted];

(m) Indebtedness arising under, and guarantees of, Capital Leases of FoodBrand; existing on the Closing Date; and

(n) other Indebtedness incurred after the Closing Date (including Indebtedness arising under, and guarantees of, Indebtedness of FoodBrand incurred after the Closing Date) in the principal amount outstanding at any time not exceeding $5,000,000 individually and $15,000,000 in the aggregate for all such Indebtedness.

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6.2 Liens. No Controlled Group Member shall directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any Property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Controlled Group Member, whether now owned or hereafter acquired, or any income or profits therefrom, or file or authorize the filing of, or permit to remain in effect, any effective financing statement or other similar notice of any Lien with respect to any such Property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except the following:

(a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

(b) Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(c) Statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), and Liens of landlords on furniture, fixtures and equipment pursuant to customary Contractual Obligations consistent with past practice, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 60 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) Liens on Real Estate Assets which are not Material Real Estate Assets and which do not secure the payment of Specified Indebtedness, except Indebtedness permitted by Section 6.1;

(f) Permitted Leases (including memoranda thereof), and any recordation thereof;

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(g) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i) With respect to any Material Real Estate Assets: (i) easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar Liens, charges or encumbrances on such Material Real Estate Assets, (ii) zoning and land use restrictions controlling or regulating the use of such Material Real Estate Assets and encumbrances created pursuant thereto or in compliance therewith, and (iii) restrictions, conditions, limitations or other restraints on alienation with respect to such Real Estate Assets which do not conflict with or result in the breach of any provision hereof, which in each case (x) do not secure the payment of Specified Indebtedness and (y) do not, and could not reasonably be expected to result in a Material Adverse Change;

(j) Liens (i) described in Schedule 6.2, (ii) on a title report delivered pursuant to Section 3.1(f) of this Agreement or Section 5.12, or (iii) not securing outstanding indebtedness or commitments to the extent not yet terminated pursuant to Schedule 5.14;

(k) Liens on cash collateral to secure letters of credit issued for the account of Controlled Group Members to the extent such letters of credit are permitted by Section 6.1(i) and the deposit of such cash collateral with the issuer thereof is permitted by Section 5.20;

(l) Liens resulting from any judgment, writ or warrant of attachment or similar process and not constituting an Event of Default;

(m) Liens incurred in connection with Indebtedness permitted to be incurred by (i) Sections 6.1(b) (to the extent required by Section 6.1)), (e) and (f) and which (in the case of Liens pursuant to 6.1(f) only), shall be on terms and conditions and subject to intercreditor arrangements, acceptable to Administrative Agent which provide for the subordination of such Liens to the Liens securing the Obligations, and (ii) Sections 6.1 (g) and (n);

(n) Liens constituting Capital Leases permitted by Section 6.1(m); provided, that any such Lien shall extend only to the asset leased in connection with the incurrence of such Indebtedness;

(o) Liens on property of any Controlled Group Member which is not a Credit Party; provided, that in the case of Liens securing Indebtedness for borrowed money of such Person, only to the extent such Indebtedness is permitted by Section 6.1;

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(p) Licenses of intellectual property in the ordinary course of business; and

(q) Liens securing Indebtedness permitted under Section 6.1(f) provided that such Liens do not extend to any additional assets not encumbered by the Indebtedness being refinanced.

6.3 Equitable Lien. If any Credit Party shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

6.4 No Further Negative Pledges. Except with respect to (a) Property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale or the Merger Agreement and (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements, development agreements, management agreements, reciprocal easement agreements and other agreements not relating to Indebtedness for borrowed money in effect on the Closing Date or entered into in the ordinary course of business; provided that such restrictions are limited to (i) the Property or assets secured by such Liens or to be sold pursuant to the applicable permitted Asset Sale or the Merger Agreement, (ii) Capital Stock of any Group Member to the extent in effect on the Closing Date (or as otherwise approved by Administrative Agent) or (iii) the Property or assets subject to the agreements described in clause (b) above, as the case may be, no Controlled Group Member shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

6.5 Restricted Payments. No Credit Party or any Controlled Group Member through any manner or means or through any other Person shall, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Payment (including any REIT Distributions) except (i) to the extent expressly required by Section 5.15 or Section 5.17, (ii) to the extent expressly permitted pursuant to Section 5.20 or (iii) the payment of the Parent Subordinated Indebtedness to the extent permitted under the applicable subordination provisions contained therein; provided that no Restricted Payment shall be made if, at the time of declaration or payment thereof, a Default or Event of Default has occurred which is continuing or could reasonably be expected to result therefrom. The parties hereto acknowledge and agree that the provisions of this Section 6.5 shall not be construed in a manner that alters the rights and obligations of any parties under the subordination provisions of the Parent Subordinated Indebtedness.

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6.6 Restrictions on Subsidiary Distributions. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries or Controlled Minority Holdings to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Controlled Group Member to (a) pay dividends or make any other distributions on any of Capital Stock owned by any Controlled Group Member, (b) repay or prepay any Indebtedness owed by such Controlled Group Member or (c) make loans or advances to any Controlled Group Member, except (i) by reason of customary provisions restricting dividends, distributions, investments, assignments, subletting or other transfers contained in leases, licenses, easements, loan agreements, mortgages, indentures, joint venture agreements, management agreements, development agreements and similar agreements in effect on the Closing Date (without giving effect to any encumbrances or restrictions imposed by any subsequent amendment thereto) or otherwise entered into or (solely to the extent permitted hereunder) amended on or after the Closing Date in the ordinary course of business with the consent of Administrative Agent, and (ii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any Property, assets or Capital Stock not otherwise prohibited under this Agreement.

6.7 Investments. No Credit Party shall, nor shall it permit any Controlled Group Member, directly or indirectly, to make or permit to exist any Investment following the Closing Date in any Person, except:

(a) Investments in Cash and Cash Equivalents;

(b) equity Investments in Subsidiaries and Minority Holdings owned as of the Closing Date;

(c) Investments existing on the Closing Date;

(d) Investments in Borrower and in any Subsidiary Guarantor;

(e) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Parent and its Subsidiaries;

(f) Investments received in connection with the bankruptcy or reorganization of suppliers and lessees and in settlement of delinquent obligations of, and other disputes with, lessees and suppliers arising in the ordinary course of business;

(g) Investments in Subsidiaries and Minority Holdings to the extent necessary or reasonably required to facilitate payment of expenditures permitted by Section 5.20; provided that, unless restricted by any Contractual Obligation, such Investment shall be in the form of intercompany loans satisfying the requirements set forth in Section 6.1(b)(ii) and the Collateral Documents with respect to the execution and delivery of promissory notes;

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(h) Investments constituting non-cash consideration for Asset Sales permitted by Section 6.9, in each case to the extent non-cash consideration is permitted in connection with such Asset Sale by Section 6.9;

(i) Investments constituting Contingent Obligations permitted pursuant to the Section 6.1(d); and

(j) the creation of new Subsidiaries with nominal capitalization in connection with an Asset Sale or other disposition permitted hereunder, an M&A Transaction, a refinancing permitted pursuant to Section 6.1, the delivery of additional collateral as contemplated by this Agreement, or generally for tax structuring purposes; provided, that Borrower shall have given Administrative Agent prompt written notice (and in any event within 10 days) of the creation of any such Subsidiary.

Notwithstanding the foregoing, in no event shall any Credit Party make any Investment which results in or facilitates in any manner any Restricted Payment not otherwise permitted under the terms of Section 6.5.

6.8 Financial Covenants. The Credit Parties shall ensure that, as of the last day of any month:

(a) Coverage Ratio. the Coverage Ratio shall not be less than 0.70 to 1.00;

(b) LTV Ratio. the LTV Ratio shall not be greater than 85%;

(c) Secured LTV Ratio. the Secured LTV Ratio shall not be greater than 65%; and

(d) Net Worth. the Net Worth shall not be less than $1,000,000,000.

6.9 Fundamental Changes; Disposition of Assets; Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries or Controlled Minority Holdings to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or Property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, except:

(a)(i) any Subsidiary of Borrower may be merged with or into Borrower or any Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, Property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor; provided, in the case of such a merger, Borrower or such Guarantor, as applicable shall be the continuing or surviving Person; (ii) any Controlled Group Member may be merged with or into Borrower or any Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, Property or assets may be conveyed, sold, leased, transferred or

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otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor; and (iii) any Group Member that is not a Credit Party may be merged with or into any other Group Member that is not a Credit Party;

(b) disposals of obsolete, worn out or surplus Property;

(c) [Intentionally Omitted];

(d) Investments made in accordance with Section 6.7(a) and other Investments permitted pursuant to Section 5.20;

(e) Permitted Leases;

(f) Scheduled Dispositions described on Schedule 6.9 provided that the Net Asset Sale Proceeds therefrom are applied in accordance with Section 2.10(a);

(g) [Intentionally Omitted];

(h) Asset Sales pursuant to “buy-sell,” “put-call” or similar arrangements in joint venture agreements in effect on the date hereof;

(i) reciprocal easement agreements existing as of the Closing Date or entered into in connection with Permitted Leases, Development Assets and Redevelopment Assets; provided, that such easements constitute Permitted Liens;

(j) [Intentionally Omitted];

(k) Asset Sales in the ordinary course (including out parcel sales) for a purchase price (minus the amount of transaction expenses directly incurred by a Controlled Group Member in connection with such Asset Sales) not exceeding $10,000,000 individually or $30,000,000 in the aggregate; or

(l) Licenses of intellectual property in the ordinary course of business on arms’ length terms.

6.10 No Speculative Transactions. No Credit Party shall, nor shall it permit any of its Subsidiaries or Controlled Minority Holdings to, engage in any speculative transaction involving Interest Rate Agreements or Currency Agreements or in any transaction involving Hedge Agreements for the sole purpose of non-speculative hedging in the normal course of business or to the extent required pursuant to the terms of any Indebtedness of any Group Member.

6.11 Sales and Lease-Backs. Except as permitted pursuant to Section 5.20 and on terms acceptable to Administrative Agent, no Credit Party shall, nor shall it permit any of its Subsidiaries or Controlled Minority Holdings, directly or indirectly, to become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any Property, whether now owned or hereafter acquired, which such Credit Party (a) following the Closing Date, has sold or transferred or is to sell or to transfer to any

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other Person (other than a Credit Party), or (b) intends to use for substantially the same purpose as any other Property which has been or is to be sold or transferred by such Credit Party to any Person (other than a Credit Party), in connection with such lease.

6.12 Transactions with Shareholders and Affiliates. Except as permitted pursuant to Section 5.20 and pursuant to Contractual Obligations (i) in effect on (and disclosed to the Administrative Agent prior to) the Closing Date or (ii) otherwise on terms reasonably acceptable to Administrative Agent, no Credit Party shall, nor shall it permit any of its Subsidiaries or Controlled Minority Holdings, directly or indirectly, to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any Property or the rendering of any service) with any Affiliate of a Controlled Group Member, that is not a Credit Party or Controlled Group Member, on terms that are less favorable to such other Controlled Group Member, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate.

6.13 Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries or Controlled Minority Holdings to, engage in any business other than the businesses engaged in by the Controlled Group Members on the Closing Date and similar or related businesses.

6.14 Permitted Activities of Parent and Exempt Subsidiaries.

(a) Parent shall not (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever (other than (x) Capital Stock issued and outstanding as of the Closing Date and any other Capital Stock that is not mandatorily redeemable at any time (y) the Parent Subordinated Indebtedness, and (z) liabilities associated with employment of officers, directors and employees of Parent); (ii) create or suffer to exist any Lien upon any Property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (iii) engage in any business or activity or own any assets other than (A) holding Capital Stock of Borrower and each of its qualified REIT Subsidiaries or any Subsidiaries, (B) performing its obligations and activities incidental thereto under the Credit Documents, its Organizational Documents, and other Contractual Obligations existing as of the Closing Date or in connection with an M&A Transaction and (C) making Restricted Payments and Investments solely to the extent permitted by this Agreement; (iv) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (v) sell or otherwise dispose of any Capital Stock of any of its Subsidiaries or Minority Holdings except as permitted by the Credit Documents; (vi) create or acquire any Subsidiary or make or own any Investment in any Person other than Borrower; or (vii) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

(b) No Exempt Subsidiary shall (i) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever; (ii) create or suffer to exist any Lien upon any Property or assets now owned or hereafter acquired by it; (iii) engage in any business or activity or own any assets other than holding Capital Stock of other

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Group Members owned on the Closing Date or (iv) at any time receive or hold any Cash, Cash Equivalents or other Property (other than as provided in clause (iii) above) or maintain any deposit accounts or other accounts.

6.15 Fiscal Year. No Credit Party shall, nor shall it permit any of its Subsidiaries or Controlled Minority Holdings to change its Fiscal Year-end from December 31.

6.16 Changes to Constituent Documents. No Credit Party shall, nor shall it permit any of its Subsidiaries or Controlled Minority Holdings to, change its capital structure (including in the terms of its outstanding Capital Stock) or, without the prior written approval of Administrative Agent, otherwise amend its Constituent Documents or any joint venture agreements, except for changes and amendments, in each case, that do not materially and adversely affect the rights and privileges of Parent or any Subsidiary of Parent and do not materially adversely affect the interests of the Secured Parties under the Loan Documents (including any adverse affect on the ability of any Controlled Group Member to make distributions of income and other amounts pursuant to Section 5.17) or in the Collateral.

6.17 Development and Redevelopment Project. No Controlled Group Member shall directly or indirectly enter into, incur, guaranty or otherwise become or remain directly or indirectly liable pursuant to any Contractual Obligation for any future development or redevelopment projects, other than those development or redevelopment projects that are set forth on Schedules VI, VII and/or 4.15; provided, that the foregoing shall not restrict a Controlled Group Member from entering into non-binding letters of interest or intent and undertaking feasibility studies with respect to, or otherwise investigating, future development or redevelopment projects disclosed to the Administrative Agent from time to time and to the extent any expenditure in connection therewith is permitted by Section 5.20.

6.18 Amendments or Waivers of with respect to Subordinated Indebtedness. No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of the Parent Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on the Parent Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of the Parent Subordinated Indebtedness (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional material rights on the holders of the Parent Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Lender.

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SECTION 7. GUARANTY

7.1 Guaranty of the Obligations. Subject to the provisions of Sections 7.2 and 7.13, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Secured Parties the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

7.2 Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled, subject to the limitations contained in Section 7.13, to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

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7.3 Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Secured Parties, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Secured Parties as aforesaid.

7.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) subject to Section 8.2, Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Secured Party with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed

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Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or any Hedge Agreements; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any

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agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of Parent or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Secured Party in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure,

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perfect or insure any security interest or lien or any Property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6 Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby agrees not to enforce or exercise any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Secured Party may have against Borrower, to all right, title and interest any Secured Party may have in any such collateral or security, and to any right any Secured Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Secured Parties and shall forthwith be paid over to Administrative Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7 Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such

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indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Secured Parties and shall forthwith be paid over to Administrative Agent for the benefit of Secured Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9 Authority of Guarantors or Borrower. It is not necessary for any Secured Party to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10 Financial Condition of Borrower. Any Credit Extension may be made to Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Secured Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Secured Party.

7.11 Bankruptcy, etc. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the

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Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Secured Parties that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12 Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Secured Party or any other Person effective as of the time of such Asset Sale.

7.13 Guaranty Limitation. The guaranty obligations pursuant to Section 7.1 of each of the Limited Guarantors shall be limited to an amount equal to the aggregate amount of loans and investments made from time to time by the Credit Parties (directly or indirectly) to the Limited Guarantors for the payment of acquisition, development and construction costs of the “Phase I Project” (as defined in and permitted by the Chicago Redevelopment Agreement); provided that, if the applicable restrictions in the Chicago Development Agreement shall at any time cease to apply, the limitation in this Section 7.13 shall be of no further effect.

SECTION 8. EVENTS OF DEFAULT

8.1 Events of Default. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise, (ii) any interest on any Loan or (iii) any fee or any other amount due hereunder within five days after the date due; or

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(b) Default under Other Agreements. (i) Failure by Borrower or any Controlled Group Member (other than an Immaterial Subsidiary) to pay when due any principal of or interest on or any other amount payable in respect of any Specified Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in a principal amount, individually or in the aggregate, of $50,000,000 or more, in each case beyond the grace period, if any, provided therefor; and (ii) breach or default (other than Existing Agreed Defaults) by any Controlled Group Member (other than an Immaterial Subsidiary) with respect to any other material term of (1) one or more items of Specified Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Specified Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Specified Indebtedness (or a trustee on behalf of such holder or holders) to cause, Specified Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided, however, that if any such Specified Indebtedness of any Controlled Group Member is non-recourse (excluding customary non-recourse carve-outs) to the Credit Parties then such Specified Indebtedness shall be excluded from the provisions of this Section 8.1(b) unless (1) either Borrower or Parent has (as of the Closing Date or at the time of default), in the aggregate, at least $50,000,000 of direct or indirect residual equity value (as reasonably determined by Administrative Agent consistent with the methodology used in preparing Schedule I) in the Controlled Group Member which has incurred such Indebtedness and (2) the default under such Specified Indebtedness is of the type described in clause (i) above or such Specified Indebtedness otherwise becomes or is declared by the holder or holders of such Specified Indebtedness (or a trustee on behalf of such holder or holders) to be due and payable (or mandatorily redeemable) prior to its stated maturity (including pursuant to any Existing Agreed Default); or

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Sections 2.3, 5.1(c), 5.1(f), 5.2(a), 5.7, 5.18 and 5.20 or Section 6; or

(d) Breach of Representations, etc. Any representation, warranty, certification or other written statement made or deemed made by any Credit Party in any Credit Document or in any written statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived (w) in the case of defaults under Sections 5.1(a) and 5.17, within two Business Days, (x) in the case of defaults under Section 5.1(d), within three Business Days, (y) in the case of defaults under Sections 5.11 and 5.12, within fifteen days and (z) in all other cases, within thirty days, in each case after the earlier of (i) a Specified Officer of such Credit Party becoming aware of such default and (ii) receipt by Borrower of notice from Administrative Agent of such default; or

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(f) Involuntary Bankruptcy; Appointment of Receiver, etc.

(i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Parent, Borrower or any Controlled Group Member (other than any Immaterial Subsidiary), in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed within 60 days; or any other similar relief shall be granted under any applicable federal or state law; or

(ii)(a) an involuntary case shall be commenced against Parent, Borrower or any Controlled Group Member (other than any Immaterial Subsidiary), under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; (b) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Parent or any of its Subsidiaries (other than any Immaterial Subsidiary), or over all or a substantial part of its property, shall have been entered; (c) there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Parent or any of its Subsidiaries (other than any Immaterial Subsidiary) for all or a substantial part of its property; or (d) a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Parent or any of its Subsidiaries; and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, stayed bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Parent, Borrower or any Controlled Group Member (other than any Immaterial Subsidiary), shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Parent or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Parent or any of its Subsidiaries (other than any Immaterial Subsidiary) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Parent or any of its Subsidiaries (or any committee thereof) (other than any Immaterial Subsidiary) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h) Judgments and Attachments. Any judgment, writ or warrant of attachment or similar process involving in one or more cases an amount in excess, individually or in the aggregate, of $30,000,000 or which could otherwise reasonably be expected to result in a Material Adverse Change (in either case to the extent not

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adequately covered by insurance as to which a solvent and unaffiliated insurance company has not disclaimed coverage following receipt of a claim) shall be entered or filed against Parent, Borrower or any Controlled Group Member or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

(j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in liability of Parent, Borrower or any Controlled Group Member or any of their respective ERISA Affiliates in excess of $30,000,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 412(n) of the Internal Revenue Code or under ERISA; or

(k) Material Adverse Change. There shall occur a Material Adverse Change; or

(l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect in all material respects (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral required to be perfected under the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability under any Credit Document to which it is a party.

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Borrower by Administrative Agent, (A) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Loans, and (II) all other Obligations; (B) all Revolving Commitments shall immediately terminate; and/or

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(C) Administrative Agent in its sole discretion may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents.

8.2 Standstill. Notwithstanding any other provision hereunder or under any other Credit Document, during the Standstill Period, no Agent or Lender shall take any Enforcement Action.

SECTION 9. AGENTS

9.1 Appointment of Agents.

(a) SPG is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes SPG to act as Syndication Agent in accordance with the terms hereof and the other Credit Documents. SPG is hereby appointed Administrative Agent, Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes SPG to act as Administrative Agent and Collateral Agent in accordance with the terms hereof and the other Credit Documents and Borrower consents to such appointment. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 (other than Sections 9.7 and 9.8(b)) are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Group Members. Each of Syndication Agent and each Additional Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. None of SPG, in its capacity as Syndication Agent, nor any Additional Agent shall have any obligations but shall be entitled to all benefits of this Section 9.

(b) Each Lender hereby acknowledges the appointment of SPG as the Collateral Agent, and hereby authorizes such Collateral Agent to take such action as agent on its behalf and to exercise all rights, powers and remedies that such Collateral Agent may have under the Collateral Documents.

9.2 Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

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9.3 General Immunity.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party, and Lender or any person providing the Settlement Service to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

(b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent’s gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, including any Assignment Agreement or other communication issues by any Settlement Service, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Group Members), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

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Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any the Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. Nothing in this Section 9.3 is intended to relieve Administrative Agent from responsibility for any of its duties or obligations under this Agreement or any other Credit Document.

9.4 Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Group Members or any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any Group Member for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5 Lenders’ Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Group Members in

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connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Parent and its Subsidiaries and the other Group Members. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender, by delivering its signature page to this Agreement, an Assignment or a joinder agreement and funding its Loan on the applicable Credit Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date or as of the date of such Assignment or joinder agreement.

9.6 Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7 Successor Administrative Agent and Collateral Agent.

(a) Administrative Agent may (as a result of events or circumstances arising after the Closing Date) resign at any time by giving thirty days’ prior written notice thereof to Lenders and Borrower, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by the Requisite Lenders.

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(b) Upon any such notice of resignation or such removal, Requisite Lenders may propose for consideration by Borrower (absent, except during the continuance of an Event of Default, Borrower having proposed a successor Administrative Agent which is reasonably acceptable to Requisite Lenders) a successor Administrative Agent. Any such proposed successor Administrative Agent shall, with the consent of Borrower and Requisite Lenders, be appointed as successor Administrative Agent hereunder; provided, that such consent of Borrower (i) shall not be unreasonably withheld, (ii) may be conditioned upon Borrower and the successor Administrative Agent (upon its appointment as Administrative Agent) executing an amendment to this Agreement (which shall be binding on the parties hereto) that provides for certain approval rights of Administrative Agent set forth in this Agreement (as reasonably selected by Borrower) to become vested in the Requisite Lenders, and (iii) shall not be required to be obtained if an Event of Default has occurred.

(c) Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall (notwithstanding Section 9.7(d)) inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. Any resignation or removal of SPG or its successor as Administrative Agent pursuant to this Section shall also constitute the resignation or removal of SPG or its successor as Collateral Agent, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder.

(d) If Administrative Agent resigns or is removed without the appointment of a successor Administrative Agent, the Requisite Lenders shall (until a successor Administrative Agent has been appointed in accordance with this Section 9.7) be deemed to be Administrative Agent for all purposes hereunder; provided, that until such time as a successor Administrative Agent has been so appointed, the resigning or removed Administrative Agent may in its capacity as Collateral Agent appoint a successor Collateral Agent for the purposes of holding the Collateral pursuant to the Credit Documents.

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9.8 Collateral Documents and Guaranty.

(a) Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrower, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

9.9 Collateral Matters Relating to Related Obligations. The benefit of the Credit Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Obligation arising under any Hedge Agreement or that is otherwise owed to Persons other than the Agents and the Lenders pursuant to this Agreement or any other Credit Document (collectively, “Related Obligations”) solely on the condition and understanding, as among the Agents and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Credit Documents and the Collateral to the extent expressly set forth in this Agreement and the other Credit Documents and to such extent the Collateral Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but each Agent is otherwise acting solely as agent for the Lenders and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty,

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the Collateral on behalf of and as agent for the holders of the Related Obligations, but each Agent is otherwise acting solely as agent for the Lenders and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Credit Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Credit Documents, by any Agent and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans and other Obligations to it arising under this Agreement or the other Credit Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Agents and the Lenders, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Credit Documents and (e) no holder of any Related Obligation shall exercise any right of setoff, banker’s lien or similar right except to the extent provided in Section 10.4 and then only to the extent such right is exercised in compliance with Section 2.13.

SECTION 10. MISCELLANEOUS

10.1 Notices.

(a) Notices Generally. Any notice or other communication herein required or permitted to be given to a Credit Party or any Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent; provided, further, any such notice or other communication shall at the request of Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.3(c) hereto as designated by Administrative Agent from time to time.

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and

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other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

10.2 Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (after receipt of a request setting forth in reasonable detail the basis for any claim under this Section 10.2) (a) all the actual and reasonable costs and expenses of the Agents (including, to the extent not covered as an Agent hereby, SPG) for the preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the reasonable out-of-pocket costs of furnishing all opinions by counsel for Borrower and the other Credit Parties; (c) the reasonable fees, expenses and disbursements of counsel to Agents (including, to the extent not covered as an Agent hereby, SPG), in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) all the actual costs and reasonable fees, expenses and disbursements of any external auditors, accountants, consultants or external appraisers; (f) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any outside appraisers, consultants, advisors and agents retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable costs and expenses incurred by each Agent in the negotiation, preparation and execution of this Agreement , the other Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys’ fees (which shall be limited to the reasonable attorneys’ fees of (w) one primary counsel to the Agents, (x) one primary counsel to the Lenders, (y) special counsel to the Agents and the Lenders in each appropriate jurisdiction or specialty (as reasonably determined by Administrative Agent), and (z) in the event that the interests of any Lender or any group of Lenders (other than all the Lenders) are distinctly or disproportionately affected, one additional

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counsel for each such Lender or group of Lenders) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings.

10.3 Indemnity.

(a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, directors, trustees, employees, agents, sub-agents and Affiliates of each Agent and each Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence, bad faith or willful misconduct of that Indemnitee (as determined by a final, non-appealable judgment of a court of competent jurisdiction). To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against each Lender, each Agent and each of their respective Affiliates, directors, employees, attorneys, agents or sub-agents, on any theory of liability, for indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith.

10.4 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized, subject to Section 8.2, by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness

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evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto and participations therein or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

10.5 Amendments and Waivers.

(a) Requisite Lenders’ Consent. Subject to Sections 9.7(b), 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

(b) Affected Lenders’ Consent. Without the written consent of each Lender that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of any Loan or Note;

(ii) waive, reduce or (except as permitted pursuant to clause (i) above) postpone any scheduled repayment (but not any mandatory prepayment);

(iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.6);

(iv) extend the time for payment of any such interest or fees;

(v) reduce the principal amount of any Loan;

(vi) amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c);

(vii) amend the definition of “Requisite Lenders” or “Pro Rata Share”;

(viii) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

(ix) consent to the assignment or transfer by Borrower of any of its rights and obligations under any Credit Document.

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(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 or Section 9.7(b) shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6 Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of (x) a written or electronic confirmation of an assignment issued by a Settlement Service pursuant to Section 10.6(d) (a “Settlement Confirmation”) or (y) an Assignment Agreement effecting the assignment or transfer thereof, in each case, as provided in Section 10.6(d). Each assignment shall be recorded in the Register on the Business Day the Settlement Confirmation or Assignment Agreement is received by Administrative Agent, if received by 12:00 noon New York City time, and on the following Business Day if received after such time, prompt notice thereof shall be provided to Borrower and a copy of such Assignment Agreement or Settlement Confirmation shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

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(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Loans owing to it or other Obligations (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan, provided, further, that notwithstanding any assignment of all or a portion of its Commitment, the Initial Lender shall remain obligated with respect to its Revolving Commitment unless and to the extent of an assignment to an Eligible Assignee made with the consent of the Borrower (such consent not to be unreasonably withheld or delayed):

(i) to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to Borrower and Administrative Agent; and

(ii) to any Person meeting the criteria of clause (ii) of the definition of the term of “Eligible Assignee” upon giving of notice to Borrower and Administrative Agent; provided, further, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of the Loan of the assigning Lender).

(d) Mechanics. Assignments of Loans by Lenders may be made via an electronic settlement system acceptable to Administrative Agent as designated in writing from time to time to the Lenders by Administrative Agent (the “Settlement Service”). Each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this Section 10.6 (including the requirements of Section 10.6(i)). Each assignor Lender and proposed assignee shall comply with the requirements of the Settlement Service in connection with effecting any transfer of Loans pursuant to the Settlement Service. Administrative Agent’s and Borrower’s consent shall be deemed to have been granted pursuant to Section 10.6(c)(ii) with respect to any transfer effected through the Settlement Service. Subject to the other requirements of this Section 10.6, assignments and assumptions of Loans may also be effected by manual execution delivery to Administrative Agent of an Assignment Agreement with the prior written consent of Administrative Agent (such consent not to be unreasonably withheld or delayed). Initially, assignments and assumptions of Loans shall be effected by such manual execution until Administrative Agent notifies Lenders to the contrary. In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.16(c). Notwithstanding anything herein or in any Assignment Agreement to the contrary and (i) unless notice to the contrary is delivered to the Lenders from Administrative Agent or (ii) so long as no Event of Default has occurred and is continuing, payment to the assignor by the assignee in respect of the settlement of an assignment of any Loan shall include such compensation to the assignor as may be agreed upon by the assignor and the assignee with respect to all unpaid interest which has accrued on such Loan to but

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excluding the Assignment Effective Date. On and after the applicable Assignment Effective Date, the applicable assignee shall be entitled to receive all interest paid or payable with respect to the assigned Loan, whether such interest accrued before or after the applicable Assignment Effective Date.

(e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans in violation of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control).

(f) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new outstanding Loans of the assignee and/or the assigning Lender.

(g) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than any Group Member or any of their Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or

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fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. Borrower agrees that each participant shall be entitled to the benefits of Sections 2.14(c), 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Borrower’s prior written consent and (ii) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of Borrower, to comply with Section 2.16 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender agrees that in connection with any participation it will not provide Nonpublic Information to any participant or potential participant unless such Person agrees to be bound by the confidentiality provisions hereof, to be subject to the terms of Section 10.6(i) and represents and warrants to such Lender (without such Lender assuming any liability with respect the accuracy of such representation and warranty) that it is not and will not, directly or indirectly through any Affiliate or other Person be a purchaser in any M&A Transaction; provided, that Borrower shall be a third party beneficiary of the representations and warranties made by any such participant or potential participant as described in this sentence.

(h) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided, further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(i) Prospective Lenders and Assignees. Administrative Agent shall require (except to the extent otherwise approved by Borrower in its reasonable discretion) that any prospective Lender or Eligible Assignee (A) agrees to be bound by the

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confidentiality provisions hereof and (B) either (i) represents to Borrower that it is not and will not, directly or indirectly through any Affiliate or other Person be a purchaser in any M&A Transaction or (ii) agrees that it will not receive any material Nonpublic Information with respect to Parent or its Subsidiaries; provided, however, that none of the Arranger, Administrative Agent or any other Agent or the Lenders (other than such prospective Lender or Eligible Assignee making such representation) shall assume any obligation or liability with respect thereto.

10.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.14(c), 2.15, 2.16, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.13, 9.3(b) and 9.6 shall survive the payment of the Loans and the termination of this Agreement.

10.9 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or any Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and

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remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11 Severability. In case any provision in or obligation hereunder or under any other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12 Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.13 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

10.15 CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES

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EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

10.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.17 Confidentiality. Each Lender shall hold all Nonpublic Information regarding Parent, its Subsidiaries and its other Affiliates and their respective businesses in accordance with such Lender’s customary procedures for handling confidential information of such nature and in accordance with prudent lending and investment practice for this type of transaction, it being understood and agreed by Borrower that, in any event, a Lender may make (a) disclosures of such information to Affiliates of such Lender and to their agents and advisors (and to other Person authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), provided, that any Nonpublic Information received by any such Person regarding Parent or its Subsidiaries

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(including, without limitation, with respect to any non-public communication regarding any proposed amendment, waiver or consent or other Nonpublic Information under this Agreement) shall be used by such person solely in its capacity as a Lender (or in the case of any such Affiliate, agent, advisor or other Person, solely for the purposes specified in this clause (a)) and shall not be used in any other capacity whatsoever, including, without limitation, in relation to any proposed M&A Transaction; (b) subject to Section 10.6(g) and (i), disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17), (c) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, and (d) disclosures required or requested by any Governmental Authority or representative thereof or by the NAIC or other applicable self-regulatory organizations or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such Nonpublic Information prior to disclosure of such information.

In no event shall any Lender be obligated or required to return any materials furnished by Borrower; provided, however, each offeree shall be required to agree that if it does not become a transferee it shall return all materials furnished to it by Borrower or any Lender in connection with this Agreement. This Section 10.17 and any and all confidentiality agreements entered into between any Lender and Borrower shall survive the execution of this Agreement.

10.18 Exercise of Administrative Agent’s Discretion. With respect to any matter set forth in this Agreement requiring the approval or consent of, or conferring a request right upon, Administrative Agent, Administrative Agent shall exercise such approval, consent or request right in a commercially reasonable manner, unless another standard is expressly provided for hereunder with respect thereto; provided, however, that Borrower shall be the sole beneficiaries of, and shall be the only Persons entitle to enforce, this Section 10.18.

10.19 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the

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amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower.

10.20 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

10.21 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.22 Entire Agreement. This Agreement, together with all of the other Credit Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the terms of this Agreement and any other Credit Document, the terms of this Agreement shall govern.

10.23 Patriot Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Act.

10.24 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

THE MILLS LIMITED PARTNERSHIP,

By:	THE MILLS CORPORATION,
its General Partner

By:
Name:
	Title:	Chief Executive Officer and President

THE MILLS CORPORATION

By:
Name:
	Title:	Chief Executive Officer and President

MILLSSERVICES CORP.

By:
Name:
	Title:	Authorized Signatory

MANAGEMENT ASSOCIATES LIMITED PARTNERSHIP

By:	MILLS MANAGEMENT L.L.C.,
its General Partner

By:	THE MILLS LIMITED PARTNERSHIP,
its Manager

By:	THE MILLS CORPORATION,
its General Partner

By:
Name:
	Title:	Chief Executive Officer and President

By:	THE MILLS LIMITED PARTNERSHIP,
its Manager

[SIGNATURE PAGE TO CREDIT AND GUARANTY AGREEMENT]

By:	THE MILLS CORPORATION,
its General Partner

By:
Name:
	Title:	Chief Executive Officer and President

BLOCK 37, L.L.C.

By:	MILLSSERVICES CORP.,
its Manager

By:
Name:
	Title:	Authorized Signatory

108 NORTH STATE STREET II, L.L.C.

By:	MILLSSERVICES CORP.,
its Manager

By:
Name:
	Title:	Authorized Signatory

BLOCK 37 RESIDUAL, L.L.C.

By:	MILLSSERVICES CORP.,
its Manager

By:
Name:
	Title:	Authorized Signatory

BROWARD MALL INVESTORS, L.P.

By:	MILLS HOLDINGS INVESTORS II GP, L.L.C.,
its General Partner

By:	MILLS HOLDINGS II, L.P.,
its General Partner

[SIGNATURE PAGE TO CREDIT AND GUARANTY AGREEMENT]

By:	THE MILLS CORPORATION,
its General Partner

By:
Name:
	Title:	Chief Executive Officer and President

DOVER COMMONS INVESTORS, L.P.

By:	MILLS HOLDINGS INVESTORS II GP, L.L.C.,
its General Partner

By:	MILLS HOLDINGS II, L.P.,
its Manager

By:	THE MILLS LIMITED PARTNERSHIP,
its General Manager

By:	THE MILLS CORPORATION,
its General Partner

By:
Name:
	Title:	Chief Executive Officer and President

DOVER MALL INVESTORS, L.P.

By:	MILLS CF HOLDINGS INVESTORS II GP, L.L.C.,
its General Partner

By:	MILLS CF HOLDINGS II, L.P.,
its Manager

By:	THE MILLS LIMITED PARTNERSHIP,
its General Manager

By:	THE MILLS CORPORATION,
its General Partner

By:
Name:
	Title:	Chief Executive Officer and President

[SIGNATURE PAGE TO CREDIT AND GUARANTY AGREEMENT]

MEADOWLANDS MILLS, L.L.C.

By:	THE MILLS LIMITED PARTNERSHIP,
its Manager

By:	THE MILLS CORPORATION,
its sole General Partner

By:
Name:
	Title:	Chief Executive Officer and President

KATY MILLS, L.L.C.

By:	THE MILLS LIMITED PARTNERSHIP,
its Manager

By:	THE MILLS CORPORATION,
its sole General Partner

By:
Name:
	Title:	Chief Executive Officer and President

MILLS SUPER-REGIONAL MALLS GP, L.L.C.

By:	THE MILLS LIMITED PARTNERSHIP,
its Manager

By:	THE MILLS CORPORATION,
its sole General Partner

By:
Name:
	Title:	Chief Executive Officer and President

[SIGNATURE PAGE TO CREDIT AND GUARANTY AGREEMENT]

MAINSTREET RETAIL LIMITED PARTNERSHIP

By:	MILLS MANAGEMENT L.L.C.,
its General Partner

By:	THE MILLS LIMITED PARTNERSHIP,
its Manager

By:	THE MILLS CORPORATION,
its sole General Partner

By:
Name:
	Title:	Chief Executive Officer and President

ESPLANADE MALL INVESTORS, L.P.

By:	MILLS CF HOLDINGS INVESTORS GP, L.L.C.,
its General Partner

By:	MILLS CF HOLDINGS, L.P.
its Manager

By:	THE MILLS LIMITED PARTNERSHIP,
its General Partner

By:	THE MILLS CORPORATION,
its General Partner

By:
Name:
	Title:	Chief Executive Officer and President

NORTHPARK MALL INVESTORS, L.P.

By:	MILLS CF HOLDINGS INVESTORS GP, L.L.C.,
its General Partner

By:	MILLS CF HOLDINGS, L.P.
its Manager

[SIGNATURE PAGE TO CREDIT AND GUARANTY AGREEMENT]

By:	THE MILLS LIMITED PARTNERSHIP,
its General Partner

By:	THE MILLS CORPORATION,
its General Partner

By:
Name:
	Title:	Chief Executive Officer and President

WHITE PLAINS GALLERIA INVESTORS, L.P.

By:	MILLS CF HOLDINGS INVESTORS GP, L.L.C.,
its General Partner

By:	MILLS CF HOLDINGS, L.P.
its Manager

By:	THE MILLS LIMITED PARTNERSHIP,
its General Partner

By:	THE MILLS CORPORATION,
its General Partner

By:
Name:
	Title:	Chief Executive Officer and President

CINCINNATI MILLS, L.L.C.

By:	THE MILLS LIMITED PARTNERSHIP,
its Manager

By:	THE MILLS CORPORATION,
its General Partner

By:
Name:
	Title:	Chief Executive Officer and President

[SIGNATURE PAGE TO CREDIT AND GUARANTY AGREEMENT]

DEL AMO MILLS, L.L.C.

By:	THE MILLS LIMITED PARTNERSHIP,
its Manager

By:	THE MILLS CORPORATION,
its General Partner

By:
Name:
	Title:	Chief Executive Officer and President

MILLS GLOBAL II, L.L.C.

By:	THE MILLS LIMITED PARTNERSHIP,
its Manager

By:	THE MILLS CORPORATION,
its General Partner

By:
Name:
	Title:	Chief Executive Officer and President

MILLS ONTARIO ACQUISITIONS, L.L.C.

By:	THE MILLS LIMITED PARTNERSHIP,
its Manager

By:	THE MILLS CORPORATION,
its General Partner

By:
Name:
	Title:	Chief Executive Officer and President

VAUGHAN MILLS ADVISORY SERVICES, INC.

By:
Name:
	Title:	Authorized Signature

[SIGNATURE PAGE TO CREDIT AND GUARANTY AGREEMENT]

SIMON PROPERTY GROUP, L.P.

By: Simon Property Group, Inc.,
its general partner.
as Administrative Agent, Collateral Agent, Syndication Agent, Lead Arranger, and a Lender

By:	/s/ David Simon
Name:	David Simon
Title:	Chief Executive Officer

[SIGNATURE PAGE TO CREDIT AND GUARANTY AGREEMENT]